As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333-227067

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pre-Effective Amendment No. 2

Great American Life Insurance Company

(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 East Fourth Street, Cincinnati, Ohio 45202 / (513) 357-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber, Great American Life Insurance Company

301 East Fourth Street, Cincinnati, Ohio 45202 / (513) 357-3300

(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Individual Deferred Indexed Annuity Contract	$250,000,000	N/A Note 1	$250,000,000	$30,300 Note 2

Note 1	Proposed maximum offering price per unit is not applicable because these securities are not issued in predetermined amounts or units.
Note 2	This registration fee was previously paid in connection with the filing of Pre-Effective Amendment No. 1 to this Registration Statement on April 24, 2019.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX SUMMIT 6 ANNUITY

With Return of Premium Guarantee

PROSPECTUS DATED MAY 1, 2019

The Index Summit 6 SM annuity is an individual deferred indexed annuity contract issued by Great American Life Insurance Company®. It provides that we will pay the Annuity Payout Benefit to you in exchange for your Purchase Payments. It also provides a Death Benefit that will never be less than the return of premium guarantee.

The Contract offers you the opportunity to allocate funds to Crediting Strategies for one-year or two-year Terms. The Crediting Strategies include Indexed Strategies and a Declared Rate Strategy.

Indexed Strategies. Indexed Strategies provide returns based, in part, on the rise or fall of an Index, which may be a market index, such as the S&P 500 Index, or the share price of an exchange-traded fund, such as an iShares ETF. The value of an Indexed Strategy changes from day to day throughout each Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

At the end of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index over the Term or decreased for any fall in the applicable Index over the Term. For some Strategies, any increase for the Term is subject to a limit called the Cap. For others, any increase for the Term is subject to a limit called the Upside Participation Rate. For all Strategies, any decrease for the Term is subject to a limit called the Downside Participation Rate.

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The Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. We can change the Cap for each new Term of an Indexed Strategy. It will never be less than 1%.

•	If the rise in the Index is greater than the Cap, the increase for the Term will equal the Cap and will be less than the rise in the Index.

•	If the rise in the Index is equal to the Cap, the increase for the Term will equal both the Cap and the rise in the Index.

•	If the rise in the Index is less than the Cap, the increase for the Term will be less than the Cap and will equal the rise in the Index.

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The Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. We can change the Upside Participation Rate for each new Term of an Indexed Strategy. It never will be less than 5%. If the Upside Participation Rate for the Term is less than 100%, then the increase for the Term will be less than the rise in the Index.

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The Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The decrease for the Term will be only half of the fall in the Index.

Before the end of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage. The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

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The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap or Upside Participation Rate and the Downside Participation Rate.

•	The Amortized Option Cost is the initial Net Option Price amortized over the Term.

•	The Trading Cost is the estimated cost of selling the hypothetical options.

The Investment Base is the amount applied to the Indexed Strategy at the beginning of the current Term, adjusted proportionally for any withdrawals taken during the current Term and any related Early Withdrawal Charge. During the Term, the Investment Base remains unchanged except for proportional adjustments for withdrawals. The Investment Base does not include any increases or decreases for the Daily Value Percentage. It is the base amount to which such increases or decreases are applied when we calculate the value of an Indexed Strategy.

An Indexed Strategy includes a risk of potential loss, which may include both your original principal and prior earnings. This potential loss may exceed any decrease resulting from a fall in an Index due to the negative effect of the Amortized Option Cost and the Trading Cost and the deduction of applicable Early Withdrawal Charges.

For this Contract, we currently offer eight Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, and four have two-year Terms.

S&P 500 1-year Term with Cap

S&P 500 2-year Term with Cap

S&P 500 1-year Term with Participation Rate

S&P 500 2-year Term with Participation Rate

iShares MSCI EAFE ETF 1-year Term with Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate

Declared Rate Strategy. The Declared Rate Strategy earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Each Term of the Declared Rate Strategy is one-year long. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Availability of Crediting Strategies. One Indexed Strategy and a Declared Rate Strategy will always be available. At the end of a Term, we may eliminate a particular Crediting Strategy in our discretion. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances. A reduction in the number of available Crediting Strategies or a replacement of an underlying Index could materially limit the growth potential of your investment in this Contract. In the future, we may offer new Indexed Strategies with Downside Participation Rates that are greater than 50%. An allocation of funds to an Indexed Strategy with a higher Downside Participation Rate could materially increase the loss potential related to this Contract.

Early Withdrawal Charge. During the first six Contract Years, an Early Withdrawal Charge applies if you Surrender your Contract. It also applies to any withdrawal in excess of the Free Withdrawal Allowance, including automatic withdrawals and withdrawals taken to satisfy a required distribution.

Risk Factors for this Contract appear on pages 14-18 and pages 85-88. Indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Summit 6 annuity and its features, benefits, risks, and charges, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your Contract and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract. The provisions of the Contract may vary from state to state. All material state variations are identified in the State Variations section of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

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Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value.

•	All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt, or other investments. If you buy this Contract, you aren’t investing directly in an Index, in the stocks included in S&P 500 Index, in the securities or other assets held by an iShares ETF, in any underlying index tracked by an iShares ETF, or in the securities or other assets held by such underlying index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares MSCI EAFE ETF, the iShares U.S. Real Estate ETF or any data related thereto.

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The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In most states, you will bear the risk of any decreases in Indexed Strategy values before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1825218NW. Our form numbers for the Crediting Strategy endorsements to the Contract are E1825318NW, E1825418NW, E1825518NW, E1825618NW, E1825718NW, E1825818, E1825918NW, E1826018NW and E1826118NW. Our form number for the Death Benefit endorsement to this Contract is E1826318NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-227067.

SECTION I

INDEX SUMMIT 6 ANNUITY INFORMATION

SPECIAL TERMS

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. For each day, the Account Value is the sum of the current values of each Crediting Strategy, plus the current value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life the Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made. This is the date we apply your Account Value to the Annuity Payout Benefit and calculate the payment amount.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

CAP. For an Indexed Strategy with a Cap, the Cap is the largest rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. The Cap is also used in the calculation of the Daily Value Percentage for that Strategy before the end of the Term. We set the Cap for each Term of a Cap Strategy before the first day of that Term. For a given Term, we may set a different Cap for amounts attributable to Purchase Payments received on different dates.

CONTRACT. The annuity contract that is a legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY (STRATEGY). A specified method by which declared interest is set or values are calculated. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DAILY VALUE PERCENTAGE. The Daily Value Percentage is used to determine the value of an Indexed Strategy before the end of a Term. For each day of a Term of an Indexed Strategy before the final Market Day of the Term, the Daily Value Percentage is equal to: (1) the Net Option Price for that day; minus (2) the Amortized Option Cost for that day; and minus (3) the Trading Cost for that day.

See the next section (Special Terms Related to Daily Value Percentage) for the definitions of Amortized Option Cost, Net Option Price, and Trading Cost.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

DOWNSIDE PARTICIPATION RATE. For an Indexed Strategy, the Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Downside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. The Downside Participation Rate we set for an Indexed Strategy will apply to every Term of that Indexed Strategy. For every Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. If we offer a new Indexed Strategy in the future, the Downside Participation Rate for the Strategy may be more or less than 50%.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first six Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that might otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund (ETF) used to calculate the value of an Indexed Strategy. The Index at the start of a Term is its level or price at the last Market Close on or before the first day of that Term. The Index at the end of a Term is its level or price at the final Market Close of that Term.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in the level or price of an Index over a Term.

INVESTMENT BASE. The base amount used to calculate the value of an Indexed Strategy. The Investment Base is the amount applied to an Indexed Strategy at the start of a current Term, adjusted proportionally for any withdrawal during the Term and any related Early Withdrawal Charge. An Investment Base is not used to calculate the value of a Declared Rate Strategy.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Index.

MARKET DAY. Each day that all markets that are used to measure the available Indexes are open for regular trading.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or a Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is determined after deducting any taxes withheld from the payment and after deducting any fee charged by the person remitting payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held until it is applied to a Crediting Strategy on a Strategy Application Date.

REQUEST IN GOOD ORDER. An election or a request that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

An election or a request is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the election or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the election or the request. If you have any questions, you should contact us or your registered representative before submitting your election or your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. For each day, the Surrender Value is the Account Value on that day minus the Early Withdrawal Charge that would apply on a Surrender of the Contract. The Surrender Value will reflect the applicable Strategy values as calculated on that day.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or values are calculated. Terms are either one year long or two years long. Each Term will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

UPSIDE PARTICIPATION RATE. For an Indexed Strategy with an Upside Participation Rate, the Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Upside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. We set the Upside Participation Rate for each Term of a Participation Rate Strategy before the first day of that Term. For a given Term, we may set a different Upside Participation Rate for amounts attributable to Purchase Payments received on different dates.

SPECIAL TERMS RELATED TO DAILY VALUE PERCENTAGE

AMORTIZED OPTION COST. The Amortized Option Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Amortized Cost for a day is calculated at the last Market Close on or before that day. The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long or by 730 days if that Term is two years long. The initial Net Option Price is the Net Option Price calculated at the start of the Term.

NET OPTION PRICE. The Net Option Price is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy on each day before the final Market Day of a Term. The Net Option Price for a day is calculated at the last Market Close on or before that day.

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For strategies with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

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For strategies with an Upside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

The option prices in these formulas reflect the possible future change in the Index over the remainder of the Term. The formulas take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate.

ATM CALL OPTION PRICE. The calculated price of a hypothetical at-the-money call option. The hypothetical at-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

ATM PUT OPTION PRICE. The calculated price of a hypothetical at-the-money put option. The hypothetical at-the-money put option is one that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

OTM CALL OPTION PRICE. The calculated price of a hypothetical out-of-the-money call option. The hypothetical out-of-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term, but only if and to the extent that rise exceeds the Cap for that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

TRADING COST. The Trading Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Trading Cost is the estimated cost of selling the hypothetical options before the end of a Term. The Trading Cost for a day is a percentage set by us by the last Market Close on or before that day. The Trading Cost reflects the average market difference between option bid-ask average prices and option bid prices.

SUMMARY

The Great American Life Index Summit 6 annuity is an individual deferred indexed annuity contract that may help you accumulate retirement savings. The Contract is intended for long-term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The key features of the Contract are described in this Summary. Read this entire prospectus for more detailed information about the Contract.

Benefits

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The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

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The Cash Benefit lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first six Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

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The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit value. It will never be less than the Return of Premium Guarantee, which will be equal to your Purchase Payments, reduced proportionally for withdrawals.

Purchase Payments and Issue Age

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies

For this Contract, we currently offer eight Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, and four have two-year Terms.

S&P 500 1-year Term with Cap

S&P 500 2-year Term with Cap

S&P 500 1-year Term with Participation Rate

S&P 500 2-year Term with Participation Rate

iShares MSCI EAFE ETF 1-year Term with Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate

Indexed Strategy Value

The value of an Indexed Strategy changes from day to day throughout each Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

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Once the last Market Day of the Term has been reached, the value of an Indexed Strategy is equal to the Investment Base increased for any rise in the applicable Index over that Term or decreased for any fall in the applicable Index over that Term. Any increase for the Term is limited by the Cap or Upside Participation Rate for the Term. Any decrease for the Term is limited by the Downside Participation Rate.

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On each day before the last Market Day of the Term, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage as of the most recent Market Close.

A withdrawal reduces the Strategy value by the amount of the withdrawal and any related Early Withdrawal Charge.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base.

At the start of a Term, the Investment Base of an Indexed Strategy is equal to the amount applied to that Strategy for that Term. The Investment Base will not change during a Term unless there is a withdrawal. For example, if $60,000 is applied to a given Indexed Strategy at the beginning of a Term, and there are no withdrawals, then the Investment Base throughout that Term will be $60,000.

A withdrawal reduces the Investment Base by the amount that is proportional to the reduction in the Strategy value on account of the withdrawal and any related Early Withdrawal Charge. For example, if a withdrawal and the related Early Withdrawal Charge are equal to 35% of the Strategy value, then the Investment Base for that Strategy will be reduced by 35%.

This means the dollar amount of the proportional reduction in the Investment Base will not be the same as the dollar amount of the withdrawal and the Early Withdrawal Charge.

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If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the proportional reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

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If the Strategy value immediately before the withdrawal is less than the Investment Base, then the proportional reduction in the Investment Base will be greater than the withdrawal and the related Early Withdrawal Charge.

Indexed Strategy Value at End of Term

At the end of a Term, the value of an Indexed Strategy is equal to the Investment Base increased for any rise in the Index or decreased for any fall in the Index over the Term. Any increase for the Term is limited by a Cap or an Upside Participation Rate. Any decrease for a Term is limited by the Downside Participation Rate.

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If the Index rises over the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap. For example, if the Index rises by 20% over the Term and the applicable Cap is 12%, then the value of the Strategy at the end of the Term is equal to the Investment Base increased by 12%. If the Index rises by 9% over the Term and the applicable Cap is 12%, then the value of the Strategy at the end of the Term is equal to the Investment Base increased by 9%.

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If the Index rises over the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for the Term multiplied by the rise in the Index. For example, if the Index rises by 20% over the Term and the applicable Upside Participation Rate is 75%, then the Strategy value at the end of the Term will equal the Investment Base increased by 15%.

•

If the Index falls over the Term, then the Strategy value at the end of the Term will be the Investment Base decreased by your share of the fall in the Index. Your share of any fall in the Index is equal to the Downside Participation Rate multiplied by the fall in the Index. For example, if the Index falls by 20% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of a Term will equal the Investment Base decreased by 10%. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 50%.

We set the Caps and Upside Participation Rates for each Indexed Strategy prior to the start of each Term. This means Caps and Upside Participation Rates may change for each Term. A Cap will never be lower than 1%. An Upside Participation Rate will never be less than 5%. At least 10 days before the next Term starts, we will post the Caps and Upside Participation Rates that will apply to the Indexed Strategies for that next Term on our website.

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

For each Term of each Indexed Strategy that we currently offer with this Contact, the Downside Participation Rate is 50%. The Downside Participation for these Indexed Strategies will not change.

Indexed Strategy Value before End of Term

Before the end of a Term, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage. For example, if the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is 8%, then the value of your Strategy on that day is equal to $108,000 ($100,000 Investment Base, increased by $100,000 x 8%). If the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is -4%, then the value of your Strategy on that day is equal to $96,000 ($100,000 Investment Base, decreased by $100,000 x -4%).

The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

•

The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap or Upside Participation Rate and the Downside Participation Rate.

•	The Amortized Option Cost is the initial cost of those options amortized over the Term.

•	The Trading Cost is the estimated cost of selling those options.

Here is the formula we use to calculate the Daily Value Percentage.

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Examples. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy. You do not take any withdrawals during that Term, which means your Investment Base on each day of that Term is $100,000.

	On Day 30 of the Term	On Day 253 of the Term
Assumptions
Net Option Price	1.61%	10.00%
Amortized Option Cost	2.11%	0.70%
Trading Cost	0.20%	0.20%
Calculations
Daily Value Percentage	-0.70% (1.61% - 2.11% - 0.20%)	9.10% (10.00% - 0.70% - 0.20%)
Dollar amount of increase/decrease	$700 decrease ($100,000 x - 0.70%)	$9,100 increase ($100,000 x 9.10%)
Strategy value	$99,300 ($100,000 - $700)	$109,100 ($100,000 + $9,100)

Declared Rate Strategy

Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. Each Term of the Declared Rate Strategy is one year long. A Declared Rate will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Strategy Renewals and Reallocations

At the end of each Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

•	If you reallocate, then we will apply the ending values of the Crediting Strategies to a new Term of the Crediting Strategies that you select.

•	If you do not reallocate, then we will apply the ending value of each Crediting Strategy to a new Term of that same Strategy.

You cannot reallocate your value among Crediting Strategies during a Term. We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation.

Access to Your Money through Withdrawals

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date. A withdrawal from an Indexed Strategy will reduce the Account Value by the amount of the withdrawal. A withdrawal during a Term will reduce the Investment Base, which is used to calculate subsequent Strategy values for that Term, by an amount that is proportional to the reduction in the Indexed Strategy due to the withdrawal.

Early Withdrawal Charge

An Early Withdrawal Charge applies during the first six Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance.

•	For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us.

•	For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary.

Payout Options

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•	Fixed Period Payout

•	Life Payout

•	Life Payout with Payments for at Least a Fixed Period

•	Joint and One-Half Survivor Payout

Death Benefit

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit value is the greater of: (1) the Account Value as of the applicable date; or (2) the Return of Premium Guarantee, which will be equal to your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts deducted to pay Early Withdrawal Charges.

Tax Deferral

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. In some states, the refund amount is equal to the Purchase Payments. In other states, the refund amount is equal to the Account Value on the day that we receive a cancellation request. In this case, an owner bears the risk of changes in Indexed Strategy values before cancellation. See the Right to Cancel (Free Look) section for more information about your cancellation rights and the State Variations section of this prospectus for more information about state variations that apply to cancellation rights.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Indexed Strategies

There is a significant risk of loss of principal and prior earnings if you allocate your Purchase Payment(s) to an Indexed Strategy. Such a loss may be substantial. This risk exists because, at the end of that Term, you can lose up to 50% of the money allocated to an Indexed Strategy. In addition, before the end of a Term, the value of an Indexed Strategy may be even less than 50% of the money allocated to that Indexed Strategy because the loss will include a reduction for the Amortized Option Cost and the Trading Cost. If you allocate money to one or more Indexed Strategies over multiple Terms, you may lose money each Term, which may result in a cumulative loss that is greater than 50% of your Purchase Payment(s).

If we offer a new Indexed Strategy in the future, the Downside Participation Rate for the Strategy may be more or less than 50%. The risk of loss of principal will be greater if you allocate money to a Strategy with a higher Downside Participation Rate. In a worst case scenario, if we eliminate all of the current Indexed Strategies and offer only new Indexed Strategies with higher Downside Participation Rates, then your risk of loss of principal will increase unless you allocate all of your money to the Declared Rate Strategy.

Loss of Principal Related to Early Withdrawal Charge

There is also a risk of loss of principal and prior earnings if you take a withdrawal from your Contract or Surrender it during the first six Contract Years and an Early Withdrawal Charge applies. This risk exists for each Strategy, including the Declared Rate Strategy. An Early Withdrawal Charge will reduce the value of the Strategy. This reduction may exceed any prior earnings.

Long-Term Nature of Contract

The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Strategy Value at End of Term

If the Index rises over the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap. If the Index rises over the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for that Term multiplied by the rise in the Index. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy with a Cap will not fully reflect the corresponding rise in the Index over the Term and the return on money allocated to an Indexed Strategy with an Upside Participation Rate that is less than 100% will never reflect the entire corresponding rise in the Index over the Term.

Limits on Strategy Value before End of Term

Before the end of a Term, we calculate the value of an Indexed Strategy using a Daily Value Percentage that is not tied directly to the underlying Index. The Daily Value Percentage includes the prices of hypothetical options. Such option prices will vary from day to day. You will bear the risk that the Daily Value Percentage may decrease the Strategy value before the end of a Term.

The Daily Value Percentage includes deductions for the Amortized Option Cost and the Trading Cost, which means that any Strategy value before the end of a Term will almost always be less than the value suggested by the rise or fall of the Index. Because the Amortized Option Cost is a decreasing value, its negative impact on Strategy values will be more pronounced at the start of a Term than at the end of that Term. In addition, even if the Index rises, the Strategy value may be less than the Investment Base due to these deductions.

Strategy values are used to calculate the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. Accordingly, the Amortized Option Cost and Trading Cost will have a negative effect on such benefits taken before the end of a Term.

For more information on how we determine the prices of hypothetical options, see the Option Prices section of this Prospectus.

Limits on Reallocations

You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of a Crediting Strategy during a Term, you must take a withdrawal or Surrender your Contract.

Effect of Surrenders

If you Surrender your Contract at any time during the first six Contract Years and an Early Withdrawal Charge applies, the amount payable will reflect a deduction for the charge. If you Surrender your Contract at the end of a Term, the amount payable will reflect any rise or fall of the applicable Indexes over the Term, applicable Caps and Upside Participation Rates and the Downside Participation Rate. If you Surrender your Contract before the end of a Term, the amount payable will reflect the applicable Daily Value Percentage.

Effect of All Withdrawals

If you take a withdrawal at any time, we will reduce your Account Value by an amount equal to your withdrawal. If you take a withdrawal during the first six Contract Years and an Early Withdrawal Charge applies, we will also reduce your Account Value by the amount of the charge.

Each withdrawal from an Indexed Strategy, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will reduce the Account Value.

Timing and Effect of Withdrawals Before End of Term

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal.

•	If you take a withdrawal from an Indexed Strategy before the end of a Term, we will immediately reduce the Investment Base for that Indexed Strategy.

•	The reduction will be proportional to the reduction in the Account Value, which means that the proportional reduction in the Investment Base could be larger than the dollar amount of the withdrawal.

•

Reductions to the Investment Base will have a negative effect on any increases in the Indexed Strategy value for the remainder of that Term, but will reduce any decreases in the Indexed Strategy value for the remainder of that Term.

•	Once the Investment Base for an Indexed Strategy is reduced due to a withdrawal before the end of a Term, it will not increase at any time during the remainder of that Term.

Each withdrawal from an Indexed Strategy before the end of a Term, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will proportionally reduce the Investment Base.

No Ability to Determine Contract Values in Advance

We will process any withdrawal request at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the amount of the proportional reduction in the Investment Base due to the withdrawal. Likewise, you will not be able to determine in advance the amount payable upon Surrender, to be applied to the Annuity Payout Benefit or payable as the Death Benefit.

Changes in Caps, Upside Participation Rates, and Trading Cost

We set a Cap or an Upside Participation Rate for each new Term of an Indexed Strategy. The Cap or Upside Participation Rate for a new Term of an Indexed Strategy may be lower than its Cap or Upside Participation Rate for the current Term. A Cap may be as low as 1%. An Upside Participation Rate may be as low as 5%. You risk the possibility that the Cap or Upside Participation Rate for a new Term may be lower than you would find acceptable.

We may change the Trading Cost at any time due to changes in option prices. You bear the risk of any negative effect of an increase in the Trading Cost.

Changes in Declared Rates

We set a Declared Rate for each new one-year Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies

At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term. If funds are allocated to an Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy to the Declared Rate Strategy for the new Term.

We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy. This means that an Indexed Strategy you selected may not be available after the end of a Term because the amount to be applied to that Strategy is less than the minimum we set for the new Term. Likewise, the amount to be applied to an Indexed Strategy may be limited by the maximum we set for the new Term. At least 30 days before the end of each Term, we will send you a written notice with information about any maximum or minimum that will apply for the next Term. If funds cannot be applied to a Strategy due to the minimum or maximum we set for the next Term and you do not request a reallocation of those funds, we will apply the funds to the Declared Rate Strategy.

In these cases, the funds that we allocate to the Declared Rate Strategy may earn a return that is lower than the return those funds would have earned if they had been applied to the Indexed Strategy you selected.

If you choose to Surrender your Contract because a certain Indexed Strategy is no longer available, you may be subject to an Early Withdrawal Charge. There may be tax consequences if you Surrender your Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

Replacement of an Index

We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate any rise or fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate any rise or fall in the Index using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract

If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the values of Indexed Strategies with Terms that are not ending on the termination date.

No Direct Investment in S&P 500 Index

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. The S&P 500 Index is calculated without taking into account dividends paid on stocks that make up the S&P 500 Index. In addition, because the performance of an S&P 500 Indexed Strategy is linked to the performance of the S&P 500 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks.

No Direct Investment in an iShares ETF

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF or iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, the securities or other assets held by the fund, in any underlying index tracked by the fund, or in the securities or other assets held by such underlying index. In addition, because the performance of an iShares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index.

Divergence of Performance

The performance of an Indexed Strategy will diverge from the performance of the underlying Index because changes in the value of an Indexed Strategy at the end of a Term are subject to Caps or Upside Participation Rates and the Downside Participation Rate, and because changes in the value of an Indexed Strategy before the end of a Term are based on the Daily Value Percentage.

Market Risk Related to Indexes

Money allocated to an Indexed Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline over a Term. Likewise, money allocated to an Indexed Strategy that uses the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF is subject to the risk that the fund’s share price may decline over a Term. The level of the S&P 500 Index and the share prices of the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF may be volatile. Any such market loss in an amount up to the Downside Participation Rate will be reflected in the Indexed Strategy value. For example, with a Downside Participation Rate of 50%, the Indexed Strategy value will be reduced by 50% of a fall in the Index at the end of a Term. This risk applies even if you do not take a withdrawal before the end of a Term.

The historical performance of an Index does not guarantee future results.

S&P 500 Index. Any positive change in the S&P 500 Index over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because such total return will reflect dividend payments on those stocks and the S&P 500 Index will not reflect those dividend payments.

iShares MSCI EAFE ETF. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equites, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares MSCI EAFE ETF is set out in the Indexes section of this prospectus.

iShares U.S. Real Estate ETF. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares U.S. Real Estate ETF is set out in the Indexes section of this prospectus.

Market Risk Related to Option Prices

Before the end of a Term, money allocated to an Indexed Strategy is subject to the risk that changes in the related option prices may have a negative effect on the value of the Indexed Strategy. This risk applies only if you take a withdrawal before the end of a Term.

Regulatory Risk

Great American Life is not an investment company. Neither Great American Life nor the separate account that we established in connection with the Contracts is registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Our general account assets fund the guarantees provided in the Contracts. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We established a non-unitized separate account for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets in the non-unitized separate account are not chargeable with liabilities arising out of any other business that we conduct but may lose value. The non-unitized separate account differs from the unitized separate accounts that support our variable annuity contracts. As a result, unlike the owner of a traditional variable annuity who has a beneficial interest in, and participates in the performance of, the assets of the related unitized separate account, you do not have any interest in or claim on the assets in the non-unitized separate account and you will not participate in any way in the performance of assets held in that account.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages xx-xx.

•	Financial losses including those resulting from the following events:

•	Adverse developments in financial markets and deterioration in global economic conditions

•	Unfavorable interest rate environments

•	Losses on our investment portfolio

•	Loss of market share due to intense competition

•	Ineffectiveness of risk management policies

•	Changes in applicable law and regulations

•	Inability to obtain or collect on reinsurance

•	A downgrade or potential downgrade in our financial strength ratings

•	Variations from actual experience and management’s estimates and assumptions that could result in inadequate reserves

•	Significant variations in the amount of capital we must hold to meet statutory capital requirements

•	Legal actions and regulatory proceedings

•	Difficulties with technology or data security

•	Failure to protect confidentiality of customer information

•	Failure to maintain effective and efficient information systems

•	Occurrence of catastrophic events, terrorism or military actions

INDEXED STRATEGIES

The Indexed Strategies provide returns that are based, in part, upon changes in an Index. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

At the end of a Term, any increase in the value of an Indexed Strategy is determined based on the rise in the applicable Index since the start of that Term and the Cap or Upside Participation Rate for that Term. At the end of a Term, any decrease in the value of an Indexed Strategy is determined based on the fall in the applicable Index since the start of that Term and the Downside Participation Rate.

Before the end of a Term, any increase or decrease in the value of an Indexed Strategy is based on the calculated price of hypothetical options related to the possible future change in the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options. The calculated price of those options takes into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate.

Each Indexed Strategy has a Cap or an Upside Participation Rate for each Term. We will set a new Cap or Upside Participation Rate for each Indexed Strategy prior to the start of each Term.

Each Indexed Strategy has a Downside Participation Rate that will not change from Term to Term. For each Term of each Indexed Strategy that we currently offer, the Downside Participation Rate is 50%. This means that each Term it is possible for you to lose a portion of the money you allocated to any Indexed Strategy.

Available Indexed Strategies

For this Contract, we currently offer eight Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, and four have two-year Terms.

S&P 500 1-year Term with Cap

S&P 500 2-year Term with Cap

S&P 500 1-year Term with Participation Rate

S&P 500 2-year Term with Participation Rate

iShares MSCI EAFE ETF 1-year Term with Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate

Considerations in Choosing an Indexed Strategy

When choosing among Indexed Strategies, you should consider the characteristics and risk profiles of the Indexes, which are discussed in the Indexes section of this prospectus. You should also consider Term lengths. It is generally more difficult to predict Index performance over a longer Term. In addition, you cannot reallocate funds among Strategies before the end of a Term, and the only way to exit a Strategy before the end of a Term is to take a withdrawal or Surrender your Contract.

When choosing among Indexed Strategies that use the same Index, you should also consider how the Caps and Participation Rates may affect the potential return.

•	An Indexed Strategy with Cap provides you with the opportunity to participate fully in any rise in the Index up to the Cap, but you will not participate in any rise in the Index in excess of the Cap.

•	An Indexed Strategy with Participation Rate provides you with the opportunity to share in any rise in the Index without a Cap, but your share of any rise is always expected to be less than 100%.

If we assume the Participation Rate is less than 100%, here is how an Indexed Strategy with Cap will perform in comparison to an Indexed Strategy with Participation Rate.

•	In any Term where the rise in the Index is less than the Cap, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•

In any Term where the rise in the Index is more than the Cap, but less than the Cap divided by the Upside Participation Rate, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•	In any Term where the rise in the Index is more than the Cap divided by the Upside Participation Rate, the Participation Rate Strategy will always perform better than the Cap Strategy.

•

In any Term where the Index falls, the Cap Strategy and Participation Rate Strategy will produce the same results at the end of the Term because both have a 50% Downside Participation Rate. However, before the end of the Term, due to different option pricing, they may have different Daily Value Percentages and returns.

Examples. These examples are intended to help you understand the interplay between Caps and Participation Rates in different market environments and how this interplay affects the comparative performance of Indexed Strategies that use the same Index.

	Return at end of Term
Index rise over Term	12% Cap	75% Upside Participation Rate	Explanation
4%	4%	3%	The Cap Strategy has a better return than the Participation Rate Strategy because the 4% rise in the Index is less than the 10% Cap.
14%	12%	10.5%

The Cap Strategy has a better return than the Participation Rate Strategy because the 14% rise in the Index is more than the 12% Cap, but less than 16% (the 12%

Cap divided by the 75% Upside Participation Rate).

16%	12%	12%	Both Strategies have the same positive return because the rise in the Index is equal to 16% (the 12% Cap divided by the 75% Upside Participation Rate).
20%	12%	15%	The Participation Rate Strategy has a better return than the Cap Strategy because the 20% rise in the Index is more than 16% (the 12% Cap divided by the 75%Upside Participation Rate)
-30%	-15%	-15%	Both Strategies have the same negative return.

Term

Each Term of an Indexed Strategy will start and end on a Strategy Application Date. Each Term is either one year long or two years long. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is the amount applied to the Strategy at the start of the current Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge during the current Term.

A withdrawal and the Related Early Withdrawal Charge reduce the Investment Base by an amount that is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal and the charge.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the reduction in the Investment Base will be more than the withdrawal and the related Early Withdrawal Charge.

Here are the formulas that we use to calculate a reduction in the Investment Base for a withdrawal.

Withdrawal as a percentage of Strategy value = withdrawal and related charge / Strategy value before withdrawal

Reduction in Investment Base = Investment Base before withdrawal x withdrawal as a percentage of Strategy value

Investment Base after withdrawal = Investment Base before withdrawal—reduction in Investment Base

Indexed Strategy Value

At the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base at the end of the Term; plus

•	any increase for a rise in the Index over the Term; or minus

•	any decrease for a fall in the Index over the Term.

In this formula, the Investment Base at the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took during that Term. After we calculate the Investment Base at the end of the Term, we calculate any increase for a rise in the Index over that Term or any decrease for a fall in the Index over that Term. Any increase for the Term is subject to the Cap or Upside Participation Rate for that Term. Any decrease for the Term is subject to the Downside Participation Rate.

On each day before the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base on that day; plus

•	any increase for a positive Daily Value Percentage; or minus

•	any decrease for a negative Daily Value Percentage.

In this formula, the Investment Base on each day before the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took on or before that day. After we calculate the Investment Base on that day, we calculate any increase for a positive Daily Value Percentage or any decrease for a negative Daily Value Percentage.

A withdrawal and the related Early Withdrawal Charge reduce the value of an Indexed Strategy by an amount equal to the withdrawal and the charge.

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Daily Value Percentage is 5% on the withdrawal date.

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The Strategy value after the withdrawal is $4,250 ($5,250—$1,000).

•	The withdrawal as a percentage of the Strategy value is 19.05% ($1,000 / $5,250).

•	The reduction in the Investment Base is $952 ($5,000 x 19.05%).

•	The Investment Base after the withdrawal is $4,048 ($5,000—$952).

•	Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base is only $952, which is less than the $1000 withdrawal.

Assume that the Daily Value Percentage is -10% on the withdrawal date.

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x -10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000—$500).

•	The Strategy value after the withdrawal is $3,500 ($4,500—$1,000).

•	The withdrawal as a percentage of the Strategy value is 22.22% ($1,000 / $4,500).

•	The reduction in the Investment Base is $1,111 ($5,000 x 22.22%).

•	The Investment Base after the withdrawal is $3,889 ($5,000—$1,111).

•	Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,111, which is greater than the $1,000 withdrawal.

INDEXES

S&P 500 Index

The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large- and mid-capitalization foreign companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory and economic uncertainty). Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, currency risk, cyber security risk, equity securities risk, financials sector risk, geographic risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, national closed market trading risk, non-U.S. securities risk, operational risk, passive investment risk, reliance on trading partners risk, risk of investing in developed countries, risk of investing in Japan, securities lending risk, structural risk, tracking error risk and valuation risk.

The fund’s shares trade on the NYSE Arca under the symbol EFA.

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large-, mid- and small-capitalization U.S. companies in the real estate sector. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of smaller companies (including mid- and small-capitalization companies) may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are also more likely to fail than larger companies. Companies that invest in real estate are highly sensitive to the risks of owning real estate, to general and local economic conditions and developments in the real estate market, and to changes in interest rates. Many companies that invest in real estate utilize leverage (and some may be highly leveraged), which increases investment risk, and could potentially magnify the fund’s losses. Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, cyber security risk, dividend risk, equity securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, real estate investment risk, risk of investing in the United States, securities lending risk and tracking error risk.

The fund’s shares trade on the NYSE Arca under the symbol IYR.

Index Values

For Indexed Strategies that use the S&P 500 Index, the Index is the level of the S&P 500 Index at the applicable Market Close. For Indexed Strategies that use the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF, the Index is the applicable exchange-traded fund’s share price on the New York Stock Exchange Arca at the applicable Market Close.

We will use consistent sources to obtain the values of an Index. We currently obtain the values for the S&P 500 Index from S&P Dow Jones Indices LLC and the values for the iShares MSCI EAFE ETF and iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Index Replacement

We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate the rise and fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate the rise and fall in the Index using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new index will reflect the rise or fall in the Index for the old Index from the start of the Term to the replacement date.

If we replace an Index, the Caps and Upside Participation Rates for the Term and the Downside Participation Rate will not change.

Example. This example is intended to show how we would calculate the Strategy value on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an Indexed Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Rise or Fall of Index on Replacement Date for Old Index
Old Index at Term start	1000
Old Index on replacement date	1050
Rise or fall of old Index on replacement date	(1050 - 1000) / 1,000 = 5%

The 5% rise in the old Index on the replacement date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Rise in old Index on replacement date	5%
New Index on replacement date	1785
Modified start of Term value for new Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End
Investment Base at Term start	$50,000
Modified start of Term value for new Index	1700
Value of new Index at Term end	1853
Rise in new Index	(1853 - 1,700) / 1700) = 9%
Cap	8%
Rise in new Index limited by Cap	8%
Increase as a percentage	8% x 100% = 8%
Dollar amount of increase	$50,000 x 8% = $4,000
Strategy value at Term end	$50,000 + $4,000 = $54,000

CAPS AND PARTICIPATION RATES

We set limits for the increase and reduction in the value of an Indexed Strategy over a Term. We limit increases with a Cap or an Upside Participation Rate. We limit reductions with the Downside Participation Rate. For information about the current Caps and Participation Rates offered for new Contracts, please contact your registered representative.

Cap. The Cap for an Indexed Strategy is the largest rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Cap is reflected in the formulas that we use to calculate the Net Option Price.

•	The Cap will vary among Indexed Strategies.

•	The Cap for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Cap for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than any rise in the Index over that Term.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than the Cap for that Term.

Upside Participation Rate. The Upside Participation Rate for an Indexed Strategy is your share of any rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Upside Participation Rate is reflected in the formulas that we use to calculate Net Option Price.

•	The Upside Participation Rate will vary among Indexed Strategies.

•	The Upside Participation Rare for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Upside Participation Rate for a Term of an Indexed Strategy will never be less than 5%.

•	For each Term, your return on an Indexed Strategy with an Upside Participation Rate of less than 100% will be less than any rise in the Index over that Term.

Caps and Upside Participation Rates. We set Caps and Upside Participation Rates based on the cost of hedging, interest rates, and other market factors. On a non-discriminatory basis, we may also take into account the amount of the Purchase Payments received for a Contract. The Caps and Upside Participations Rates for Contracts with larger Purchase Payments may be higher than the Caps and Upside Participations Rates for Contracts with smaller Purchase Payments.

Caps and Upside Participation Rates for Initial Term. Your initial Term will start on the Strategy Application Date on which we apply your initial Purchase Payment to the Crediting Strategies. The Caps and Upside Participation Rates for your initial Term will be posted on our website at least 10 days before your initial Term starts.

It is possible for you to sign a purchase application before we post the Caps and Upside Participation Rates for your initial Term on our website. Beginning 10 days before your initial Term starts, you will be able determine the Caps and Upside Participation Rates for your Initial Term by checking our website. In addition, we will include the Caps and Upside Participation Rates for your initial Term in a confirmation letter that we will send to you within five business days of the start of your initial Term.

If you are not satisfied with the Caps and Upside Participation Rates for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will return your Purchase Payment(s), without any adjustment for the Daily Value Percentage or the Early Withdrawal Charge.

Caps and Upside Participation Rate for Subsequent Terms. At least 10 days before the start of any Term, we will post the Caps and Upside Participation Rates for that Term on our website. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term. The notice will point out that the Caps and Upside Participation Rates for the next Term will be posted on our website at least 10 days before the start of that Term.

Downside Participation Rate. The Downside Participation Rate for an Indexed Strategy is your share of any fall in the Index over the Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Downside Participation Rate is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Indexed Strategy that we currently offer for this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate for an Indexed Strategy that is available on the Contract Effective Date will not change.

If we offer a new Indexed Strategy in the future, the Downside Participation Rate for the Strategy may be more or less than 50%.

INDEXED STRATEGY VALUE AT END OF TERM

On or after the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index or decreased for any fall in the applicable Index over that Term.

Any increase or decrease is based on the rise or fall in the applicable Index since the start of that Term. This rise or fall is expressed as a percentage of the Index at the start of the Term. It is measured from the Index at the last Market Close on or before the first day of that Term to the Index at the final Market Close of the Term.

Example. The Index was 1000 at the last Market Close on or before for first day of a Term.

•	If the Index at the final Market Close of the Term is 1065, then the Index has risen by 6.5% ((1065—1000) / 1000).

•	If the Index at the final Market Close of the Term is 925, then the Index has fallen by 7.5% ((925—1000) / 1000).

Strategies with Cap

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with a Cap.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term, but never more than the Cap

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 14% Cap and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+14% (16% > 14% Cap)	–8% (50% of –16%)
Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	–8,000 ($100,000 x –8%)
Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$92,000 ($100, 000 - $8,000)

Strategies with Upside Participation Rate

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with an Upside Participation Rate.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 75% Upside Participation Rate and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+12% (75% of 16%)	–8% (50% of –16%)
Dollar amount of increase or decrease	+12,000 ($100,000 x 12%)	–8,000 ($100,000 x –8%)
Strategy value at end of Term	$112,000 ($100,000 + $12,000)	$92,000 ($100, 000 - $8,000)

INDEXED STRATEGY VALUE BEFORE END OF TERM

Before the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage.

Here are the formulas that we use to calculate the Strategy value before the end of a Term.

Strategy value before end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x Daily Value Percentage

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Net Option Price

The Net Option Price is one part of the Daily Value Percentage. The Net Option Price is based on the calculated prices of hypothetical options that represent the projected changes in the Index over the full Term. The mathematical model we use to price those options is described in the Option Prices section of this prospectus.

Net Option Price for Strategies with Cap

For an Indexed Strategy with a Cap, three option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close; minus (2) the OTM Call Option Price at the Market Close; and (3) minus the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Net Option Price for Strategies with Upside Participation Rate

For an Indexed Strategy with an Upside Participation Rate, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Amortized Option Cost

The Amortized Option Cost is one part of the Daily Value Percentage. The Amortized Option Cost starts with the Net Option Price at the beginning of a Term, which is calculated using the formulas set out above. That Net Option Price is then multiplied by the time remaining in the Term as a percentage of the length of the Term.

The Amortized Option Cost as of a Market Close is a percentage equal to: (1) the Net Option Price for the Strategy at the beginning of the Term; multiplied by (2) the number of days remaining until the final Market Close of the Term divided by 365 for a one-year Term or by 730 for a two-year Term.

Trading Cost

The Trading Cost is one part of the Daily Value Percentage. The Trading Cost as of a Market Close is the estimated cost of selling the hypothetical options before the end of a Term. It is a percentage that reflects the average market difference between option average bid-ask prices and option bid prices.

Examples. Here are two examples that show how the Daily Value Percentage formula works. In both examples, we calculate the Daily Value Percentage at the Market Close on day 90 of a one-year Term.

Assumptions

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	6.00%	7.47%
OTM Call Option Price	1.15%	1.81%
ATM Put Option Price	5.40%	3.36%

Strategy Assumptions
Investment Base for each Strategy	$100,000
Cap Strategy: Cap for one-year Term	11%
Participation Rate Strategy: Upside Participation Rate for one-year Term	75%
Downside Participation Rate	50%
Days remaining to last Market Day of one-year Term	275

Trading Cost Assumption	0.15%

Example 1: Cap Strategy

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% – 1.81%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.98%
Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)

Net Option Cost	= 2.15%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	= 1.62%
Net Option Price	3.98%
Amortized Option Cost	– 1.62%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.21%
Dollar amount of increase	$2,210	($100,000 x 2.21%)
Value of Cap Strategy	$102,210	($100,000 + $2,210)

Example 2: Participation Rate

Current ATM Call Option Price x Upside Participation Rate	5.60%	(75% of 7.47%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.92%
Initial ATM Call Option Price x Upside Participation Rate	4.50%	(75% of 6.00%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)
Net Option Cost	= 1.80%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	1.36%
Net Option Price	3.92%
Amortized Option Cost	–1.36%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.41%

Increase as a dollar amount	$2,410	($100,000 x 2.41%)
Value of Participation Rate Strategy	$102,410	($100,000 + $2,410)

DECLARED RATE STRATEGY

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Declared Rates

We will set the Declared Rate for a Term before that Term starts. It will be guaranteed for the entire Term. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website.

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

The rise or fall of an Index does not affect the value of the Declared Rate Strategy. A withdrawal from the Declared Rate Strategy and the related Early Withdrawal Charge reduce the Declared Rate Strategy Value by an amount equal to the withdrawal and the charge.

PURCHASE

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment on or before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment(s) made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Summit 6 annuity, directly transfer it to an Index Summit 6 annuity, or roll it over to an Index Summit 6 annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may pay an early withdrawal charge if you later take withdrawals from your Index Summit 6 annuity. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Summit 6 annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. If we do so and you cancel your Contract before that Strategy Application Date, we will refund your Purchase Payment(s) but you will forfeit any interest credited to the Purchase Payment Account.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

INITIAL STRATEGY SELECTIONS

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive a Request in Good Order that identifies the Crediting Strategies you are selecting for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

STRATEGY SELECTIONS AT TERM END

At the end of a Term, you may choose to reallocate your money among the Crediting Strategies or you may choose to take no action. If you do not send us a reallocation request, your current allocations will automatically continue in the new Term.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Continuing Allocations

You do not need to take any action if you want to continue your current allocations. If you do not send us a reallocation request, then we will automatically apply the ending value of each Crediting Strategy to a new Term of that same Strategy.

Unavailable Strategies

A Crediting Strategy may be unavailable for the next Term because we are no longer offering that Strategy or we have set a minimum or maximum for that Strategy. In this case, you may choose to reallocate the funds held in that Strategy. If you take no action and do not send us a reallocation request, then any amount that cannot be applied to that Crediting Strategy for the next Term will be applied to the Declared Rate Strategy.

Surrender or Withdrawal at Term End

At the end of a Term, you may choose to Surrender your Contract or to take a withdrawal from your Contract. You may do so for any reason, including dissatisfaction with the available Crediting Strategies. An Early Withdrawal Charge may apply. In addition, there may be tax consequences if you Surrender your Contract or take a withdrawal. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

Contract values calculated at the end of a Term will reflect the applicable Strategy values and any Early Withdrawal Charge that applies upon Surrender or to your withdrawal. The value of an Indexed Strategy at the end of the Term will not reflect any Daily Value Percentage because it is calculated based on the rise or fall of the applicable Index over the Term.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any reallocation or continuing allocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to any single Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate, Cap or Upside Participation Rate in effect for that Strategy for that new Term. For example, the Upside Participation Rate for an Indexed Strategy for a new Term may be different than the Upside Participation Rate for that Indexed Strategy for the Term that is ending. The Downside Participation Rate will not change from Term to Term.

Availability of Strategies

We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate, Caps, and Upside Participation Rates that will apply for the next Term on our website.

One Indexed Strategy and a Declared Rate Strategy will always be available. We are not obligated to offer any one particular Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Crediting Strategy at our discretion. We reserve the right to limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Crediting Strategies may not be available in all states.

If we intend to add or stop offering a Crediting Strategy at the end of a Term, we will send you a notification at least 30 days before the end of the Term to provide you with the opportunity to make a reallocation. If funds are held in a Crediting Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

Default Strategy

At the end of a Term, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will apply the amount to the Declared Rate Strategy unless you send us a request to reallocate that amount. For example, if a given Indexed Strategy with an ending value of $73,000 is no longer available, we will apply the $73,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $73,000.

If the amount to be applied exceeds the maximum, then only the excess amount will be applied to the Declared Rate Strategy. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then we will apply the excess $4,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $4,000.

We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Note: For Contracts issued in Missouri where the Declared Rate Strategy is not available, the default strategy will be the S&P 500 1-Year Term with Cap Indexed Strategy.

CASH BENEFIT

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must be at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. You may designate the Crediting Strategy or Strategies from which a withdrawal will be taken by a Request in Good Order prior to the date of the withdrawal. If you do not make a designation, we will take the withdrawal from the Crediting Strategies in the following order:

•	first from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategy; and

•	then proportionally from Indexed Strategies having the shortest Term.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Strategy value later in the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor.

•

Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract.

•

Automatic withdrawals during a Term of an Indexed Strategy will systematically reduce the Investment Base, which will reduce any subsequent increase in the Strategy value due to a positive Daily Value Percentage during that Term or a rise in the applicable Index at the end of that Term. Such reductions could be significant.

•	Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below.

•	Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

•	The value of an Indexed Strategy on an automatic withdrawal date will reflect the Daily Value Percentage on that date.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

EARLY WITHDRAWAL CHARGE

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to invest assets for a longer duration, which supports higher declared interest rates, Caps and Upside Participation Rates.

The Early Withdrawal Charge applies if, during the first six Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

During the first six Contract Years, the Early Withdrawal Charge applies to each withdrawal, including withdrawals under an automatic withdrawal program and withdrawals taken to satisfy a required distribution.

An Early Withdrawal Charge reduces your Account Value.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is (1) the amount you withdraw plus (2) any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•	The amount subject to the charge will not include the Free Withdrawal Allowance or the amount, if any, that qualifies for a waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

Example for Surrender. You Surrender your Contract in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 4%) and you receive $96,000.

Example for Withdrawal. You withdraw $12,000 from your Contract in Contract Year 5. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We use the following formula to calculate the Early Withdrawal Charge.

(Requested withdrawal x EWC rate) / (1.00—EWC rate) = Early Withdrawal Charge

($12,000 x 4%) / (1.00—0.04) = $480 / 0.96 = $500

We take the Early Withdrawal Charge of $500, you receive $12,000, and your Account Value is reduced by $12,500.

Note. If the amount subject to the Early Withdrawal Charge included only the amount you withdrew, the charge would have been $480. Because the amount subject to the Early Withdrawal charge also included the amount needed to pay the charge, the actual charge is $500.

Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 (10% of $200,000). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

If you Surrender your Contract during the first six Contract Years, the amount subject to the Early Withdrawal Charge upon Surrender will not include the current or any prior Free Withdrawal Allowance.

Early Withdrawal Charge Waivers

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

ANNUITY PAYOUT BENEFIT

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•

Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

DEATH BENEFIT

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after receipt of proof of death and a Request in Good Order for a lump sum payment.

•

If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit value, increased by any additional post- death interest as required by law.

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If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit value is the greater of:

•	the Account Value determined as of the date that the Death Benefit value is determined; or

•	the Return of Premium Guarantee.

In either case, the Death Benefit value is reduced by premium tax or other taxes not previously deducted.

The Account Value will reflect the applicable Strategy values as calculated on the date the Death Benefit is determined.

Return of Premium Guarantee

The Return of Premium Guarantee is equal to your Purchase Payments (the “Purchase Payment base”), reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal and the Purchase Payment base is larger than the Account Value at the time of the withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 8% = $9,600

Determination Date

The date that the Death Benefit value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies will renew into new Terms of the same Strategies if the end of a Term is reached, and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries. If all Beneficiaries have not submitted the necessary Request in Good Order by the first anniversary of death, then the Death Benefit value as determined on that first anniversary will thereafter earn interest at a fixed rate at least equal to the rate required by state law.

Proof of Death. Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election. Any election is subject to the Death Benefit Distribution Rules described below.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules for Payout Options. A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated. We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•

in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

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For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

PAYOUT OPTIONS

The standard Payout Options are described below. We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Fixed Period Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select. Fixed periods shorter than 10 years are not available.

•

If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.

•

If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

Life Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Fixed periods shorter than 10 years are not available.

•	If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

•

If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•	If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

•

If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

•

If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant. This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

•

If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•

If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

•

If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Payments under a Payout Option

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•

Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

PROCESSING PURCHASE PAYMENTS AND REQUESTS

Processing Purchase Payments

•	If we receive a Purchase Payment on a Market Day before the Market Close, we will apply it to your Contract on that Market Day.

•	If we receive a Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it to your Contract on the next Market Day.

An amount applied to a Contract will be held in the Purchase Payment Account until it is applied to a Crediting Strategy or Strategies on a Strategy Application Date pursuant to your instructions. We cannot apply an amount held in the Purchase Payment Account to a Crediting Strategy or Strategies if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending a Purchase Payment.

Processing Requests

•	Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

•	Requests by fax may be made at 513-768-5115.

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Requests for reallocations among Crediting Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website GAIG annuities. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday.

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the New York Stock Exchange Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

•	Regular trading hours on the NYSE and core trading sessions on the NYSE Arca usually end at 4:00 PM Eastern Time

•	Trading hours on the NYSE and core trading sessions on the NYSE Arca end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving and Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index value because:

•	the New York Stock Exchange or New York Stock Exchange Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or New York Stock Exchange Arca is restricted; or

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index.

In this case, we will make payments and process withdrawals and reallocations as soon as practicable after we are able to obtain the Index value.

We may suspend or delay payments, withdrawals and reallocations when we are permitted to do so under a regulatory order. In this case, we will make payments and process withdrawals and reallocations when the order is no longer in effect.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you may cancel it within 20 days after you receive it. If you purchase this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. Your request to cancel must be in writing and signed by you.

If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge.

•

If you live in a state where we are required to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

•

If you live in a state where we are required to refund the Account Value of your Contract, you will receive the Account Value on the day that we receive your cancellation Request in Good Order. If the Account Value includes the value of an Indexed Strategy, that Strategy value will reflect the applicable Daily Value Percentage. The amount you receive may be more or less than your Purchase Payment(s) depending upon any interest earned by your Contract and the value of your Indexed Strategies. This means that you bear the risk of any decline in the Account Value of your Contract before we receive your cancellation request. We do not refund any charges or deductions that relate to a withdrawal taken before you cancel the Contract.

The State Variations section of this prospectus contains a summary of the state law provisions related to the free look period and the required refund amount.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

ANNUAL STATEMENT AND CONFIRMATIONS

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) any interest credited to your Contract and/or any other changes in Strategy value credited to your Contract.

We will also send you written confirmations of Purchase Payments, Crediting Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

ELECTRONIC DELIVERY

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

OWNER

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Crediting Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

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For a Nonqualified Contract. You may change the Owner only with our written consent. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

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For a Nonqualified Contract. You may pledge, charge, encumber or assign you interest in this Contract only with our written consent. If we grant our consent, you may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot pledge, charge, encumber or in any way assign your interest in this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be requested by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

If we have consented to an assignment, the rights of a person holding the assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

ANNUITANT

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

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For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

BENEFICIARY

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•

If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

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You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

OTHER CONTRACT PROVISIONS

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

If the Account Value on any anniversary of the initial Strategy Application Date is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract, we may terminate your Contract on that anniversary.

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If you make only one Purchase Payment, each Term will end on an anniversary of the initial Strategy Application Date. In this case, any involuntary termination will occur on a date that is the end of a Term.

•

If you make multiple Purchase Payments, Terms may end on different dates. In this case, any involuntary termination will occur on a date that is the end of a Term, but it will occur before the end of other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the value of Indexed Strategies with Terms that are not ending on the termination date.

The examples below show the relationship between the date of an involuntary termination and the end of a Term.

Example A. You make one Purchase Payment that is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on June 20 and the anniversary of the initial Strategy Application Date will be June 20. If your Account Value is less than $5,000 on June 20, 2024, we may terminate your Contract on that anniversary date.

Example B. You make two Purchase Payments. One Purchase Payment is applied to the Crediting Strategies on May 6, 2021 and the other Purchase Payment is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on May 6 and on June 20. The anniversary of the initial Strategy Application Date will be May 6.

•	If your Account Value is less than $5,000 on June 20, 2024, we may not terminate your Contract because June 20 is not an anniversary of the initial Strategy Application Date.

•	If your Account Value is less than $5,000 on May 6, 2025, we may terminate your Contract on that anniversary date even though the other Term will not end until June 20, 2025.

If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract. The Surrender Value will reflect the applicable Indexed Strategy Values as calculated on the day that we terminate your Contract.

Loans

Loans are not available under the Contract.

FEDERAL TAX CONSIDERATIONS

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC

Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•  IRC §408 (IRA, SEP, SIMPLE IRA)

•  IRC §408A (Roth IRA)

•  IRC §403(b) (Tax-Sheltered Annuity)

•  IRC §401 (Pension, Profit– Sharing, 401(k))

•  Governmental IRC §457(b)

•  IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 70 1/2. However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

All Contracts are generally subject to required distributions after death. Generally, if payments from a non-tax-qualified Contract have begun under a payout option during life or if the required beginning date for distributions from a tax-qualified Contract had been reached, then after death any remaining payments must be made at least as rapidly as those made or required before death. If payments from a non-tax-qualified Contract have not begun, or if the required beginning date for distributions from a tax-qualified Contract has not been reached, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout value or Death Benefit value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

DISTRIBUTION OF THE CONTRACTS

Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because both companies are subsidiaries of Great American Financial Resources, Inc. (“GAFRI”). GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GAFRI pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but it will not be more than 8.5% of each Purchase Payment. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

GREAT AMERICAN LIFE’S GENERAL ACCOUNT

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust the Indexed Strategy values, we may move money between the Separate Account and our General Account. We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in the iShares MSCI EAFE exchange traded fund or iShares U.S. Real Estate exchange traded fund. We may or may not hold the hypothetical options described in this prospectus in the Separate Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

LEGAL MATTERS

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life. As a participant in various stock and employee benefit plans, Mr. Gruber owns shares of, and options to purchase, common stock of American Financial Group, Inc., the parent company of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

The consolidated financial statements and the accompanying financial statement schedule of Great American Life Insurance Company at December 31, 2018, and 2017, and for each of the three years in the period ended December 31, 2018, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

THE REGISTRATION STATEMENT

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-227067.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

OPTION PRICES

In order to calculate the Daily Value Percentage of an Indexed Strategy, we determine the prices of the hypothetical options using a valuation model. The price of each option is stated as a percentage of the Index at the last Market Close on or before the first day of the Term.

•	ATM Call Option Price (at-the-money call option)

The ATM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	ATM Put Option Price (at-the-money put option)

The ATM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	OTM Call Option Price (out-of-the-money call option)

The OTM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Cap for the Term.

Valuation Model

We use a mathematical model to calculate the price of the hypothetical options in our formulas because direct prices of comparable options are generally not available. Options in the marketplace do not directly align with (1) the time remaining in a Term and (2) the strike prices for any of the hypothetical options used in the calculation of the Daily Value Percentage.

The valuation model is widely used for option pricing. It calculates the theoretical price of options using the following components: initial and current Index levels or prices, expected dividend yield, option strike prices, expected interest rates, time, and implied volatility of option prices. Below is a brief explanation of the components of the model.

•	Index Levels or Prices

The initial Index level or price for a Term is the Index at the last Market Close on or before the first day of the Term. The current Index level or price is the Index as of the most recent Market Close.

•	Dividend Yield (Div)

Dividend Yield is the dividend yield to the end of the Term as of a calculation date where the dividend yield is (1) interpolated from yields or (2) implied from market data as reported by Bloomberg or another market source.

For the S&P 500 Index, the dividend yield will reduce the Index level and the applicable call option prices.

•	Strike Price (K)

Strike Price is a value that varies for each type of option.

ATM call option strike price = Index at the start of the Term

ATM put option strike price = Index at the start of the Term

OTM call option strike price = Index at the start of the Term multiplied by (1 + Cap)

•	Interest Rate (Rate)

Interest Rate is a rate based on key derivative interest rates obtained from information provided by Bloomberg or another market source. These interest rates are obtained for maturities adjacent to the actual time remaining in the Term on the calculation date. We use interpolation to derive the rate used as our input for the model.

•	Time (T)

Time is the portion of the Term that remains as measured by the following formula.

Time = number of calendar days from calculation date to end of Term / number of calendar days in Term

•	Implied Volatility (Vol)

Volatility is the implied volatility of option prices. It is approximated daily using observed option prices as reported by Bloomberg or another market source. For each hypothetical option included in the calculation, we approximate the volatility of option prices by interpolating between (1) implied volatilities for similar options with the closest available time remaining and (2) strike prices.

Implied volatility varies with (1) how much time remains until the end of a Term, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (2) the relationship between the strike price of that option and the value of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to strike price.

Direct market data for these inputs is generally not available because options on an Index that actually trade in the market have (1) specific maturity dates that are unlikely to precisely match the end date of a Term and (2) moneyness values that are unlikely to precisely match the moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

EXAMPLES: IMPACT OF WITHDRAWALS ON INDEXED STRATEGY VALUES

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values at the end of the Term. These examples assume that you allocate$50,000 to an S&P 500 Cap Strategy and $50,000 to an S&P 500 Upside Participation Rate Strategy. To simplify the examples, we assume that the stated withdrawal amounts include applicable Early Withdrawal Charges.

Example A: Withdrawal When Index Rising Steadily

Please note that even with a rising Index, the Daily Value Percentage may be negative or lower than the Index rise because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 with Cap	S&P 500 with Upside Participation Rate
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	2.15%	2.33%
Dollar Amount of Increase on Withdrawal Date	$50,000 x .0215 = $1,075	$50,000 x .0233 = $1,165
Strategy Value before Withdrawal	$50,000 + $1,075 = $51,075	$50,000 + $1,165 = $51,165
Withdrawal as Percentage of Strategy Value	$10,000 / $ 51,075 = 19.58%	$10,000 / $ 51,165 = 19.54%
Proportional Reduction in Investment Base	$50,000 x .1958 = $9,790	$50,000 x .1954 = $9,770
Investment Base after Withdrawal	$50,000 - $9,790 = $40,210	$50,000 - $9,770 = $40,230
Value at End of Term
Investment Base after Withdrawal	$40,210	$40,230
Index at Term Start	1000	1000
Index at Term End	1130	1130
Rise in Index	13%	13%
Cap	10%	n/a
Upside Participation Rate	n/a	75%
Increase as a Percentage	10%	13% x 75% = 9.75%
Dollar Amount of Increase	$40,210 x .10 = $4,021	$40,230 x .0975 = $3,922
Strategy Value at Term End	$40,210 + $4,021 = $44,231	$40,230 + $3,922 = $44,152

In this example, you invested $50,000 in the Cap Strategy and $50,000 in the Participation Rate Strategy, and at the end of the Term you realized $108,383 ($20,000 withdrawal plus the Strategy values of $44,231 and $44,152 at the end of the Term). Had no withdrawal occurred, your Strategy values at the end of the Term would have totaled $109,875 ($50,000 plus 10% increase for the Cap Strategy, and $50,000 plus 9.75% increase for the Participation Rate Strategy).

This hypothetical combined Strategy values of $109,875 exceeds the amount realized of $108, 383 because the portion of the Investment Base withdrawn from each Strategy earned less than the 10% increase it would have earned if it had been left in the respective Strategy for the entire Term.

In this example, the Cap Strategy performed better than the Participation Rate Strategy because the Upside Participation Rate had a greater impact than the Cap.

Example B: Withdrawal When Index Falling Steadily

Please note that the Daily Value Percentage may be more negative than the fall in the Index because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 with Cap	S&P 500 with Upside Participation Rate
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	-2%	-2.1%
Dollar Amount of Decrease on Withdrawal Date	$50,000 x -.02 = $1,000	$50,000 x -.021 = $1,050
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000	$50,000 - $1,050 = $48,950
Withdrawal as Percentage of Strategy Value	$10,000 / $49,000 = 20.41%	$10,000 / $48,950 = 20.43%
Proportional Reduction in Investment Base	$50,000 x .2041 = $10,205	$50,000 x .2043 = $10,215
Investment Base after Withdrawal	$50,000 - $10,205 = $39,795	$50,000 - $10,215 = $39,785
Value at End of Term
Investment Base after Withdrawal	$39,795	$39,785
Index at Term Start	1000	1000
Index at Term End	800	800
Fall in Index	-20%	-20%
Downside Participation Rate	50%	50%
Decrease as a Percentage	-20% x 50% = -10%	-20% x 50% = -10%
Dollar Amount of Decrease	$39,795 x -.10 = $3,980	$39,785 x -.10 = $3,979
Strategy Value at Term End	$39,795 - $3,980 = $35,815	$39,785 - $3,979 = $35,806

In this example, you invested $50,000 in the Cap Strategy and $50,000 in the Participation Rate Strategy, and at the end of the Term you realized $91,621 ($20,000 withdrawal plus the Strategy values of $35,815 and $35,086 at the end of the Term). Had no withdrawal occurred, your Strategy values at the end of the Term would have totaled $90,000 ($50,000 minus 10% decrease for the Cap Strategy and $50,000 minus 10% decrease for the Participation Rate Strategy).

The amount realized of $91,621 exceeds this hypothetical combined Strategy value of $90,000 because the portion of the Investment Base withdrawn from each Strategy lost less than the 10% decrease it would have suffered if it had been left in the respective Strategy for the entire Term.

In this example, the Cap Strategy performed better than the Participation Rate Strategy because, even though the Index was falling, the Upside Participation Rate had a greater impact on the Daily Value Percentage than the Cap at the time of the withdrawal.

Example C: Withdrawal When Index Rises

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term start date are both April 6, 2019;

•	the Cap for the initial Term of the that Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2019 when the Daily Value Percentage is 1%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 2033 on the Term end date of April 6, 2020.

Term Start Date	April 6, 2019
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Cap for Term	12%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2019
Daily Value Percentage on Withdrawal Date	1%
Dollar Amount of Increase on Withdrawal Date	$500	See Footnote 3 below.
Strategy Value before Withdrawal	$50,500	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	20.66%	See Footnote 8 below.
Proportional Reduction in Investment Base	$10,330	See Footnote 8 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Strategy Value after Withdrawal	$40,065	See Footnote 10 below.

Term End Date	April 6, 2020
Index	2033
Rise in Index	7%	See Footnote 11 below.
Increase as a Percentage	7%	See Footnote 12 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Dollar Amount of Increase	$2,777	See Footnote 12 below.
Strategy Value at Term End	$42,447	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Cap is the largest rise in the Index over the Term taken into account to determine any increase at the end of a Term. In this example, the Cap is 12%, which means it will not affect the calculation of any increase unless the Index rises by more than 12%.

Footnote 3. When the Daily Value Percentage is positive, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of increase
Calculation	$50,000 x 1% = $500

Footnote 4. In this example, the Daily Value Percentage is positive on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the increase for the Daily Value Percentage on that date.

Formula	Investment Base + dollar amount of increase = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is higher than the Investment Base, the proportional reduction in the Investment Base will be less than the total amount withdrawn.

Formula	Total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 20.66% = $10,330

Footnote 9. On the withdrawal date after the withdrawal, the Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,330 = $39,670

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065

Footnote 11. The rise in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date - Index on Term start date) / Index on Term start date = rise in Index
Calculation	(2033 - 1900) / 1900 = 7%

Footnote 12. When the Index has risen over the Term, we use the following formulas to calculate the increase for a Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	7% rise in Index < 12% cap, so increase percentage = 7%

Formula	Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation	$39,668 x 7% = $2,777

Footnote 13. In this example, there has been a rise in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value at the end of the Term is the Investment Base on the Term end date plus the increase for the rise in the Index over the Term.

Formula	Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date
Calculation	$39,670 + $2,777 = $42,447

Example D: Withdrawal When Index Falls

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term Start Date are both April 6, 2019;

•	you request a $10,000 withdrawal on August 1, 2019 when the Daily Value Percentage is -6%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 1748 on the Term end date of April 6, 2020.

Term Start Date	April 6, 2019
Strategy Value		$50,000	See Footnote 1 below.
Investment Base		$50,000	See Footnote 1 below.
Downside Participation Rate		50%	See Footnote 2 below.
Index		1900

Withdrawal Date	August 1, 2019
Daily Value Percentage on Withdrawal Date		-6%
Dollar Amount of Decrease on Withdrawal Date	-$	3,000	See Footnote 3 below.
Strategy Value before Withdrawal		$47,000	See Footnote 4 below.
Amount of Withdrawal Requested		$10,000
Free Withdrawal Allowance		$5,000	See Footnote 5 below.
Early Withdrawal Charge		$435	See Footnote 6 below.
Total Amount Withdrawn		$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value		22.2%	See Footnote 8 below.
Proportional Reduction in Investment Base		$11,101	See Footnote 8 below.
Investment Base after Withdrawal		$38,899	See Footnote 9 below.
Strategy Value after Withdrawal		$36,565	See Footnote 10 below.

Term End Date	April 6, 2020
Index		1748
Fall in Index		-8%	See Footnote 11 below.
Decrease as a Percentage		-4%	See Footnote 12 below.
Investment Base after Withdrawal		$38,899	See Footnote 9 below.
Dollar Amount of Decrease	-$	1,556	See Footnote 12 below.
Strategy Value at Term End		$37,343	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Downside Participation Rate is your share of any fall in the Index over the Term taken into account to determine any decrease at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate will not change from Term to Term.

Footnote 3. When the Daily Value Percentage is negative, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of decrease
Calculation	$50,000 x -6% = -$3,000

Footnote 4. In this example, the Daily Value Percentage is negative on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the decrease for the Daily Value Percentage on that date.

Formula	Investment Base – dollar amount of decrease = Strategy value
Calculation	$50,000 - $3,000 = $47,000

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is less than the Investment Base, the proportional reduction in the Investment Base will be more than the total amount withdrawn.

Formula	total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $47,000 = 22.2%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 22.2% = $11,101

Footnote 9. On the withdrawal date, the Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $11,101 = $38,899

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$47,000 - $10,435 = $36,565

Footnote 11. The fall in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date - Index on Term start date) / Index on Term start date
Calculation	(1748 - 1900) / 1900 = -8%

Footnote 12. When the Index has fallen over the Term, we use the following formula to calculate the decrease.

Formula	Fall in Index x Downside Participation Rate = decrease as a percentage based on fall in Index
Calculation	-8% x 50% = -4%

Formula	Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index
Calculation	$38,899 x -4% = -$1,556

Footnote 13. In this example, there has been a fall in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on at the end of the Term is the Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Investment Base on Term end date – dollar amount of decrease based on fall in Index = Strategy value on Term end date
Calculation	$38,899 - $1,556 = $37,343

STATE VARIATIONS

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois

References to “spouse” have been changed to “spouse or civil union partner.”

For Contracts Issued in New Jersey

References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies

For Contracts Issued in Michigan

We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider

For Contracts Issued in California

The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

For Contracts Issued in Connecticut

The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

For Contracts Issued in Kansas

The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Missouri

This waiver rider is not available in Missouri.

For Contracts Issued In Montana

The definition of medically necessary has been modified and refers to the Insured’s physician.

For Contracts Issued in Nebraska

The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

For Contracts Issued in New Hampshire

The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

For Contracts Issued in Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

For Contracts Issued in Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill. In addition, the definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in Washington

The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider

For Contracts Issued in Illinois

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

For Contracts Issued in Kansas

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months. The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in New Jersey

The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date. In addition, the waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

For Contracts Issued in Texas

The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Washington

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Form of Annuity Payout Benefit

For Contracts Issued in Texas:

Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The period and amount may differ if you are replacing a life insurance policy or annuity contract. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Alabama	20 days	Account Value	30 days	Account Value + Fees/Charges

Alaska	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Arizona	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Arkansas	20 days	Account Value	30 days	Account Value

California	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.

Colorado	20 days	Account Value	30 days	Account Value + Fees/Charges

Connecticut	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Delaware	20 days	Account Value	30 days	Purchase Payments

District of Columbia	20 days	Account Value	30 days	Account Value

Florida	21 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Georgia	20 days	Purchase Payments	30 days	Purchase Payments

Hawaii	20 days	Account Value	30 days	Account Value + Fees/Charges

Idaho	20 days	Purchase Payments	30 days	Purchase Payments

Illinois	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Indiana	20 days	Account Value	30 days	Purchase Payments

Iowa	20 days	Account Value	30 days	Account Value + Fees/Charges

Kansas	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Kentucky	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Louisiana	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Maine	20 days	Account Value	30 days	Account Value + Fees/Charges

Maryland	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Massachusetts	20 days	Account Value	30 days	Purchase Payments

Michigan	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Minnesota	20 days	Account Value + Fees/Charges	30 days	Purchase Payments

Mississippi	20 days	Account Value	30 days	Account Value + Fees/Charges

Missouri	20 days	Purchase Payments	30 days	Purchase Payments

Montana	20 days	Account Value	30 days	Account Value + Fees/Charges

Nebraska	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Nevada	20 days	Purchase Payments	30 days	Purchase Payments

New Hampshire	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

New Jersey	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

New Mexico	20 days	Account Value	30 days	Account Value + Fees/Charges

North Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

North Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Ohio	20 days	Account Value	30 days	Account Value + Fees/Charges

Oklahoma	20 days	Purchase Payments	30 days	Purchase Payments

Oregon	20 days	Account Value	30 days	Account Value + Fees/Charges

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Pennsylvania	20 days	Account Value	30 days	Account Value

Rhode Island	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

South Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

South Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Tennessee	20 days	Account Value	30 days	Purchase Payments

Texas	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Utah	20 days	Purchase Payments	30 days	Purchase Payments

Vermont	20 days	Account Value	30 days	Account Value + Fees/Charges

Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges

Washington	20 days	Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days	Purchase Payments

West Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges

Wisconsin	30 days	Account Value	30 days	Account Value + Fees/Charges

Wyoming	20 days	Account Value	30 days	Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio:

Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

For Contracts Issued in Texas:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas:

Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

SECTION II

GREAT AMERICAN LIFE INFORMATION

Overview

Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia, Guam and the U.S. Virgin Islands. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.

We are a wholly-owned subsidiary of American Financial Group, Inc., (“AFG”), a publicly traded company (NYSE: AFG). AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, fixed-indexed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisors markets.

Below is a chart that shows the relationships among AFG, Great American Life, and other AFG subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.

American Financial Group, Inc. (“AFG”)

☐	Great American Financial Resources, Inc. (“GAFRI”) is a subsidiary of AFG. It is a financial services holding company.

☐	Great American Life Insurance Company (“GALIC”) is a subsidiary of GAFRI. It is the issuer of the Index Summit 6 and other annuity products.

☐	Annuity Investors Life Insurance Company is a subsidiary of GALIC. It also issues annuity products.

☐	Great American Advisors, Inc. (“GAA”) is a subsidiary of AFG. It is the principal underwriter and distributor of the Index Summit 6 annuity.

☐	Great American Insurance Company (“GAI) is the principal insurance subsidiary of AFG.

☐	American Money Management Corporation (“AMMC”) is a subsidiary of AFG. It provides investment services for AFG and certain of its affiliated companies, including Great American Life.

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Directors and Executive Officers of Great American Life

Below is a list of the names and ages, as of April 15, 2019, of the directors and executive officers of the Company and a description of the business experience of each individual.

Name	Age	Position(s) with Great American Life	Served in Position(s) Since
John P. Gruber	57	Director Senior Vice President and Secretary General Counsel	May 2018 November 2005 November 2005
Jeffrey G. Hester	53	Director	December 2010
Christopher P. Miliano	60	Director Executive Vice President and Treasurer Chief Financial Officer and Chief Accounting Officer	May 2002 May 2002 May 2002
Mark F. Muething	59	Director President Chief Operating Officer	October 1993 April 2018 April 2012
Michael J. Prager	59	Director	May 2002

John P. Gruber

Mr. Gruber has served as GALIC’s Senior Vice President, General Counsel and Secretary since November, 2005. He also serves as Chief Compliance Officer of GAFRI. Mr. Gruber has served in various positions with AFG since July, 1993.

Jeffrey G. Hester

Mr. Hester has served as Controller of GAFRI since 2013. Mr. Hester has served in various positions with AFG since December 1993.

Christopher P. Miliano

Mr. Miliano has served as Executive Vice President, Chief Financial Officer and Treasurer of GALIC since May 2002. Mr. Miliano has served in various positions with AFG since September 1979.

Mark F. Muething

Mr. Muething has served as President of GALIC since April 2018 and as Chief Operating Officer since April 2012. Mr. Muething has served in various positions with AFG since October 1993.

Michael J. Prager

Mr. Prager has served as Executive Vice President, Chief Risk Officer, and Chief Actuary of GAFRI since 2006.

Executive Compensation

Great American Life does not have any employees. Its parent, Great American Financial Resources, Inc. (GAFRI), provides personnel to Great American Life pursuant to a Services Agreement between Great American Life and GAFRI.

As a result, Great American Life does not determine or pay any compensation to its executive officers or additional personnel provided by GAFRI. GAFRI determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by GAFRI commensurate with their positions, tenure and levels of responsibility. GAFRI also determines whether and to what extent it will provide employee benefit plans to such persons.

See “Transactions with Related Persons” for more information about the Services Agreement.

Director Compensation

All directors of Great American Life are employees of GAFRI. No director receives an additional compensation for serving as a director.

Director Independence

No director is considered independent under the independence standards applicable to Great American Life. Great American Life does not have a separately designated audit, nominating or compensation committee, nor does it have any committees that perform a similar function to any of those committees.

Compensation Committee Interlocks and Insider Participation

Great American Life does not have a compensation committee.

Security Ownership of Certain Beneficial Owners and Management

AFG indirectly owns 100% of the voting securities of Great American Life. AFG’s principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio, 45202.

The table below reports common shares of AFG owned by officers and directors of Great American Life. Except as otherwise provided below, information in the table is as of December 31, 2018 and, to Great American Life’s knowledge, all common shares are beneficially owned, and investment and voting power is held solely by the persons named as owners. Unless otherwise indicated, the address of each person listed below is 301 East Fourth Street, Cincinnati, Ohio, 45202.

Common Share Ownership	Beneficial Ownership Amount (1)	Percent of Class (* means less than 1%)
Security Ownership of Directors and Executive Officers		*
John P. Gruber	41,625	*
Jeffrey G. Hester	37,138	*
Christopher P. Miliano	32,341	*
Mark F. Muething	104,907	*
Michael J. Prager	54,275	*
All Directors and Executive Officers as a Group (5 persons)	270,286	*

(1)	Includes the following numbers of shares that may be acquired within 60 days after December 31, 2018 through the exercise of options held by such person:

John P. Gruber – 37,165; Jeffrey G. Hester – 27,891; Christopher P. Miliano – 4,400; Mark F. Muething – 56,381; and Michael J. Prager – 34,200.

Transactions with Related Persons

Transactions between GALIC and GAFRI

Pursuant to a Services Agreement between Great American Life and GAFRI, GAFRI furnishes Great American Life with infrastructure, printing, office, duplicating, telecommunications, purchasing, personnel, data processing, administrative, consultative, legal, financial, actuarial and other services requested by Great American Life. Great American Life pays for these services on the basis of cost, which may not be greater than the costs that Great American Life would expend in providing such services to itself. Payments for these services by Great American Life to GAFRI were approximately $55.2 million in 2018, $50.5 million in 2017, and $42.1 million in 2016.

Transactions between GALIC and AFG or Other AFG Subsidiaries

GALIC and AMMC are parties to an Investment Services Agreement under which AMMC provides investment services to GALIC in accordance with guidelines. GALIC pays AMMC a fee based on AMMC’s cost of providing these services. Investment charges paid by GALIC to AMMC were approximately $6.0 million in 2018, $3.7 million in 2017, and $5.3 million in 2016.

GALIC is a member of AFG’s consolidated tax group. GALIC has a tax allocation agreement with AFG which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. GALIC and its subsidiaries, which are included in the AFG consolidated tax group, incurred income tax expense of approximately $51.1 million in 2018, $108.2 million in 2017, and $133.3 million in 2016.

The chart below shows the approximate amounts paid by GALIC to AFG in 2018, 2017, and 2016 for various services. All of these transactions were based on fair market value.

	2018	2017	2016
Information technology services	$5.7 million	$6.0 million	$5.5 million
Business support and human resources services	$4.2 million	$3.6 million	$3.5 million
Internal audit support	$1.0 million	$1.0 million	$1.0 million
Creative marketing services	$0.9 million	$1.0 million	$0.8 million

In July 2000, GAI entered into a thirty-two-year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” GALIC participates in the stadium naming rights agreement and accordingly paid GAI approximately $0.8 million in 2018, 2017, and 2016 under the agreement. GALIC’s payments to GAI will average approximately $0.8 million annually over the remaining term of the agreement.

Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers

A subsidiary of AFG employs a brother of GALIC’s President and Chief Operating Officer. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $0.8 million in 2018, $0.7 million for 2017, and $0.6 million for 2016. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

A subsidiary of AFG employs a brother of GALIC’s Senior Vice President, General Counsel and Secretary. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $4.3 million in 2018, $3.5 million for 2017, and $2.7 million for 2016. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

A brother of GALIC’s President and Chief Operating Officer is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. AFG and its subsidiaries paid Keating Muething & Klekamp approximately $1.1 million in 2018, $2.1 million in 2017, and $1.7million in 2016 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require AFG to conduct an appropriate review of all related party transactions (including those required to be disclosed by AFG pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by the AFG Audit Committee or another committee comprised of independent directors. The AFG Audit Committee reviews and evaluates all transactions with related parties and reviews and approves all related party transactions involving directors, executive officers and significant shareholders of the Company that require disclosure pursuant to SEC Regulation S-K Item 404.

While AFG adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the New York Stock Exchange. However, approval of such related person transactions is evidenced by AFG Audit Committee resolutions in accordance with AFG’s practice of reviewing and approving transactions in this manner.

GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. GALIC’s policy with respect to potential related party transactions is not in written form. However, approval of such related person transactions is evidenced by resolutions of the AFG Audit Committee in accordance with its practice of reviewing and approving transactions in this manner.

Information on GALIC’s Business and Property

NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.

ANNUITY SEGMENT

General

GALIC sells traditional fixed, fixed-indexed and variable-indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets through independent producers and through direct relationships with certain financial institutions. See Note B — “Segments of Operations” to the financial statements for information on GALIC’s assets, revenues and earnings before income taxes by segment. The annuity operations employed approximately 600 people at December 31, 2018. These operations are conducted primarily through the companies listed in the following table, which includes 2018 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

	Annuity Premiums	Annuity Policies In Force	Ratings
Company			AM Best	S&P
Great American Life Insurance Company	$5,212	423,000	A	A+
Annuity Investors Life Insurance Company	195	111,000	A	A+

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

Due to the deposit-type nature of annuities, annuity premiums received and benefit payments are recorded as increases or decreases in the annuity benefits accumulated liability rather than as revenue and expense under GAAP. Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Statutory Premiums
	2018	2017	2016
Financial institutions single premium annuities — indexed	$1,776	$1,711	$1,950
Financial institutions single premium annuities — fixed	492	622	468
Retail single premium annuities — indexed	1,418	990	1,056
Retail single premium annuities — fixed	87	70	73
Broker dealer single premium annuities — indexed	1,271	733	658
Broker dealer single premium annuities — fixed	14	7	9
Pension risk transfer	132	6	—
Education market — fixed and indexed annuities	192	174	184

Total fixed annuity premiums	5,382	4,313	4,398
Variable annuities	25	28	37

Total annuity premiums	$5,407	$4,341	$4,435

Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred basis. The issuer of the annuity collects premiums (purchase payments), credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time lump-sum premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.

Annuity contracts are generally classified as either fixed rate (including fixed-indexed and variable-indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of assets and liabilities.

An indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing market index (generally the S&P 500) or other external rate, price, or unit value (an “index”). A fixed-indexed annuity protects against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). In 2018, GALIC began offering variable-indexed annuities, which are similar to fixed-indexed annuities except that the product offers greater upside participation in the selected index as compared to a fixed-index annuity and replaces the guarantee of principal in a fixed-indexed annuity with a guaranteed maximum loss. GALIC purchases and sells call and put options designed to substantially offset the effect of the index participation in the liabilities associated with indexed annuities.

As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of fair value accounting for derivatives related to fixed-indexed (including variable-indexed) annuities (“FIAs”) (dollars in millions):

	Year ended December 31,
	2018	2017	2016
Annuity earnings before income taxes — before unlocking and change in fair value of derivatives related to FIAs	$427	$421	$397
Unlocking	(31)	(3)	1
Impact of derivatives related to FIAs (a):
Change in fair value or derivatives	(51)	(70)	(53)
Related impact on amortization of DPAC (b)	18	37	26

Annuity segment earnings before income taxes	$363	$385	$371

(a)

FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the policyholder liability from the index participation. Both the index-based component of the annuities (fair value of $2.72 billion at December 31, 2018) and the related call and put options (net fair value of $183 million at December 31, 2018) are considered derivatives that must be marked-to-market through earnings each period. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

(b)	An estimate of the related acceleration/deceleration of the amortization of deferred policy acquisition costs and deferred sales inducements.

Marketing

GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 75 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct approximately 1,600 actively producing agents.

GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2018 statutory premiums):

	2018	2017
Wells Fargo & Company	7.4%	8.1%
The PNC Financial Services Group, Inc.	6.6%	9.1%
Regions Financial Corporation	4.8%	6.5%
LPL Financial	4.8%	5.5%
BB&T Corporation	3.7%	5.5%

In the education market, schools may allow employees to save for retirement through contributions made on a before-tax basis. Federal income taxes are not payable on pretax contributions or earnings until amounts are withdrawn. GALIC sells its education market annuities through regional and national agencies.

GALIC is licensed to sell its fixed annuity products in all states except New York; it is licensed to sell its variable products in all states except New York and Vermont. At December 31, 2018, GALIC had approximately 536,000 annuity policies in force. The states that accounted for 5% or more of GALIC’s statutory annuity premiums in 2018 and the comparable preceding years are shown below:

	2018	2017	2016
California	10.2%	10.0%	9.8%
Florida	8.1%	7.3%	8.5%
Pennsylvania	5.5%	6.1%	7.2%
Ohio	5.2%	5.4%	5.2%
Texas	5.1%	5.1%	4.6%

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability. Competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Run-off Life Segment

Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force block of approximately 97,000 policies and $10.82 billion gross ($3.13 billion net of reinsurance) of life insurance in force at December 31, 2018. Renewal premiums, net of reinsurance, were $21 million in 2018, $17 million in 2017 and $18 million in 2016. At December 31, 2018, GALIC’s life insurance reserves were $292 million, net of reinsurance recoverables.

Investment Portfolio

General

A summary of GALIC’s fixed maturities and equity securities is shown in Note E — “Investments” to the financial statements. For additional information on GALIC’s investments, see Management’s Discussion and Analysis — “Investments.”

GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2018 (dollars in millions).

	Amortized Cost	Fair Value
		Amount	%
S&P or comparable rating
AAA, AA, A	$19,959	$20,064	59%
BBB	11,271	11,124	33%

Total investment grade	31,230	31,188	92%

BB	588	572	2%
B	196	188	—%
CCC, CC, C	361	426	1%
D	154	177	—%

Total non-investment grade	1,299	1,363	3%

Not rated	1,495	1,581	5%

Total	$34,024	$34,132	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 8% of GALIC’s fixed maturity investments are MBS. At December 31, 2018, 98% (based on statutory carrying value of $34.05 billion) of GALIC’s fixed maturity investments had an NAIC designation of 1 or 2 (the highest of the six designations).

Regulation

GALIC and its insurance company subsidiaries are subject to regulation in the jurisdictions where they do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2019 by GALIC to its parent without seeking regulatory approval is $768 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2019 without seeking regulatory approval is $36 million.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

Properties

GALIC leases the majority of its office and storage facilities from AFG.

Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability

We make Annuity Payout Benefits payments and pay Death Benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.

Financial losses could adversely affect our financial strength and claims-paying ability.

As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in the Contract. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

Adverse developments in financial markets and deterioration in global economic conditions.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.

Unfavorable interest rate environments.

During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.

Losses on our investment portfolio.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.

A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.

GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.

Loss of market share due to intense competition.

There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

Ineffectiveness of risk management policies.

Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

Changes in applicable law and regulations may affect our financial strength and claims-paying ability.

We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.

Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.

The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.

We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.

GALIC’s claims-paying and financial strength is rated A (Excellent) by A.M. Best, A+ by Standard & Poor’s and A2 by Moody’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners, financial institutions and school districts often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates, caps and participation rates for our annuity products.

Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.

We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders, annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.

Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.

Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.

We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay, and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.

We may experience difficulties with technology or data security, which could have an adverse effect on our business.

We uses computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our relationships with distribution partners and customers. In the event of a disaster such as a natural catastrophe, industrial accident, blackout, malicious software, terrorist attack or war, our systems may be inaccessible to employees, customers or distribution partners for an extended period of time. Even if our offices are available and employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.

Our computer systems are vulnerable to security breaches due to the sophistication of cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures, and employee misconduct. In addition, over time, and particularly recently, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventive actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent unauthorized access, other physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business. To date, we have not experienced any material breaches or interference with our systems or networks.

We have outsourced certain technology and business process functions to third parties and may continue to do so in the future. We do so when it results in productivity improvements or other cost efficiencies. However, outsourcing certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. Although we attempt to mitigate these risks, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business if a third party fails to perform as anticipated, technological or other problems occur in the transition to a third party, or the outsourcing relationships are terminated.

The risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the federal government as well state governments, or by various regulatory organizations. As a result, our ability to conduct business and our financial position might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.

We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.

If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of distribution partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.

Failure to maintain effective and efficient information systems could adversely affect our business.

Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, distribution partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.

The occurrence of catastrophic events, terrorism or military actions could adversely affect our business operations.

The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, floods, earthquakes, pandemics, industrial accident, blackout, cyber-attack, malicious software, insider threat, insurrections and military actions, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

FINANCIAL INFORMATION

Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•

changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•

disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.

The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

Selected Financial Data

The following table sets forth certain data for the periods indicated (dollars in millions).

	Year ended December 31,
	2018	2017	2016	2015	2014
Earnings Statement Data:
Total revenues	$1,691	$1,598	$1,499	$1,340	$1,297
Earnings before income taxes	256	381	367	319	352
Net earnings, including noncontrolling interests	209	276	240	211	232
Less: Net earnings attributable to noncontrolling interests	2	6	4	6	1
Net earnings attributable to shareholder	207	270	236	205	231

	December 31,
	2018	2017	2016	2015	2014
Balance Sheet Data:
Cash and investments	$37,356	$34,500	$30,976	$28,026	$25,402
Total assets	40,801	38,120	34,362	30,828	28,012
Annuity benefits accumulated	36,616	33,316	29,907	26,622	23,492
Life, accident and health reserves	635	658	691	705	690
Shareholder’s equity	2,492	2,761	2,509	2,293	2,450

Management’s Discussion and Analysis of Financial Condition and Results of Operations

INDEX TO MD&A

GENERAL

Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.

OVERVIEW

Financial Condition

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

GALIC predominately markets individual and group traditional fixed, fixed-indexed and variable-indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note A — “Accounting Policies” to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the recoverability of deferred acquisition costs,

•	the measurement of the derivatives embedded in fixed-indexed and variable-indexed annuity liabilities, and

•	the valuation of investments, including the determination of other-than-temporary impairments.

See “Liquidity and Capital Resources — Uncertainties” for a discussion of recoverables from reinsurers and indexed annuity embedded derivatives and “Liquidity and Capital Resources — Investments” for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.

LIQUIDITY AND CAPITAL RESOURCES

Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payment of dividends to GAFRI and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, AFG may contribute funds to GALIC.

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2018, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

Condensed Consolidated Cash Flows GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Year ended December 31,
	2018	2017	2016
Net cash provided by operating activities	$1,068	$796	$699
Net cash used in investing activities	(4,052)	(2,433)	(2,687)
Net cash provided by financing activities	2,702	1,749	2,225

Net change in cash and cash equivalents	$(282)	$112	$237

Net Cash Provided by Operating Activities GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $1.07 billion, $796 million and $699 million in 2018, 2017 and 2016, respectively.

Net Cash Used in Investing Activities GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $4.05 billion in 2018 compared to $2.43 billion in 2017, an increase of $1.62 billion. GALIC had net cash flows from annuity policyholders of $2.54 billion in 2018 and $2.10 billion in 2017, which is the primary source of GALIC’s cash used in investing activities. In addition, the $165 million decrease in cash dividends paid in 2018 compared to 2017 and the $225 million advance from the Federal Home Loan Bank (“FHLB”) increased the amount of cash available for investing activities in 2018 compared to 2017.

Net cash used in investing activities was $2.43 billion in 2017 compared to $2.69 billion in 2016, a decrease of $254 million. Settlements of equity index call options exceeded purchases by $285 million in 2017 compared to purchases exceeding settlements by $110 million in 2016, accounting for a $395 million decrease in cash used in investing activities. In addition, the $85 million increase in cash dividends paid in 2017 compared to 2016 decreased the amount of cash available for investing activities in 2017 compared to 2016.

Net Cash Provided by Financing Activities GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided by financing activities was $2.70 billion in 2018 compared to $1.75 billion in 2017, an increase of $953 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $2.76 billion in 2018 compared to $1.99 billion in 2017, resulting in a $773 million increase in net cash provided by financing activities. In addition, there were $60 million of cash dividends paid in 2018 as compared to $225 million paid in 2017, resulting in a $165 million increase in net cash provided by financing activities.

Net cash provided by financing activities was $1.75 billion in 2017 compared to $2.23 billion in 2016, a decrease of $476 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $1.99 billion in 2017 compared to $2.35 billion in 2016, resulting in a $362 million decrease in net cash provided by financing activities.

Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.

GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At December 31, 2018, GALIC had $1.1 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.15% to 0.24% over LIBOR (average rate of 2.68% at December 31, 2018). While these advances must be repaid between 2019 and 2021 ($445 million in 2019, $40 million in 2020 and $611 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. At December 31, 2018, GALIC estimated that it had additional borrowing capacity of approximately $300 million from the FHLB.

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit). The treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact GALIC’s risk-based capital and the amount of dividends available in future periods. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payments of dividends and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.

In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment, significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). GALIC began selling policies with GMIRs below 2% in 2003; almost all new business since late 2010 has been issued with a 1% GMIR. At December 31, 2018, GALIC could reduce the average crediting rate on approximately $28 billion of traditional fixed, fixed-indexed and variable-indexed annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	at December 31,
GMIR	2018	2017	2016
1 — 1.99%	79%	76%	72%
2 — 2.99%	4%	5%	6%
3 — 3.99%	8%	10%	12%
4.00% and above	9%	9%	10%
Annuity benefits accumulated (in millions)	$36,616	$33,316	$29,907

For statutory accounting purposes, equity securities of non-affiliates and equity call and put options used in the fixed-indexed annuity business are generally carried at fair value. At December 31, 2018, GALIC owned publicly traded equity securities with a fair value of $743 million and equity index call and put options with a net fair value of $183 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.

GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.

Contractual Obligations The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2018 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$43,588	$3,493	$8,598	$9,341	$22,156
Life, accident and health liabilities (*)	1,363	114	195	199	855

Total	$44,951	$3,607	$8,793	$9,540	$23,011

(*)

Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $36.62 billion for annuity benefits accumulated and $635 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2018. Based on the same assumptions, GALIC projects reinsurance recoveries related to life, accident and health reserves totaling $651 million as follows: Within 1 year — $65 million; 2-3 years — $113 million; 4-5 years — $85 million; and thereafter — $388 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2018.

Off-Balance Sheet Arrangements See Note L — “Additional Information — Financial Instruments — Unfunded Commitments” to the financial statements.

Investments GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.

GALIC’s investment portfolio at December 31, 2018, contained $34.13 billion in fixed maturity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax basis and $55 million in fixed maturities were classified as trading with holding gains and losses included in net investment income. In addition, GALIC’s investment portfolio includes $659 million in equity securities carried at fair value with holding gains and losses included in realized gains (losses) on securities and $84 million in equity securities carried at fair value with holding gains and losses included in net investment income.

As detailed in Note D — “Balance Sheet Impact of Net Unrealized Gains on Securities” to the financial statements, unrealized gains and losses on GALIC’s fixed maturity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.

Fixed income investment funds are generally invested in securities with intermediate-term maturities with an objective of optimizing total return while allowing flexibility to react to changes in market conditions. At December 31, 2018, the average life of GALIC’s fixed maturities was about 6-1/2 years.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. For mortgage-backed securities (“MBS”), which comprise approximately 8% of GALIC’s fixed maturities, prices for each security are generally obtained from both pricing services and broker quotes. For the remainder of GALIC’s fixed maturity portfolio, approximately 74% are priced using pricing services and the balance is priced primarily by using non-binding broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of

MBS are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31, 2018 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

Fair value of fixed maturity portfolio	$34,187
Pretax impact on fair value of fixed maturity portfolio	$(1,538)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%	)

Approximately 91% of the fixed maturities held by GALIC at December 31, 2018, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.

MBS are subject to significant prepayment risk due to the fact that, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates. Although interest rates have been low in recent years, tighter lending standards have resulted in fewer buyers being able to refinance the mortgages underlying much of GALIC’s non-agency residential MBS portfolio.

Summarized information for GALIC’s MBS (including those classified as trading) at December 31, 2018, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency; Alt-A mortgages are those with risk profiles between prime and subprime. The average life of the residential and commercial MBS is approximately 4-1/2 years.

	Amortized Cost	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$33	$34	103%	$1	100%
Non-agency prime	827	930	112%	103	29%
Alt-A	683	756	111%	73	33%
Subprime	208	230	111%	22	39%
Commercial	822	836	102%	14	95%

	$2,573	$2,786	108%	$213	52%

The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At December 31, 2018, 97% (based on statutory carrying value of $2.55 billion) of GALIC’s MBS had an NAIC designation of 1.

Municipal bonds represented approximately 13% of GALIC’s fixed maturity portfolio at December 31, 2018. GALIC’s municipal bond portfolio is high quality, with 99% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At December 31, 2018, approximately 71% of the municipal bond portfolio was held in revenue bonds, with the remaining 29% held in general obligation bonds. GALIC does not own general obligation bonds issued by Puerto Rico.

Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at December 31, 2018, is shown in the following table (dollars in millions). Approximately $337 million of available for sale fixed maturity securities had no unrealized gains or losses at December 31, 2018.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$16,302	$17,493
Amortized cost of securities	$15,670	$18,017
Gross unrealized gain (loss)	$632	$(524)
Fair value as % of amortized cost	104%	97%
Number of security positions	2,462	1,758
Number individually exceeding $2 million gain or loss	39	23
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Mortgage-backed securities	$219	$(6)
States and municipalities	130	(28)
Asset-backed securities	122	(76)
Banks, savings, and credit institutions	33	(104)
Manufacturing	23	(72)
Insurance companies	18	(43)
Security brokers, dealers, and services	13	(30)
Percentage rated investment grade	88%	96%

The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at December 31, 2018, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	5%	—%
After one year through five years	25%	12%
After five years through ten years	27%	49%
After ten years	11%	11%

	68%	72%
Asset-backed securities (average life of approximately 5 years)	18%	26%
Mortgage-backed securities (average life of approximately 4.5 years)	14%	2%

	100%	100%

The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at December 31, 2018
Securities with unrealized gains:
Exceeding $500,000 (318 securities)	$4,274	$374	110%
$500,000 or less (2,144 securities)	12,028	258	102%

	$16,302	$632	104%

Securities with unrealized losses:
Exceeding $500,000 (306 securities)	$5,483	$(319)	95%
$500,000 or less (1,452 securities)	12,010	(205)	98%

	$17,493	$(524)	97%

The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at December 31, 2018
Investment grade fixed maturities with losses for:
Less than one year (1,285 securities)	$14,201	$(348)	98%
One year or longer (303 securities)	2,530	(131)	95%

	$16,731	$(479)	97%

Non-investment grade fixed maturities with losses for:
Less than one year (123 securities)	$547	$(22)	96%
One year or longer (47 securities)	215	(23)	90%

	$762	$(45)	94%

When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as a realized loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the fixed maturity securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2018. Although GALIC has the ability to continue holding its fixed maturity investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change with regard to a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, including charges for other-than-temporary impairment, see “Results of Operations — Realized Gains (Losses) on Securities.”

As discussed in Note A — “Accounting Policies — Investments” to the financial statements, effective January 1, 2018, all equity securities previously classified as “available for sale” are now carried at fair value through net earnings instead of accumulated other comprehensive income and will therefore no longer be evaluated for other-than-temporary impairment.

Uncertainties GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.

Reinsurance In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. Substantially all of GALIC’s reinsurance is with companies having an A.M. Best rating in the A category. At December 31, 2018, GALIC’s largest reinsurer directly or indirectly accounts for approximately 70% of GALIC’s reinsurance in force and is rated A+ by A.M. Best.

RESULTS OF OPERATIONS

GALIC’s operations produced $256 million in pretax earnings in 2018 compared to $381 million in 2017, a decrease of $125 million (33%). GALIC’s results for 2018 compared to 2017 reflects growth in the annuity business and higher earnings from limited partnerships and similar investments, more than offset by higher net realized losses on securities, higher unlocking charges, the impact of lower investment yields due to the run-off of higher yielding investments and the impact from changes in stock market performance and interest rates as discussed below. The high returns on limited partnerships and similar investments should not necessarily be expected to repeat in future periods. Realized losses on securities in 2018 includes the decline in the fair value of equity securities that are required to be carried at fair value through net earnings under new accounting guidance adopted on January 1, 2018.

The fair value of derivatives related to FIAs was favorably impacted by higher than anticipated interest rates in 2018 compared to the negative impact of lower than anticipated interest rates in 2017. The favorable impact of interest rates between periods was offset by the negative impact of higher interest on the embedded derivative (from growth in the FIA business and higher interest rates), higher than expected option costs in the 2018 and the impact of lower stock market performance in the 2018 period. GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions in the fourth quarter of each year. If changes in the economic environment of actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim quarter. In addition to the fourth quarter detailed review, GALIC unlocked its assumptions for option costs and interest rates in the second quarter of 2018 due to the continued higher FIA option costs (resulting primarily from higher than expected risk-free rates). GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $31 million in 2018 compared to $3 million in 2017.

GALIC’s operations produced $381 million in pretax earnings for 2017 compared to $367 million in 2016, an increase of $14 million (4%). This increase reflects growth in the annuity business, partially offset by lower investment yields due to the run-off of higher yielding investments and higher general and administrative expenses. Included in these results is the change in fair value of derivatives related to FIAs, which had a negative impact of $33 million in 2017 compared to $27 million in 2016. Both periods reflect the negative impact of lower than anticipated interest rates, partially offset by the positive impact of a higher stock market on the fair value accounting for FIAs. GALIC’s unlocking of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $3 million in 2017 compared to a net annuity expense reduction of $1 million in 2016.

The following table illustrates the impact of unlocking and fair value accounting for derivatives related to FIAs on earnings before income taxes (dollars in millions):

	Year ended December 31,			% Change
	2018	2017	2016	2018 - 2017	2017 - 2016
Earnings before realized losses on securities and income taxes — before the impact of unlocking and derivatives related to FIAs	$425	$430	$402	(1%)	7%
Unlocking	(31)	(3)	1	933%	(400%)
Impact of derivatives related to FIAs	(33)	(33)	(27)	—%	22%

Earnings before realized losses on securities and income taxes	361	394	376	(8%)	5%
Realized losses on securities	(105)	(13)	(9)	708%	44%

Earnings before income taxes	$256	$381	$367	(33%)	4%

Net Investment Income

Net investment income in 2018 was $1.66 billion compared to $1.48 billion in 2017, an increase of $179 million (12%). This increase primarily reflects growth in GALIC’s annuity business and higher earnings from limited partnerships and similar investments, partially offset by the impact of lower investment yields. GALIC’s operations recorded $114 million in earnings from partnerships and similar investments and AFG-managed CLO’s in 2018 compared to $53 million in 2017, an increase of $61 million (115%). The high returns from limited partnerships and similar investments should not necessarily be expected to repeat in future periods.

Net investment income in 2017 was $1.48 billion compared to $1.38 billion in 2016, an increase of $102 million (7%). This increase primarily reflects the growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

Realized Gains (Losses) on Securities

GALIC’s realized losses on securities were $105 million in 2018 compared to $13 million in 2017, an increase of $92 million (708%). GALIC’s realized losses on securities were $13 million in 2017 compared to $9 million in 2016, an increase of $4 million (44%). Realized gains (losses) on securities consisted of the following (in millions):

	Year ended December 31,
	2018	2017	2016
Realized gains (losses) before impairments:
Disposals	$12	$22	$56
Change in the fair value of derivatives	(7)	(3)	(7)
Change in the fair value of equity securities (*)	(107)	—	—
Adjustments to annuity deferred policy acquisition costs and related items	11	(3)	(7)

	(91)	16	42

Impairment charges:
Securities	(21)	(43)	(66)
Adjustments to annuity deferred policy acquisition costs and related items	7	14	15

	(14)	(29)	(51)

Realized gains (losses) on securities	$(105)	$(13)	$(9)

(*)

As discussed in Note A—“Accounting Policies—Investments,” beginning in January 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. This amount includes a $110 million net loss on securities that were still held at December 31, 2018.

Policy Charges and Other Income

Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $115 million in 2018 compared to $111 million in 2017, an increase of $4 million (4%). Excluding the impact of unlocking charges of $1 million in 2018 and $3 million in 2017 related to unearned revenue, policy charges and other income were $116 million in 2018 and $114 million in 2017, an increase of $2 million (2%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

Excluding the impact of unlocking charges of $3 million in 2017 and $1 million in 2016 related to unearned revenue, policy charges and other income were $114 million in 2017 and $109 million in 2016, an increase of $5 million (5%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

Annuity Benefits

Annuity benefits were $998 million in 2018, $892 million in 2017 and $800 million in 2016, representing an increase of $106 million (12%) in 2018 compared to 2017 and an increase of $92 million (12%) in 2017 compared to 2016. Annuity benefits consisted of the following (dollars in millions):

	Year ended December 31,			% Change
	2018	2017	2016	2018 - 2017	2017 - 2016
Interest credited	$709	$638	$579	11%	10%
Change in other benefit reserves	179	149	145	20%	3%
Embedded derivative mark-to-market	(248)	564	194	(144%)	191%
Equity option mark-to-market	299	(494)	(141)	(161%)	250%
Unlocking	59	35	23	69%	52%

Total annuity benefits	$998	$892	$800	12%	12%

Interest Credited

Interest credited for 2018 was $709 million compared to $638 million in 2017, an increase of $71 million (11%), reflecting the impact of growth in the annuity business.

Interest credited for 2017 was $638 million compared to $579 million in 2016, an increase of $59 million (10%). The impact of growth in the annuity business was partially offset by lower interest crediting rates on new premiums as compared to the crediting rates on policyholder funds surrendered or withdrawn.

Change in Other Benefit Reserves

Change in other benefit reserves was $179 million in 2018 compared to $149 million in 2017, an increase of $30 million (20%), reflecting growth in the annuity business and the increase on guaranteed withdrawal benefits reserve due to the impact of change in stock market performance in 2018 of $106 million compared to $67 million in 2017, an increase of $39 million (58%).

Change in other benefit reserves was $149 million in 2017 compared to $145 million in 2016, an increase of $4 million (3%), reflecting growth in the annuity business.

Change in Fair Value of Derivatives Related to Fixed-Indexed (Including Variable-Indexed) Annuities

GALIC’s fixed-indexed (including variable-indexed) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The change in the fair value of the embedded derivative includes an ongoing expense for interest accreted on the embedded derivative. The interest accreted in any period is generally based on the size of the embedded derivative and current interest rates. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the embedded derivative component of GALIC’s annuity benefits accumulated, see Note C — “Fair Value Measurements” to the financial statements.

Excluding the impact of unlocking charges, the net change in fair value of derivatives related to fixed-indexed annuities increased annuity benefits by $51 million in 2018, $70 million in 2017 and $53 million in 2016. The change in the fair value of these derivatives includes interest accreted on the embedded derivative reserve of $36 million in 2018, $16 million in 2017 and $7 million in 2016 (before DPAC amortization). GALIC expects both the size of the embedded derivative and interest rates to rise, resulting in continued increases in interest on the embedded derivative. During 2018, the positive impact of higher than expected interest rates on the fair value of these derivatives was more than offset by the higher interest on the embedded derivative, the negative impact of higher than expected option costs and significantly lower stock market performance. The increase in 2017 and 2016 reflects the negative impact of significantly lower than anticipated interest rates on the fair value of these derivatives, partially offset by the positive impact of strong stock market performance in both periods.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on annuity benefits expense.

Insurance Acquisition Expenses, Net

Insurance acquisition expenses, net, include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable expenses and commissions on sales of insurance products.

Excluding the impact of unlocking expense reductions of $29 million in 2018, $35 million in 2017 and $25 million in 2016 (discussed below), insurance acquisition expenses, net, were $289 million in 2018, $207 million in 2017 and $210 million in 2016, representing an increase of $82 million (40%) in 2018 compared to 2017 and a decrease of $3 million (1%) in 2017 compared to 2016. The increase in 2018 compared to 2017 reflects growth in the business and the acceleration (in 2018) and deceleration (in 2017) of DPAC amortization related to changes in the fair value of derivatives related to FIAs. The negative impact of significantly lower than anticipated interest rates during 2017 and 2016 on the fair value of derivatives related to fixed-indexed annuities resulted in a partially offsetting deceleration in the amortization of DPAC.

See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience, and higher than expected lapse rates could lead to write-offs of DPAC or PVFP in the future.

Other Expenses

Other expenses were $140 million in 2018 compared to $130 million in 2017, an increase of $10 million (8%). Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred.

Other expenses were $130 million in 2017 compared to $118 million in 2016, an increase of $12 million (10%). The increase in other expenses in 2017 compared to 2016 primarily reflects growth in the business and an increase in the number of sales personnel focused on new initiatives and increased market share within existing financial institutions and retail marketing organizations.

Statutory Annuity Premiums

GALIC’s annuity operations generated statutory premiums of $5.41 billion in 2018, $4.34 billion in 2017 and $4.44 billion in 2016, an increase of $1.07 billion (25%) in 2018 compared to 2017 and a decrease of $94 million (2%) in 2017 compared to 2016. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Year ended December 31,			% Change
	2018	2017	2016	2018 - 2017	2017 - 2016
Financial institutions single premium annuities — indexed	$1,776	$1,711	$1,950	4%	(12%)
Financial institutions single premium annuities — fixed	492	622	468	(21%)	33%
Retail single premium annuities — indexed	1,418	990	1,056	43%	(6%)
Retail single premium annuities — fixed	87	70	73	24%	(4%)
Broker dealer single premium annuities — indexed	1,271	733	658	73%	11%
Broker dealer single premium annuities — fixed	14	7	9	100%	(22%)
Pension risk transfer	132	6	—	2,100%	—%
Education market — fixed and indexed annuities	192	174	184	10%	(5%)

Total fixed annuity premiums	5,382	4,313	4,398	25%	(2%)
Variable annuities	25	28	37	(11%)	(24%)

Total annuity premiums	$5,407	$4,341	$4,435	25%	(2%)

Management believes the 25% increase in annuity premiums in 2018 compared to 2017 is the result of the introduction of new products, efforts to expand in the retail and broker dealer markets and an improving interest rate environment in 2018.

Management attributes the 2% decrease in annuity premiums in 2017 compared to 2016 to the result of GALIC’s adherence to pricing discipline in a relatively low and decreasing interest rate environment during the year, as well as from aggressive pricing from certain of GALIC’s competitors.

Annuity Unlocking

GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions in the fourth quarter of each year. If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim period. GALIC recorded net unlocking charges related to its annuity business of $31 million and $3 million in 2018 and 2017, respectively, and a net expense reduction of $1 million in 2016, which impacted GALIC’s financial statements as follows (in millions):

	Year ended December 31,
	2018	2017	2016
Policy charges and other income:
Unearned revenue	$(1)	$(3)	$(1)

Total revenues	(1)	(3)	(1)
Annuity benefits:
Fixed-indexed annuities embedded derivative	44	25	17
Sales inducements	—	(6)	(4)
Other reserves	15	16	10

Total annuity benefits	59	35	23
Insurance acquisition expenses, net:
Deferred policy acquisition costs	(29)	(35)	(25)

Total costs and expenses	30	—	(2)

Net expense reduction (charge)	$(31)	$(3)	$1

The net charge of $4 million from unlocking annuity assumptions in the fourth quarter of 2018 reflects the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher actual yields than previously anticipated), more than offset by a slight increase in projected expenses and the unfavorable impact of changes in projected policyholder annuitization and lapse behavior. Reinvestment rate assumptions are based primarily on 7-year and 10-year corporate bond yields. For the fourth quarter 2018 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.68% in 2019, grading up ratably to an ultimate net reinvestment rate of 5.54% in 2025 and beyond.

The net charge of $27 million from unlocking annuity assumptions in the second quarter of 2018 is due primarily to the unfavorable impact of higher projected option costs, partially offset by the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher than previously anticipated reinvestment rates). For the second quarter 2018 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.44% in the second half of 2018, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2022 and beyond.

The net charge from unlocking annuity assumptions in 2017 reflects the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates), a slight increase in projected expenses (due primarily to an increase in projected trailer commissions) and slightly higher projected option costs in the near term, substantially offset by the favorable impact of changes in projected policyholder annuitization and lapse behavior. For the 2017 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.99% in 2018, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2023 and beyond.

The 2016 net expense reduction reflects the favorable impact of an increase in projected net interest spreads on in-force business, substantially offset by the unfavorable impact of (i) changes in projected policyholder annuitization and lapse behavior, (ii) an increase in the risk premium for the uncertainty in the cash flows component of the discount rates used to value the FIA-related embedded derivative and (iii) a slight decrease in projected stock market growth over the next three years. For the 2016 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.24% in 2017, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2022 and beyond.

The table below compares the reinvestment rate assumed on assets purchased to directly support “fixed annuity benefits accumulated” in GALIC’s unlockings for the next calendar year to the actual reinvestment rate achieved in that period (both net of investment expenses):

	First
Unlocking	Investment	Reinvestment Rate
Year	Period	Assumed (*)	Achieved
2015	2016	4.05%	4.27%
2016	2017	4.42%	3.95%
2017	2018	4.17%	4.57%
2018	2019	4.86%	n/a

(*)	Assumed reinvestment rates exclude default rates of 0.18% in each period.

Management believes that these results over the last several years demonstrate that GALIC’s investment rate assumptions are reasonable and prudent. During 2018, credit spreads widened resulting in a higher achieved reinvestment rate than assumed in the 2017 unlocking. During 2017, long-term interest rates were lower than anticipated and credit spreads narrowed, resulting in a lower achieved reinvestment rate than assumed in the 2016 unlocking. In addition to the reinvestment rates above, actual default rates in 2018, 2017 and 2016 were lower than the long-term default rates of 0.18% assumed in the unlocking in each of the periods above.

Income Taxes GALIC’s provision for income taxes was $47 million in 2018 compared to $105 million in 2017, a decrease of $58 million (55%). GALIC’s provision for income taxes was $105 million in 2017 compared to $127 million in 2016, a decrease of $22 million (17%). See Note I — “Income Taxes” to the financial statements for an analysis of items affecting GALIC’s effective tax rate.

ACCOUNTING STANDARDS TO BE ADOPTED

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments, which provides a new credit loss model for determining credit-related impairments for financial instruments measured at amortized cost (e.g. mortgage loans or reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses considers historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent increases or decreases in such losses, will be recorded immediately through realized gains (losses) as an allowance that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the balance sheet at the amount expected to be collected. The updated guidance also amends the current other-than-temporary impairment model for available for sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. Subsequent increases or decreases in expected credit losses will be recorded immediately in the income statement through realized gains (losses). GALIC will be required to adopt this guidance effective January 1, 2020. GALIC cannot estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is adopted.

In August 2018, the FASB issued ASU 2018-12, Financial Services – Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts, which changes the assumptions used to measure the liability for future policy benefits for traditional and limited pay contracts (e.g. life, accident and health benefits) from being locked in at inception to being updated at least annually and standardizes the liability discount rate to be used and updated each reporting period, requires the measurement of market risk benefits associated with deposit contracts (e.g. annuities) to be recorded at fair value, simplifies the amortization of deferred policy acquisition costs to a constant level basis over the expected life of the related contracts and requires enhanced disclosures. GALIC will be required to adopt this guidance effective January 1, 2022. GALIC cannot estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is adopted.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

Fixed Maturity Portfolio In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in market interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.

Consistent with the discussion in Management’s Discussion and Analysis — “Investments,” the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	2018		2017
Fair value of fixed maturity portfolio	$34,187		$31,339
Pretax impact on fair value of fixed maturity portfolio	$(1,538)		$(1,567)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%	)	(5.0%	)

Annuity Contracts Substantially all of GALIC’s fixed rate annuity contracts permit GALIC to change crediting rates (subject to minimum interest rate guarantees as determined by applicable law) enabling management to react to changes in market interest rates. In 2003, GALIC began issuing products with guaranteed minimum interest rates (“GMIRs”) of less than 2%; almost all new business since late 2010 has been issued at a 1% GMIR. At December 31, 2018, GALIC could reduce the average crediting rate on approximately $28 billion of traditional fixed and fixed-indexed annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis).

The interest credited rate as a percent of fixed annuity benefits accumulated on GALIC’s in-force block of fixed annuities was 2.03% for the year ended December 31, 2018. Management estimates that the interest credited rate on this in-force business will range from 2.10% to 2.20% over the next five years. This rate reflects actuarial assumptions as to (i) expected investment spreads, (ii) deaths, (iii) annuitizations, (iv) surrenders and other withdrawals and (v) renewal premiums. Actual experience and changes in actuarial assumptions may result in different effective crediting rates than those above.

Actuarial assumptions used to estimate DPAC and certain annuity liabilities, as well as GALIC’s ability to maintain spread, could be impacted if a low interest rate environment continues for an extended period, or if increases in interest rates cause policyholder behavior to differ significantly from current expectations.

Projected payments (in millions) in each of the subsequent five years and for all years thereafter on GALIC’s fixed annuity liabilities at December 31 were as follows:

	First	Second	Third	Fourth	Fifth	Thereafter	Total	Fair Value (*)
2018	$3,493	$3,989	$4,609	$4,701	$4,640	$22,156	$43,588	$34,765
2017	2,655	3,071	3,481	4,121	4,343	20,982	38,653	32,461

(*)	Fair value of annuity benefits accumulated excluding life contingent annuities in the payout phase (carrying value of $232 million at December 31, 2018 and $206 million at December 31, 2017).

GALIC’s fixed-indexed (including variable-indexed) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. See Note C — “Fair Value Measurements” and Note F — “Derivatives” to the financial statements for a discussion of these derivatives.

Financial Statements and Supplementary Data

Financial statements of Great American Life Insurance Company and supplementary data are included in this prospectus. The table of contents is set out below.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholder

Great American Life Insurance Company and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2018 and 2017, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Adoption of New Accounting Standard

As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for equity investments, other than those accounted for under the equity method, to measure equity investments at fair value with changes in fair value recognized in net earnings for the year ended December 31, 2018.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due from error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ERNST & YOUNG LLP
We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 23, 2019

A-1

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Dollars in Millions, Except Per Share Data)

	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$329	$611
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $34,024 and $30,058)	34,132	31,223
Fixed maturities, trading at fair value	55	116
Equity securities, at fair value	743	593
Investments accounted for using the equity method	817	595
Mortgage loans	783	820
Policy loans	174	184
Real estate and other investments	323	358

Total cash and investments	37,356	34,500
Recoverables from reinsurers	298	312
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $42 and $433)	1,381	943
Accrued investment income	326	291
Equity index call options	184	701
Variable annuity assets (separate accounts)	557	644
Funds held as collateral	103	389
Net deferred tax assets	168	—
Other assets	428	340

Total assets	$40,801	$38,120

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $14 and $137)	$36,616	$33,316
Life, accident and health reserves	635	658
Variable annuity liabilities (separate accounts)	557	644
Liability for funds held as collateral	103	389
Net deferred tax liabilities	—	33
Other liabilities	351	272

Total liabilities	38,262	35,312
Shareholder’s equity:
Common Stock, par value — $12.50 per share: — 1,200,000 shares authorized — 201,000 shares issued and outstanding	3	3
Capital surplus	970	953
Retained earnings	1,488	1,248
Accumulated other comprehensive income, net of tax	31	557

Total shareholder’s equity	2,492	2,761
Noncontrolling interests	47	47

Total equity	2,539	2,808

Total liabilities and equity	$40,801	$38,120

See notes to consolidated financial statements.

A-2

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS

(In Millions)

	Year ended December 31,
	2018	2017	2016
Revenues:
Net investment income	$1,657	$1,478	$1,376
Realized losses on securities (*)	(105)	(13)	(9)
Life, accident and health net earned premiums	24	22	24
Policy charges and other income	115	111	108

Total revenues	1,691	1,598	1,499
Costs and Expenses:
Annuity benefits	998	892	800
Life, accident and health benefits	37	23	29
Insurance acquisition expenses, net	260	172	185
Other expenses	140	130	118

Total costs and expenses	1,435	1,217	1,132

Earnings before income taxes	256	381	367
Provision for income taxes	47	105	127

Net earnings, including noncontrolling interests	209	276	240
Less: Net earnings attributable to noncontrolling interests	2	6	4

Net Earnings Attributable to Shareholder	$207	$270	$236

(*)	Consists of the following:

Realized gains (losses) before impairments	$(91)	$16	$42
Losses on securities with impairment	(14)	(30)	(51)
Non-credit portion recognized in other comprehensive income (loss)	—	1	—

Impairment charges recognized in earnings	(14)	(29)	(51)

Total realized losses on securities	$(105)	$(13)	$(9)

See notes to consolidated financial statements.

A-3

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In Millions)

	Year ended December 31,
	2018	2017	2016
Net earnings, including noncontrolling interests	$209	$276	$240
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(443)	194	76
Reclassification adjustment for realized (gains) losses included in net earnings	5	2	6

Total net unrealized gains (losses) on securities	(438)	196	82
Net unrealized gains (losses) on cash flow hedges	2	(4)	(8)

Other comprehensive income (loss), net of tax	(436)	192	74

Total comprehensive income (loss), net of tax	(227)	468	314
Less: Comprehensive income attributable to noncontrolling interests	2	6	4

Comprehensive income (loss) attributable to shareholder	$(229)	$462	$310

See notes to consolidated financial statements.

A-4

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncon- trolling Interests	Total Equity
Balance at December 31, 2015	201,000	$895	$1,206	$192	$2,293	$55	$2,348
Net earnings	—	—	236	—	236	4	240
Other comprehensive income	—	—	—	74	74	—	74
Capital contributions from parent	—	45	—	—	45	—	45
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	1	—	—	1	(1)	—

Balance at December 31, 2016	201,000	$941	$1,302	$266	$2,509	$58	$2,567
Net earnings	—	—	270	—	270	6	276
Other comprehensive income	—	—	—	192	192	—	192
Impact of the U.S. corporate tax rate change on AOCI	—	—	(99)	99	—	—	—
Capital contributions from parent	—	14	—	—	14	—	14
Dividends	—	—	(225)	—	(225)	—	(225)
Other	—	1	—	—	1	(17)	(16)

Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
Cumulative effect of accounting change	—	—	93	(90)	3	—	3
Net earnings	—	—	207	—	207	2	209
Other comprehensive loss	—	—	—	(436)	(436)	—	(436)
Capital contributions from parent	—	17	—	—	17	—	17
Dividends	—	—	(60)	—	(60)	—	(60)
Other	—	—	—	—	—	(2)	(2)

Balance at December 31, 2018	201,000	$973	$1,488	$31	$2,492	$47	$2,539

See notes to consolidated financial statements.

A-5

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In Millions)

	Year ended December 31,
	2018	2017	2016
Operating Activities:
Net earnings, including noncontrolling interests	$209	$276	$240
Adjustments:
Depreciation and amortization	(67)	(80)	(75)
Annuity benefits	998	892	800
Realized (gains) losses on investing activities	105	13	9
Net (purchases) sales of trading securities	59	3	(2)
Deferred annuity and life policy acquisition costs	(263)	(225)	(229)
Amortization of insurance acquisition costs	215	133	152
Change in:
Recoverables from reinsurers	14	16	12
Accrued investment income	(35)	(29)	(20)
Funds held as collateral	286	(9)	(169)
Other assets	(71)	(25)	(57)
Life, accident and health reserves	(23)	(33)	(14)
Liability for funds held as collateral	(286)	9	169
Other liabilities	11	(106)	(83)
Other operating activities, net	(84)	(39)	(34)

Net cash provided by operating activities	1,068	796	699

Investing Activities:
Purchases of:
Fixed maturities	(7,898)	(7,062)	(6,186)
Equity securities	(326)	(128)	(72)
Mortgage loans	(142)	(130)	(213)
Equity index options	(567)	(432)	(358)
Other investments	(296)	(409)	(320)
Real estate, property and equipment	(15)	(10)	(16)
Proceeds from:
Maturities and redemptions of fixed maturities	3,551	4,247	3,259
Repayments of mortgage loans	155	156	203
Sales of fixed maturities	447	315	528
Sales of equity securities	121	82	96
Exercise of equity index options	786	717	248
Sales of other investments	122	186	171
Sales of real estate, property and equipment	—	27	14
Other investing activities, net	10	8	(41)

Net cash used in investing activities	(4,052)	(2,433)	(2,687)

Financing Activities:
Annuity receipts	5,407	4,341	4,435
Annuity surrenders, benefits and withdrawals	(2,916)	(2,341)	(2,275)
Net transfers from variable annuity assets	47	54	42
Advances from Federal Home Loan Bank	225	—	150
Repayments to Federal Home Loan Bank	—	(64)	—
Capital contributions from parent	—	—	15
Cash dividends paid	(60)	(225)	(140)
Other financing activities, net	(1)	(16)	(2)

Net cash provided by financing activities	2,702	1,749	2,225

Net Change in Cash and Cash Equivalents	(282)	112	237
Cash and cash equivalents at beginning of period	611	499	262

Cash and cash equivalents at end of period	$329	$611	$499

See notes to consolidated financial statements.

A-6

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	Accounting Policies

Basis of Presentation The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). GALIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2018, and prior to April 23, 2019, have been evaluated for potential recognition or disclosure herein.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

Fair Value Measurements Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any significant nonrecurring fair value measurements of nonfinancial assets and liabilities in 2018 or 2017.

Investments On January 1, 2018, GALIC adopted Accounting Standards Update (“ASU”) 2016-01, which requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At December 31, 2017, GALIC had $593 million in equity securities classified as “available for sale” under the prior guidance with holding gains and losses included in accumulated other comprehensive income (“AOCI”) instead of net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI was reclassified to retained earnings as the cumulative effect of an accounting change. The cumulative effect of the accounting change also includes the net unrealized gain on GALIC’s small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under the new guidance ($3 million net of tax at the date of adoption).

Holding gains and losses on equity securities carried at fair value under ASU 2016-01 are generally recorded in realized gains (losses) on securities. However, GALIC records holding gains and losses on a small portfolio of limited partnerships and similar investments carried at fair value under the new guidance as “fair value through net investment income” in net investment income.

Under the new guidance, GALIC recorded holding losses of $97 million on equity securities in net earnings during 2018 on securities that were still owned at December 31, 2018. Under the prior guidance, these holding losses would have been recorded in AOCI (with the exception of any impairment charge that may have been recorded). Because almost all of the equity securities impacted by the new guidance were carried at fair value through AOCI under the prior guidance, the adoption of the new guidance did not have a material impact on GALIC’s financial position.

A-7

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Fixed maturity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in AOCI in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

Limited partnerships and similar investments are generally accounted for using the equity method of accounting. Under the equity method, GALIC records its share of the earnings or losses of the investee based on when they are reported by the investee in its financial statements rather than in the period in which the investee declares a dividend. GALIC’s share of the earnings or losses from equity method investments is generally recorded on a quarter lag due to the timing of the receipt of the investee’s financial statements. GALIC’s equity in the earnings (losses) of limited partnerships and similar investments is included in net investment income.

Gains or losses on fixed maturity securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the statement of earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only and principal-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.

To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.

Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. Any hedge ineffectiveness is immediately recorded in current period earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.

Funds Held as Collateral GALIC receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.

Reinsurance Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding

A-8

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

Deferred Policy Acquisition Costs (“DPAC”) Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Annuity Benefits Accumulated Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue. For traditional fixed annuities, the liability for annuity benefits accumulated represents the account value that has accrued to the benefit of the policyholder as of the balance sheet date. For fixed-indexed annuities, the liability for annuity benefits accumulated includes an embedded derivative that represents the estimated fair value of the index participation with the remaining component representing the discounted value of the guaranteed minimum contract benefits.

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.

Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.

Unearned Revenue Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.

Life, Accident and Health Reserves Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields,

A-9

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Variable Annuity Assets and Liabilities Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.

GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.

Premium Recognition For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

Noncontrolling Interests For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.

Income Taxes GALIC and its subsidiaries have an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date. This includes the impact on deferred tax assets or liabilities established through AOCI, which results in an amount equal to the difference between the deferred tax at the historical corporate rate and the newly enacted rate stranded in AOCI. As permitted under guidance adopted effective December 31, 2017 (ASU 2018-02), GALIC reclassified the $99 million

A-10

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings at December 31, 2017. See Note I — “Income Taxes” for further information.

Benefit Plans GALIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

Revenue Recognition Guidance Effective in 2018 On January 1, 2018, GALIC adopted ASU 2014-09, which provides guidance on recognizing revenue when (or as) performance obligations under the contract are satisfied. The new guidance also updates the accounting for certain costs associated with obtaining and fulfilling contracts with customers and requires certain new disclosures. Because revenue recognition for insurance contracts and financial instruments (GALIC’s primary sources of revenue) were excluded from the scope of the new guidance, the adoption of ASU 2014-09 did not have a material impact on GALIC’s results of operations or financial position.

Lease Accounting Guidance Effective in 2019 In February 2016, the FASB issued ASU 2016-02, which requires entities that lease assets for terms longer than one year to recognize assets and liabilities for the rights and obligations created by those leases on the balance sheet based on the present value of contractual cash flows. Qualitative and quantitative disclosures of the amount, timing and uncertainty of cash flows arising from leases will also be required. GALIC will adopt the updated guidance effective January 1, 2019. Management evaluated the impact of this guidance as of December 31, 2018 and does not expect it to have a material effect on the Company’s results of operations or financial position.

B.	Segments of Operations

GALIC manages its business as two segments: (i) Annuity and (ii) Run-off life. GALIC’s annuity business markets traditional fixed, fixed-indexed and variable-indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.

The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	December 31,
	2018	2017	2016
Assets
Annuity	$40,115	$37,392	$33,607
Run-off life	686	728	755

Total assets	$40,801	$38,120	$34,362

A-11

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

	Year ended December 31,
	2018	2017	2016
Revenues
Annuity:
Net investment income	$1,638	$1,458	$1,355
Other income	108	106	104

Total annuity	1,746	1,564	1,459
Run-off life	50	47	49

Total revenues before realized gains (losses)	1,796	1,611	1,508
Realized losses on securities	(105)	(13)	(9)

Total revenues	$1,691	$1,598	$1,499

Earnings Before Income Taxes
Annuity	$363	$385	$371
Run-off life	(2)	9	5

Total earnings before realized gains (losses) and income taxes	361	394	376
Realized gains (losses) on securities	(105)	(13)	(9)

Total earnings before income taxes	$256	$381	$367

C.	Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, corporate and municipal fixed maturity securities, asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), non-affiliated common stocks and equity index options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available at the valuation date. GALIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

AFG’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company’s internal investment professionals are a group of approximately 25 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar

A-12

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2018
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$6	$25	$8	$39
States, municipalities and political subdivisions	—	4,238	59	4,297
Foreign government	—	13	—	13
Residential MBS	—	1,787	161	1,948
Commercial MBS	—	788	48	836
Asset-backed securities	—	6,925	628	7,553
Corporate and other	14	17,713	1,719	19,446

Total AFS fixed maturities	20	31,489	2,623	34,132
Trading fixed maturities	—	55	—	55
Equity securities	493	38	212	743
Equity index call options	—	184	—	184
Variable annuity assets (separate accounts) (*)	—	557	—	557
Other assets — derivatives	—	16	—	16

Total assets accounted for at fair value	$513	$32,339	$2,835	$35,687

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,720	$2,720
Other liabilities — derivatives	—	49	—	49

Total liabilities accounted for at fair value	$—	$49	$2,720	$2,769

December 31, 2017
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$8	$30	$8	$46
States, municipalities and political subdivisions	—	4,253	72	4,325
Foreign government	—	13	—	13
Residential MBS	—	2,198	99	2,297
Commercial MBS	—	834	34	868
Asset-backed securities	—	5,697	540	6,237
Corporate and other	16	16,480	941	17,437

Total AFS fixed maturities	24	29,505	1,694	31,223
Trading fixed maturities	—	116	—	116
Equity securities	450	38	105	593
Equity index call options	—	701	—	701
Variable annuity assets (separate accounts) (*)	—	644	—	644
Other assets — derivatives	—	—	—	—

Total assets accounted for at fair value	$474	$31,004	$1,799	$33,277

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,542	$2,542
Other liabilities — derivatives	—	35	—	35

Total liabilities accounted for at fair value	$—	$35	$2,542	$2,577

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

A-13

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The transfers between Level 1 and Level 2 for the years ended December 31, 2018, 2017 and 2016 are reflected in the table below at fair value as of the end of the reporting period (dollars in millions):

	Level 2 To Level 1 Transfers						Level 1 To Level 2 Transfers
	# of Transfers			Fair Value			# of Transfers			Fair Value
	2018	2017	2016	2018	2017	2016	2018	2017	2016	2018	2017	2016
Perpetual preferred stocks	—	1	—	$—	$1	$—	—	1	1	$—	$1	$1
Common stocks	—	—	2	—	—	—	—	—	2	—	—	—

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in observable trade activity.

Approximately 8% of the total assets carried at fair value on December 31, 2018 were Level 3 assets. Approximately 71% ($2.00 billion) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by GALIC.

Internally developed Level 3 asset fair values represent approximately $794 million at December 31, 2018. Of this amount, approximately $440 million relates to fixed maturity securities that were priced using management’s best estimate of an appropriate credit spread over the treasury yield (of a similar duration) to discount future expected cash flows using a third party model. The credit spread applied by management is the significant unobservable input. For this group of approximately 100 securities, the average spread used was 584 basis points over the reference treasury yield and the spreads ranged from 131 basis points to 2,966 basis points (approximately 80% of the spreads were between 400 and 700 basis points). Had management used higher spreads, the fair value of this group of securities would have been lower. Conversely, if the spreads used were lower, the fair values would have been higher. For the remainder of the internally developed prices, any justifiable changes in unobservable inputs used to determine fair value would not have resulted in a material change in GALIC’s financial position.

The derivatives embedded in GALIC’s fixed-indexed and variable-indexed annuity liabilities are measured using a discounted cash flow approach and had a fair value of $2.72 billion at December 31, 2018. The following table presents information about the unobservable inputs used by management in determining fair value of these Level 3 liabilities. See Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for credit risk	0.6% – 2.1% over the risk free rate
Risk margin for uncertainty in cash flows	0.73% reduction in the discount rate
Surrenders	3% – 23% of indexed account value
Partial surrenders	2% – 9% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	1.5% – 9.5% of indexed account value
Budgeted option costs	2.6% – 3.6% of indexed account value

The range of adjustments for credit risk is based on the Moody’s corporate A2 bond index and reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed and variable-indexed annuity products with an expected range of 7% to 11% in the majority of future calendar years (3% to 23% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed and variable-indexed annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

A-14

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Changes in balances of Level 3 financial assets and liabilities carried at fair value during 2018, 2017 and 2016 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs and $20 million of equity securities transferred into Level 3 in the first quarter of 2018 related to a small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under new guidance adopted on January 1, 2018, as discussed in Note A — “Accounting Policies — Investments.” All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2017	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2018
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	72	—	(3)	—	(2)	—	(8)	59
Residential MBS	99	(5)	(4)	—	(18)	106	(17)	161
Commercial MBS	34	—	—	14	—	—	—	48
Asset-backed securities	540	(2)	(10)	316	(182)	71	(105)	628
Corporate and other	941	(9)	(18)	986	(148)	26	(59)	1,719

Total AFS fixed maturities	1,694	(16)	(35)	1,316	(350)	203	(189)	2,623
Equity securities	105	(4)	—	106	(4)	20	(11)	212

Total Level 3 assets	$1,799	$(20)	$(35)	$1,422	$(354)	$223	$(200)	$2,835

Embedded derivatives (*)	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

Total Level 3 liabilities	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $44 million in 2018.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2016	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2017
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	75	—	1	—	(2)	—	(2)	72
Residential MBS	148	(3)	1	1	(26)	32	(54)	99
Commercial MBS	25	2	—	13	(10)	4	—	34
Asset-backed securities	359	—	1	295	(95)	154	(174)	540
Corporate and other	652	(5)	3	440	(120)	29	(58)	941

Total AFS fixed maturities	1,267	(6)	6	749	(253)	219	(288)	1,694
Equity securities	110	(14)	7	25	(10)	—	(13)	105

Total Level 3 assets	$1,377	$(20)	$13	$774	$(263)	$219	$(301)	$1,799

Embedded derivatives (*)	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

Total Level 3 liabilities	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $25 million in 2017.

A-15

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2015	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2016
AFS fixed maturities:
U.S. government agency	$15	$(7)	$—	$—	$—	$—	$—	$8
State and municipal	32	—	(3)	47	(1)	—	—	75
Residential MBS	184	(3)	(2)	6	(26)	29	(40)	148
Commercial MBS	36	(1)	—	—	(6)	—	(4)	25
Asset-backed securities	333	(1)	1	30	(20)	49	(33)	359
Corporate and other	580	(1)	(9)	134	(58)	22	(16)	652

Total AFS fixed maturities	1,180	(13)	(13)	217	(111)	100	(93)	1,267
Equity securities	83	(6)	23	28	(15)	9	(12)	110

Total Level 3 assets	$1,263	$(19)	$10	$245	$(126)	$109	$(105)	$1,377

Embedded derivatives (*)	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)

Total Level 3 liabilities	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $17 million in 2016.

Fair Value of Financial Instruments   The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying Value	Fair Value
		Total	Level 1	Level 2	Level 3
December 31, 2018
Financial assets:
Cash and cash equivalents	$329	$329	$329	$—	$—
Mortgage loans	783	772	—	—	772
Policy loans	174	174	—	—	174

Total financial assets not accounted for at fair value	$1,286	$1,275	$329	$—	$946

Financial liabilities:
Annuity benefits accumulated (*)	$36,384	$34,765	$—	$—	$34,765

Total financial liabilities not accounted for at fair value	$36,384	$34,765	$—	$—	$34,765

December 31, 2017
Financial assets:
Cash and cash equivalents	$611	$611	$611	$—	$—
Mortgage loans	820	814	—	—	814
Policy loans	184	184	—	—	184

Total financial assets not accounted for at fair value	$1,615	$1,609	$611	$—	$998

Financial liabilities:
Annuity benefits accumulated (*)	$33,110	$32,461	$—	$—	$32,461

Total financial liabilities not accounted for at fair value	$33,110	$32,461	$—	$—	$32,461

(*)	Excludes $232 million and $206 million of life contingent annuities in the payout phase at December 31, 2018 and 2017, respectively.

The carrying amount of cash and cash equivalents approximates fair value. Fair values for mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

A-16

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

D.	Balance Sheet Impact of Net Unrealized Gains on Securities

In addition to adjusting fixed maturity securities and equity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains (losses) on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
December 31, 2018
Fixed maturities	$34,024	$108	$34,132
Deferred policy acquisition costs	1,423	(42)	1,381
Annuity benefits accumulated	(36,602)	(14)	(36,616)
Unearned revenue (included in other liabilities)	(29)	1	(28)

Net unrealized gain, pretax		53
Deferred tax on unrealized gain		(11)

Net unrealized gain, after tax (included in AOCI)		$42

December 31, 2017
Fixed maturities	$30,058	$1,165	$31,223
Equity securities (*)	479	114	593
Deferred policy acquisition costs	1,376	(433)	943
Annuity benefits accumulated	(33,179)	(137)	(33,316)
Unearned revenue (included in other liabilities)	(33)	13	(20)

Net unrealized gain, pretax		722
Deferred tax on unrealized gain		(152)

Net unrealized gain, after tax (included in AOCI)		$570

(*)

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings.

A-17

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

E.	Investments

Available for sale fixed maturities at December 31 consisted of the following (in millions):

	2018					2017
	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value
		Gains	Losses				Gains	Losses
Fixed maturities:
U.S. Government and government agencies	$41	$1	$(3)	$(2)	$39	$48	$1	$(3)	$(2)	$46
States, municipalities and political subdivisions	4,195	130	(28)	102	4,297	4,147	190	(12)	178	4,325
Foreign government	11	2	—	2	13	11	2	—	2	13
Residential MBS	1,749	203	(4)	199	1,948	2,040	259	(2)	257	2,297
Commercial MBS	822	16	(2)	14	836	835	33	—	33	868
Asset-backed securities	7,507	122	(76)	46	7,553	6,120	130	(13)	117	6,237
Corporate and other	19,699	158	(411)	(253)	19,446	16,857	614	(34)	580	17,437

Total fixed maturities	$34,024	$632	$(524)	$108	$34,132	$30,058	$1,229	$(64)	$1,165	$31,223

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2018 and December 31, 2017, respectively, were $112 million and $127 million. Gross unrealized gains on such securities at December 31, 2018 and December 31, 2017 were $89 million and $103 million, respectively. Gross unrealized losses on such securities at December 31, 2018 and December 31, 2017 were $5 million and $4 million, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate primarily to residential MBS.

As discussed in Note A — “Accounting Policies — Investments,” GALIC implemented new accounting guidance effective on January 1, 2018, which required all equity securities previously classified as “available for sale” to be reported at fair value, with holding gains and losses recognized in net earnings. Equity securities reported at fair value consisted of the following at December 31, 2018 (in millions):

	Actual Cost	Fair Value	Fair Value over (under) Cost
Common stocks	$562	$518	$(44)
Perpetual preferred stocks	236	225	(11)

Total equity securities carried at fair value	$798	$743	$(55)

A-18

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More
	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
December 31, 2018
Fixed maturities:
U.S. Government and government agencies	$—	$1	100%	$(3)	$11	79%
States, municipalities and political subdivisions	(12)	773	98%	(16)	471	97%
Residential MBS	(3)	203	99%	(1)	32	97%
Commercial MBS	(1)	117	99%	(1)	30	97%
Asset-backed securities	(60)	4,038	99%	(16)	440	96%
Corporate and other	(294)	9,616	97%	(117)	1,761	94%

Total fixed maturities	$(370)	$14,748	98%	$(154)	$2,745	95%

December 31, 2017
Fixed maturities:
U.S. Government and government agencies	$—	$4	100%	$(3)	$10	77%
States, municipalities and political subdivisions	(4)	396	99%	(8)	273	97%
Residential MBS	—	29	100%	(2)	33	94%
Commercial MBS	—	65	100%	—	—	—%
Asset-backed securities	(6)	876	99%	(7)	217	97%
Corporate and other	(18)	1,745	99%	(16)	524	97%

Total fixed maturities	$(28)	$3,115	99%	$(36)	$1,057	97%

Equity securities:
Common stocks	$(10)	$58	85%	$—	$—	—%
Perpetual preferred stocks	—	53	100%	—	10	100%

Total equity securities	$(10)	$111	92%	$—	$10	100%

At December 31, 2018, the gross unrealized losses on fixed maturities of $524 million relate to 1,758 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 91% of the gross unrealized loss and 96% of the fair value.

The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

GALIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. During 2018, GALIC recorded other-than-temporary impairment charges related to its residential MBS of $5 million.

A-19

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

In 2018, GALIC recorded approximately $16 million in other-than-temporary impairment charges related to fixed maturities other than residential MBS, including $11 million related to aircraft financing. Other-than-temporary impairment charges on fixed maturities other than residential MBS were $13 million in 2017 and $24 million in 2016. In addition, GALIC recorded $2 million in other-than-temporary impairment charges in 2017 on investments that are included in other investments on the balance sheet.

Management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2018.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities previously classified as “available for sale” are required to be carried at fair value through net earnings instead of accumulated other comprehensive income and therefore are no longer be evaluated for other-than-temporary impairment. In 2017 and 2016, GALIC recorded other-than-temporary impairment charges on equity securities classified as available for sale of $27 million and $41 million, respectively.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in millions):

	2018	2017	2016
Balance at January 1	$99	$104	$110
Additional credit impairments on:
Previously impaired securities	—	1	1
Securities without prior impairments	1	2	—
Reductions due to sales or redemptions	(3)	(8)	(7)

Balance at December 31	$97	$99	$104

The table below sets forth the scheduled maturities of available for sale fixed maturities (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	December 31, 2018
	Amortized Cost	Fair Value
		Amount	%
Maturity
One year or less	$868	$875	3%
After one year through five years	6,055	6,099	18%
After five years through ten years	13,246	13,057	38%
After ten years	3,777	3,764	11%

	23,946	23,795	70%
ABS (average life of approximately 5 years)	7,507	7,553	22%
MBS (average life of approximately 4.5 years)	2,571	2,784	8%

Total	$34,024	$34,132	100%

Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of shareholder’s equity at December 31, 2018 or 2017.

A-20

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Net Investment Income The following table shows (in millions) investment income earned and investment expenses incurred:

	2018	2017	2016
Investment income:
Fixed maturities	$1,450	$1,342	$1,248
Equity securities:
Dividends	30	21	24
Change in fair value (*)	13	—	—
Equity in earnings of partnerships and similar investments	96	37	22
Mortgage loans	45	46	47
Policy loans	10	11	11
Real estate and other	26	31	34

Gross investment income	1,670	1,488	1,386
Investment expenses	(13)	(10)	(10)

Net investment income	$1,657	$1,478	$1,376

(*)

As discussed in Note A — “Accounting Policies — Investments,” GALIC adopted guidance in January 2018 that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. Although the change in the fair value of the majority of GALIC’s equity securities is recorded in realized gains (losses) on securities, GALIC records holding gains and losses in net investment income on equity securities classified as “trading” under the previous guidance and on a small portfolio of limited partnership and similar investments that do not qualify for the equity method of accounting.

GALIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses, which included investment management fees charged by this subsidiary, were $7 million for the year ended December 31, 2018 and $5 million for both the years ended December 31, 2017 and 2016.

Realized gains (losses) and changes in unrealized appreciation (depreciation) included in AOCI related to fixed maturity and equity security investments are summarized as follows (in millions):

	2018				2017
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$5	$(21)	$(16)	$(1,057)	$15	$(14)	$1	$455
Equity securities	(107)	—	(107)	—	12	(27)	(15)	66
Mortgage loans and other investments	—	—	—	—	(8)	(2)	(10)	—
Other (*)	11	7	18	502	(3)	14	11	(219)

Total pretax	(91)	(14)	(105)	(555)	16	(29)	(13)	302
Tax effects:
Reclassify impact of U.S. corporate tax rate change	—	—	—	—	—	—	—	101
Other	19	3	22	117	(6)	10	4	(106)

Total tax effects	19	3	22	117	(6)	10	4	(5)

Net of tax	$(72)	$(11)	$(83)	$(438)	$10	$(19)	$(9)	$297

A-21

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

	2016
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$32	$(25)	$7	$127
Equity securities	17	(41)	(24)	51
Mortgage loans and other investments	—	—	—	—
Other (*)	(7)	15	8	(52)

Total pretax	42	(51)	(9)	126
Tax effects	(15)	18	3	(44)

Net of tax	$27	$(33)	$(6)	$82

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. GALIC recorded net holding gains (losses) on equity securities during 2018 on securities that were still owned at December 31, 2018 as follows (in millions):

2018

Included in realized gains (losses)	$(110)
Included in net investment income	13

$(97)

Gross realized gains and losses (excluding impairment write-downs and mark-to-market of derivatives) on available for sale fixed maturity investment transactions consisted of the following (in millions):

	2018	2017	2016
Fixed maturities:
Gross gains	$17	$37	$45
Gross losses	(12)	(19)	(6)

During 2017 and 2016, GALIC recorded gross gains of $23 million and $19 million and gross losses of $11 million and $2 million, respectively, on available for sale equity securities.

F.	Derivatives

As discussed under “Derivatives” in Note A — “Accounting Policies,” GALIC uses derivatives in certain areas of its operations.

Derivatives That Do Not Qualify for Hedge Accounting The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		December 31, 2018		December 31, 2017
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability
MBS with embedded derivatives	Fixed maturities	$84	$—	$80	$—
Public company warrants	Equity securities	—	—	4	—
Fixed-indexed and variable-indexed annuities (embedded derivative)	Annuity benefits accumulated	—	2,720	—	2,542
Equity index call options	Equity index call options	184	—	701	—
Equity index put options	Other liabilities	—	1	—	—
Reinsurance contract (embedded derivative)	Other liabilities	—	2	—	4

		$268	$2,723	$785	$2,546

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The MBS with embedded derivatives consist of primarily interest-only and principal-only MBS. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.

Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.

GALIC’s fixed-indexed and variable-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($103 million at December 31, 2018 and $389 million at December 31, 2017) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the change in the fair value of the call and put options will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities and the related call and put options are considered derivatives. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

As discussed under “Reinsurance” in Note A, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

The following table summarizes the gains (losses) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting (in millions):

Derivative	Statement of Earnings Line	2018	2017	2016
MBS with embedded derivatives	Realized losses on securities	$(4)	$(3)	$(7)
Public company warrants	Realized losses on securities	(3)	—	—
Fixed-indexed and variable-indexed annuities (embedded derivative) (*)	Annuity benefits	204	(589)	(211)
Equity index call options	Annuity benefits	(298)	494	141
Equity index put options	Annuity benefits	(1)	—	—
Reinsurance contract (embedded derivative)	Net investment income	2	(2)	(1)

		$(100)	$(100)	$(78)

(*)	The change in fair value of the embedded derivative includes losses related to unlocking of actuarial assumptions of $44 million in 2018, $25 million in 2017 and $17 million in 2016.

Derivatives Designated and Qualifying as Cash Flow Hedges As of December 31, 2018, GALIC has entered into sixteen interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.

Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between August 2019 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps increased to $2.35 billion at December 31, 2018 compared to $1.58 billion at December 31, 2017, reflecting six new swaps with an aggregate notional amount at issuance of $911 million entered into in 2018, partially offset by the scheduled amortization discussed above. The fair value of the effective portion of the interest rate swaps in an asset position and included in other assets was $16 million at December 31, 2018 and less than $1 million at December 31, 2017. The fair value of the effective portion of interest rate swaps in a liability position and included in other liabilities was $46 million at December 31, 2018 and $31 million at December 31, 2017. The net unrealized gain or loss on cash flow hedges is included in

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were losses of $3 million in 2018 compared to income of $6 million in 2017 and $7 million in 2016. There was no ineffectiveness recorded in net earnings during these periods. A collateral receivable supporting these swaps of $135 million at December 31, 2018 and $70 million at December 31, 2017 is included in other assets in GALIC’s Balance Sheet.

G.	Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2015	$1,014	$119	$55	$1,188	$(234)	$954
Additions	229	9	—	238	—	238
Amortization:
Periodic amortization	(168)	(24)	(9)	(201)	—	(201)
Annuity unlocking	25	4	—	29	—	29
Included in realized gains	6	2	—	8	—	8
Change in unrealized	—	—	—	—	(31)	(31)

Balance at December 31, 2016	1,106	110	46	1,262	(265)	997
Additions	225	4	—	229	—	229
Amortization:
Periodic amortization	(160)	(19)	(8)	(187)	—	(187)
Annuity unlocking	34	6	1	41	—	41
Included in realized gains	9	1	—	10	—	10
Other	—	—	10	10	—	10
Change in unrealized	—	—	—	—	(157)	(157)

Balance at December 31, 2017	1,214	102	49	1,365	(422)	943
Additions	263	2	—	265	—	265
Amortization:
Periodic amortization	(237)	(19)	(7)	(263)	—	(263)
Annuity unlocking	29	—	—	29	—	29
Included in realized gains	14	1	—	15	—	15
Change in unrealized	—	—	—	—	392	392

Balance at December 31, 2018	1,283	86	42	1,411	(30)	1,381

(*)	Adjustments to DPAC related to net unrealized gains/losses on securities and cash flow hedges.

The present value of future profits (“PVFP”) amounts in the table above are net of $148 million and $141 million of accumulated amortization at December 31, 2018 and 2017, respectively. During each of the next five years, the PVFP is expected to decrease at a rate of approximately one-eighth of the balance at the beginning of each respective year.

H.	Shareholder’s Equity

Capital Contributions from Parent In addition to receiving a $15 million cash capital contribution from GAFRI in 2016, which is presented in the statement of cash flows, GALIC received non-cash capital contributions from GAFRI totaling $17 million in 2018, $14 million in 2017 and $30 million in 2016. The non-cash capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”) Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (c)	AOCI Ending Balance
Year ended December 31, 2018
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(561)	$118	$(443)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		6	(1)	5

Total net unrealized gains (losses) on securities (b)	$570	(555)	117	(438)	$(90)	$42
Net unrealized gains (losses) on cash flow hedges	(13)	2	—	2	—	(11)

Total	$557	$(553)	$117	$(436)	$(90)	$31

Year ended December 31, 2017
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$299	$(105)	$194
Reclassification adjustment for realized (gains) losses included in net earnings (a)		3	(1)	2

Total net unrealized gains on securities (b)	$273	302	(106)	196	$101	$570
Net unrealized losses on cash flow hedges	(7)	(6)	2	(4)	(2)	(13)

Total	$266	$296	$(104)	$192	$99	$557

Year ended December 31, 2016
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$117	$(41)	$76
Reclassification adjustment for realized (gains) losses included in net earnings (a)		9	(3)	6

Total net unrealized gains on securities (b)	$191	126	(44)	82	$—	$273
Net unrealized gains (losses) on cash flow hedges	1	(12)	4	(8)	—	(7)

Total	$192	$114	$(40)	$74	$—	$266

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized gains (losses) on securities
Tax	Provision for income taxes

(b)

Includes net unrealized gains of $33 million, $42 million and $34 million at December 31, 2018, 2017 and 2016, respectively, related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

(c)

On January 1, 2018, GALIC adopted new guidance that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities classified as available for sale (with unrealized holding gains and losses reported in AOCI) under the prior guidance was reclassified from AOCI to retained earnings as the cumulative effect of an accounting change. Other also includes the December 2017 reclassification of $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings (see Note A — “Accounting Policies — Income Taxes”).

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

I.	Income Taxes

The following is a reconciliation of income taxes at the statutory rate (21% in 2018 and 35% in both 2017 and 2016) to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	2018		2017		2016
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT
Earnings before income taxes (“EBT”)	$256		$381		$367

Income taxes at statutory rate	$54	21%	$133	35%	$128	35%
Effect of permanent items	(7)	(3%)	(4)	(1%)	(1)	—%
Effect of change in U.S. corporate tax rate	—	—%	(24)	(6%)	—	—%

Provision for income taxes as shown in the statement of earnings	$47	18%	$105	28%	$127	35%

The Tax Cuts and Jobs Act of 2017 (“TCJA”), which was enacted on December 22, 2017, lowered the U.S corporate tax rate to 21% and made other widespread changes to the U.S. tax code effective in 2018. Because the TCJA was enacted in December 2017, GALIC recorded the $24 million decrease in its net deferred tax liability resulting from the changes in the tax code (primarily the lower corporate tax rate applicable to 2018 and future years) in the fourth quarter of 2017.

At the time it was enacted, the TCJA was subject to further clarification and interpretation by the U.S. Treasury Department and the Internal Revenue Service. The resulting transitional deferred tax liability (taxes payable over eight years under the TCJA) was recorded at December 31, 2017 using reasonable estimates based on available information and was considered provisional in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 118 (“SAB 118”). Because the established transition liability was completely offset by an increase in related deferred tax assets, the adjustment to the final amount when the factors were published in 2018 did not impact GALIC’s effective tax rate. In accordance with SAB 118, the transitional deferred tax liability (and offsetting adjustment to the related deferred tax assets) and all other changes in deferred taxes resulting from clarification and interpretation of the TCJA were recorded in 2018 in the period in which the guidance was published and did not have a material impact on GALIC’s effective tax rate. As a result, GALIC’s implementation of the TCJA is complete as of December 31, 2018.

GALIC’s 2012 — 2018 tax years remain subject to examination by the IRS.

GALIC did not have any earnings or losses subject to tax in a foreign jurisdiction for the years ended December 31, 2018, 2017 and 2016.

The total income tax provision (credit) consists of (in millions):

	2018	2017	2016
Current taxes:
Federal	$130	$183	$185
State	3	3	4
Deferred taxes:
Federal	(86)	(57)	(62)
Impact of change in U.S. corporate tax rate	—	(24)	—

Provision for income taxes	$47	$105	$127

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in the GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2018			2017
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserves	$521	$3	$524	$447	$29	$476
Other, net	8	—	8	15	(3)	12

Total deferred tax assets	529	3	532	462	26	488
Deferred tax liabilities:
Investment securities	(23)	(22)	(45)	(9)	(269)	(278)
Deferred policy acquisition costs	(248)	8	(240)	(243)	91	(152)
Insurance claims and reserves transition liability	(79)	—	(79)	(91)	—	(91)

Total deferred tax liabilities	(350)	(14)	(364)	(343)	(178)	(521)

Net deferred tax asset (liability)	$179	$(11)	$168	$119	$(152)	$(33)

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2018 and 2017.

GALIC did not have a liability for uncertain tax positions during 2018, 2017 or 2016.

Cash payments for income taxes, net of refunds, were $106 million, $217 million and $236 million for 2018, 2017 and 2016, respectively.

J.	Contingencies

GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.

K.	Insurance

Securities owned by GALIC, having a carrying value of approximately $26 million at December 31, 2018, were on deposit as required by regulatory authorities.

FHLB Funding Agreements GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $47 million investment in FHLB capital stock at December 31, 2018 is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market. In the fourth quarter of 2018, GALIC refinanced the terms on a $40 million advance to extend the maturity and the FHLB advanced GALIC $225 million, increasing the total amount advanced to $1.10 billion (included in annuity benefits accumulated) at December 31, 2018. In 2017, GALIC refinanced the terms on advances totaling $831 million, which lowered the weighted average spread over LIBOR. Interest rates under the various funding agreements on the advances range from 0.15% to 0.24% over LIBOR (average rate of 2.68% at December 31, 2018). While these advances must be repaid between 2019 and 2021 ($445 million in 2019, $40 million in 2020 and $611 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.28 billion (included in available for sale fixed maturity securities) at

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2018. Interest credited on the funding agreements, which is included in annuity benefits, was $20 million in 2018, $14 million in 2017 and $8 million in 2016.

Statutory Information GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2018	2017	2016	2018	2017
GALIC consolidated life insurance companies	$802	$286	$167	$2,701	$2,132

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit), which is reflected in the life insurance companies capital and surplus in the table above. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2018 and 2017, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2018 or 2017.

GALIC paid dividends to GAFRI totaling $60 million, $225 million and $140 million in 2018, 2017 and 2016, respectively. The maximum amount of dividends that can be paid to shareholders in 2019 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2019 by GALIC without prior approval is $768 million, based on net earnings. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2019 without prior approval is $36 million.

Reinsurance GALIC has reinsured approximately $7.69 billion of its $10.82 billion in face amount of life insurance at December 31, 2018 compared to $8.32 billion of its $12.05 billion in face amount of life insurance at December 31, 2017. Life written premiums ceded were $22 million, $28 million and $31 million for 2018, 2017 and 2016, respectively. Reinsurance recoveries on ceded life policies were $41 million, $38 million and $44 million for 2018, 2017 and 2016, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.

Fixed Annuities For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2018	2017
Expected death and annuitization	$229	$228
Guaranteed withdrawal benefits	472	357
Accrued persistency and premium bonuses	1	3

Variable Annuities At December 31, 2018, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $35 million, compared to $15 million at December 31, 2017. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2018, 2017 and 2016.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

L.	Additional Information

Related Parties Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its parent, GAFRI, based on actual costs incurred. In 2018, 2017 and 2016, GALIC paid GAFRI $43 million, $40 million and $32 million, respectively, for such services.

Operating Leases Total rental expense for leases of office space was $4 million in 2018, 2017 and 2016. GALIC leases space from AFG. GALIC has no contractual obligations for rent but expects to pay similar amounts in future periods to AFG.

Financial Instruments — Unfunded Commitments On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2018, GALIC had commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $634 million.

Benefit Plans GALIC expensed approximately $2 million in 2018, 2017 and 2016 related to the retirement and employee savings plans.

A-29

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

SUPPLEMENTARY INSURANCE INFORMATION

THREE YEARS ENDED DECEMBER 31, 2018

(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2018
Annuity	$1,358	$36,616	$—	$1,638	$998	$211	$174
Run-off life	23	635	24	19	37	4	11

Total	$1,381	$37,251	$24	$1,657	$1,035	$215	$185

2017
Annuity	$917	$33,316	$—	$1,458	$892	$129	$158
Run-off life	26	658	22	20	23	4	11

Total	$943	$33,974	$22	$1,478	$915	$133	$169

2016
Annuity	$977	$29,907	$—	$1,355	$800	$147	$141
Run-off life	20	691	24	21	29	5	10

Total	$997	$30,598	$24	$1,376	$829	$152	$151

A-30

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX SUMMIT 6 ANNUITY

PROSPECTUS DATED MAY 1, 2019

The Index Summit 6 SM annuity is an individual deferred indexed annuity contract issued by Great American Life Insurance Company®. It provides that we will pay the Annuity Payout Benefit to you in exchange for your Purchase Payments.

The Contract offers you the opportunity to allocate funds to Crediting Strategies for one-year or two-year Terms. The Crediting Strategies include Indexed Strategies and a Declared Rate Strategy.

Indexed Strategies. Indexed Strategies provide returns based, in part, on the rise or fall of an Index, which may be a market index, such as the S&P 500 Index, or the share price of an exchange-traded fund, such as an iShares ETF. The value of an Indexed Strategy changes from day to day throughout each Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

At the end of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index over the Term or decreased for any fall in the applicable Index over the Term. For some Strategies, any increase for the Term is subject to a limit called the Cap. For others, any increase for the Term is subject to a limit called the Upside Participation Rate. For all Strategies, any decrease for the Term is subject to a limit called the Downside Participation Rate.

•

The Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. We can change the Cap for each new Term of an Indexed Strategy. It will never be less than 1%.

•	If the rise in the Index is greater than the Cap, the increase for the Term will equal the Cap and will be less than the rise in the Index.

•	If the rise in the Index is equal to the Cap, the increase for the Term will equal both the Cap and the rise in the Index.

•	If the rise in the Index is less than the Cap, the increase for the Term will be less than the Cap and will equal the rise in the Index.

•

The Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. We can change the Upside Participation Rate for each new Term of an Indexed Strategy. It never will be less than 5%. If the Upside Participation Rate for the Term is less than 100%, then the increase for the Term will be less than the rise in the Index.

•

The Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The decrease for the Term will be only half of the fall in the Index.

Before the end of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage. The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

•

The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap or Upside Participation Rate and the Downside Participation Rate.

•	The Amortized Option Cost is the initial Net Option Price amortized over the Term.

•	The Trading Cost is the estimated cost of selling the hypothetical options.

The Investment Base is the amount applied to the Indexed Strategy at the beginning of the current Term, adjusted proportionally for any withdrawals taken during the current Term and any related Early Withdrawal Charge. During the Term, the Investment Base remains unchanged except for proportional adjustments for withdrawals. The Investment Base does not include any increases or decreases for the Daily Value Percentage. It is the base amount to which such increases or decreases are applied when we calculate the value of an Indexed Strategy.

An Indexed Strategy includes a risk of potential loss, which may include both your original principal and prior earnings. This potential loss may exceed any decrease resulting from a fall in an Index due to the negative effect of the Amortized Option Cost and the Trading Cost and the deduction of applicable Early Withdrawal Charges.

For this Contract, we currently offer eight Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, and four have two-year Terms.

S&P 500 1-year Term with Cap

S&P 500 2-year Term with Cap

S&P 500 1-year Term with Participation Rate

S&P 500 2-year Term with Participation Rate

iShares MSCI EAFE ETF 1-year Term with Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate

Declared Rate Strategy. The Declared Rate Strategy earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Each Term of the Declared Rate Strategy is one-year long. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Availability of Crediting Strategies. One Indexed Strategy and a Declared Rate Strategy will always be available. At the end of a Term, we may eliminate a particular Crediting Strategy in our discretion. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances. A reduction in the number of available Crediting Strategies or a replacement of an underlying Index could materially limit the growth potential of your investment in this Contract. In the future, we may offer new Indexed Strategies with Downside Participation Rates that are greater than 50%. An allocation of funds to an Indexed Strategy with a higher Downside Participation Rate could materially increase the loss potential related to this Contract.

Early Withdrawal Charge. During the first six Contract Years, an Early Withdrawal Charge applies if you Surrender your Contract. It also applies to any withdrawal in excess of the Free Withdrawal Allowance, including automatic withdrawals and withdrawals taken to satisfy a required distribution.

Risk Factors for this Contract appear on pages 14-18 and pages 85-88. Indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Summit 6 annuity and its features, benefits, risks, and charges, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your Contract and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract. The provisions of the Contract may vary from state to state. All material state variations are identified in the State Variations section of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•

Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value.

•	All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt, or other investments. If you buy this Contract, you aren’t investing directly in an Index, in the stocks included in S&P 500 Index, in the securities or other assets held by an iShares ETF, in any underlying index tracked by an iShares ETF, or in the securities or other assets held by such underlying index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares MSCI EAFE ETF, the iShares U.S. Real Estate ETF or any data related thereto.

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The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In most states, you will bear the risk of any decreases in Indexed Strategy values before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1825218NW. Our form numbers for the Crediting Strategy endorsements to the Contract are E1825318NW, E1825418NW, E1825518NW, E1825618NW, E1825718NW, E1825818, E1825918NW, E1826018NW and E1826118NW. Our form number for the Death Benefit endorsement to this Contract is E1826318NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-227067.

SECTION I

INDEX SUMMIT 6 ANNUITY INFORMATION

SPECIAL TERMS

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. For each day, the Account Value is the sum of the current values of each Crediting Strategy, plus the current value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life the Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made. This is the date we apply your Account Value to the Annuity Payout Benefit and calculate the payment amount.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

CAP. For an Indexed Strategy with a Cap, the Cap is the largest rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. The Cap is also used in the calculation of the Daily Value Percentage for that Strategy before the end of the Term. We set the Cap for each Term of a Cap Strategy before the first day of that Term. For a given Term, we may set a different Cap for amounts attributable to Purchase Payments received on different dates.

CONTRACT. The annuity contract that is a legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY (STRATEGY). A specified method by which declared interest is set or values are calculated. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DAILY VALUE PERCENTAGE. The Daily Value Percentage is used to determine the value of an Indexed Strategy before the end of a Term. For each day of a Term of an Indexed Strategy before the final Market Day of the Term, the Daily Value Percentage is equal to: (1) the Net Option Price for that day; minus (2) the Amortized Option Cost for that day; and minus (3) the Trading Cost for that day.

See the next section (Special Terms Related to Daily Value Percentage) for the definitions of Amortized Option Cost, Net Option Price, and Trading Cost.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

DOWNSIDE PARTICIPATION RATE. For an Indexed Strategy, the Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Downside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. The Downside Participation Rate we set for an Indexed Strategy will apply to every Term of that Indexed Strategy. For every Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. If we offer a new Indexed Strategy in the future, the Downside Participation Rate for the Strategy may be more or less than 50%.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first six Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that might otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund (ETF) used to calculate the value of an Indexed Strategy. The Index at the start of a Term is its level or price at the last Market Close on or before the first day of that Term. The Index at the end of a Term is its level or price at the final Market Close of that Term.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in the level or price of an Index over a Term.

INVESTMENT BASE. The base amount used to calculate the value of an Indexed Strategy. The Investment Base is the amount applied to an Indexed Strategy at the start of a current Term, adjusted proportionally for any withdrawal during the Term and any related Early Withdrawal Charge. An Investment Base is not used to calculate the value of a Declared Rate Strategy.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Index.

MARKET DAY. Each day that all markets that are used to measure the available Indexes are open for regular trading.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or a Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is determined after deducting any taxes withheld from the payment and after deducting any fee charged by the person remitting payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held until it is applied to a Crediting Strategy on a Strategy Application Date.

REQUEST IN GOOD ORDER. An election or a request that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

An election or a request is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the election or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the election or the request. If you have any questions, you should contact us or your registered representative before submitting your election or your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. For each day, the Surrender Value is the Account Value on that day minus the Early Withdrawal Charge that would apply on a Surrender of the Contract. The Surrender Value will reflect the applicable Strategy values as calculated on that day.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or values are calculated. Terms are either one year long or two years long. Each Term will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

UPSIDE PARTICIPATION RATE. For an Indexed Strategy with an Upside Participation Rate, the Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Upside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. We set the Upside Participation Rate for each Term of a Participation Rate Strategy before the first day of that Term. For a given Term, we may set a different Upside Participation Rate for amounts attributable to Purchase Payments received on different dates.

SPECIAL TERMS RELATED TO DAILY VALUE PERCENTAGE

AMORTIZED OPTION COST. The Amortized Option Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Amortized Cost for a day is calculated at the last Market Close on or before that day. The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long or by 730 days if that Term is two years long. The initial Net Option Price is the Net Option Price calculated at the start of the Term.

NET OPTION PRICE. The Net Option Price is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy on each day before the final Market Day of a Term. The Net Option Price for a day is calculated at the last Market Close on or before that day.

•

For strategies with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

The option prices in these formulas reflect the possible future change in the Index over the remainder of the Term. The formulas take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate.

ATM CALL OPTION PRICE. The calculated price of a hypothetical at-the-money call option. The hypothetical at-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

ATM PUT OPTION PRICE. The calculated price of a hypothetical at-the-money put option. The hypothetical at-the-money put option is one that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

OTM CALL OPTION PRICE. The calculated price of a hypothetical out-of-the-money call option. The hypothetical out-of-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term, but only if and to the extent that rise exceeds the Cap for that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

TRADING COST. The Trading Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Trading Cost is the estimated cost of selling the hypothetical options before the end of a Term. The Trading Cost for a day is a percentage set by us by the last Market Close on or before that day. The Trading Cost reflects the average market difference between option bid-ask average prices and option bid prices.

SUMMARY

The Great American Life Index Summit 6 annuity is an individual deferred indexed annuity contract that may help you accumulate retirement savings. The Contract is intended for long-term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The key features of the Contract are described in this Summary. Read this entire prospectus for more detailed information about the Contract.

Benefits

•

The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•

The Cash Benefit lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first six Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

•	The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Account Value as of the applicable date.

Purchase Payments and Issue Age

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies

For this Contract, we currently offer eight Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, and four have two-year Terms.

S&P 500 1-year Term with Cap

S&P 500 2-year Term with Cap

S&P 500 1-year Term with Participation Rate

S&P 500 2-year Term with Participation Rate

iShares MSCI EAFE ETF 1-year Term with Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate

Indexed Strategy Value

The value of an Indexed Strategy changes from day to day throughout each Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

•

Once the last Market Day of the Term has been reached, the value of an Indexed Strategy is equal to the Investment Base increased for any rise in the applicable Index over that Term or decreased for any fall in the applicable Index over that Term. Any increase for the Term is limited by the Cap or Upside Participation Rate for the Term. Any decrease for the Term is limited by the Downside Participation Rate.

•

On each day before the last Market Day of the Term, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage as of the most recent Market Close.

A withdrawal reduces the Strategy value by the amount of the withdrawal and any related Early Withdrawal Charge.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base.

At the start of a Term, the Investment Base of an Indexed Strategy is equal to the amount applied to that Strategy for that Term. The Investment Base will not change during a Term unless there is a withdrawal. For example, if $60,000 is applied to a given Indexed Strategy at the beginning of a Term, and there are no withdrawals, then the Investment Base throughout that Term will be $60,000.

A withdrawal reduces the Investment Base by the amount that is proportional to the reduction in the Strategy value on account of the withdrawal and any related Early Withdrawal Charge. For example, if a withdrawal and the related Early Withdrawal Charge are equal to 35% of the Strategy value, then the Investment Base for that Strategy will be reduced by 35%.

This means the dollar amount of the proportional reduction in the Investment Base will not be the same as the dollar amount of the withdrawal and the Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the proportional reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the proportional reduction in the Investment Base will be greater than the withdrawal and the related Early Withdrawal Charge.

Indexed Strategy Value at End of Term

At the end of a Term, the value of an Indexed Strategy is equal to the Investment Base increased for any rise in the Index or decreased for any fall in the Index over the Term. Any increase for the Term is limited by a Cap or an Upside Participation Rate. Any decrease for a Term is limited by the Downside Participation Rate.

•

If the Index rises over the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap. For example, if the Index rises by 20% over the Term and the applicable Cap is 12%, then the value of the Strategy at the end of the Term is equal to the Investment Base increased by 12%. If the Index rises by 9% over the Term and the applicable Cap is 12%, then the value of the Strategy at the end of the Term is equal to the Investment Base increased by 9%.

•

If the Index rises over the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for the Term multiplied by the rise in the Index. For example, if the Index rises by 20% over the Term and the applicable Upside Participation Rate is 75%, then the Strategy value at the end of the Term will equal the Investment Base increased by 15%.

•

If the Index falls over the Term, then the Strategy value at the end of the Term will be the Investment Base decreased by your share of the fall in the Index. Your share of any fall in the Index is equal to the Downside Participation Rate multiplied by the fall in the Index. For example, if the Index falls by 20% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of a Term will equal the Investment Base decreased by 10%. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 50%.

We set the Caps and Upside Participation Rates for each Indexed Strategy prior to the start of each Term. This means Caps and Upside Participation Rates may change for each Term. A Cap will never be lower than 1%. An Upside Participation Rate will never be less than 5%. At least 10 days before the next Term starts, we will post the Caps and Upside Participation Rates that will apply to the Indexed Strategies for that next Term on our website.

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

For each Term of each Indexed Strategy that we currently offer with this Contact, the Downside Participation Rate is 50%. The Downside Participation for these Indexed Strategies will not change.

Indexed Strategy Value before End of Term

Before the end of a Term, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage. For example, if the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is 8%, then the value of your Strategy on that day is equal to $108,000 ($100,000 Investment Base, increased by $100,000 x 8%). If the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is -4%, then the value of your Strategy on that day is equal to $96,000 ($100,000 Investment Base, decreased by $100,000 x -4%).

The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

•

The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap or Upside Participation Rate and the Downside Participation Rate.

•	The Amortized Option Cost is the initial cost of those options amortized over the Term.

•	The Trading Cost is the estimated cost of selling those options.

Here is the formula we use to calculate the Daily Value Percentage.

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Examples. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy. You do not take any withdrawals during that Term, which means your Investment Base on each day of that Term is $100,000.

	On Day 30 of the Term	On Day 253 of the Term
Assumptions
Net Option Price	1.61%	10.00%
Amortized Option Cost	2.11%	0.70%
Trading Cost	0.20%	0.20%
Calculations
Daily Value Percentage	-0.70% (1.61% - 2.11% - 0.20%)	9.10% (10.00% - 0.70% - 0.20%)
Dollar amount of increase/decrease	$700 decrease ($100,000 x - 0.70%)	$9,100 increase ($100,000 x 9.10%)
Strategy value	$99,300 ($100,000 - $700)	$109,100 ($100,000 + $9,100)

Declared Rate Strategy

Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. Each Term of the Declared Rate Strategy is one year long. A Declared Rate will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Strategy Renewals and Reallocations

At the end of each Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

•	If you reallocate, then we will apply the ending values of the Crediting Strategies to a new Term of the Crediting Strategies that you select.

•	If you do not reallocate, then we will apply the ending value of each Crediting Strategy to a new Term of that same Strategy.

You cannot reallocate your value among Crediting Strategies during a Term. We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation.

Access to Your Money through Withdrawals

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date. A withdrawal from an Indexed Strategy will reduce the Account Value by the amount of the withdrawal. A withdrawal during a Term will reduce the Investment Base, which is used to calculate subsequent Strategy values for that Term, by an amount that is proportional to the reduction in the Indexed Strategy due to the withdrawal.

Early Withdrawal Charge

An Early Withdrawal Charge applies during the first six Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance.

•	For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us.

•	For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary.

Payout Options

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•	Fixed Period Payout

•	Life Payout

•	Life Payout with Payments for at Least a Fixed Period

•	Joint and One-Half Survivor Payout

Death Benefit

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit value is the Account Value as of the applicable date.

Tax Deferral

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. In some states, the refund amount is equal to the Purchase Payments. In other states, the refund amount is equal to the Account Value on the day that we receive a cancellation request. In this case, an owner bears the risk of changes in Indexed Strategy values before cancellation. See the Right to Cancel (Free Look) section for more information about your cancellation rights and the State Variations section of this prospectus for more information about state variations that apply to cancellation rights.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Indexed Strategies

There is a significant risk of loss of principal and prior earnings if you allocate your Purchase Payment(s) to an Indexed Strategy. Such a loss may be substantial. This risk exists because, at the end of that Term, you can lose up to 50% of the money allocated to an Indexed Strategy. In addition, before the end of a Term, the value of an Indexed Strategy may be even less than 50% of the money allocated to that Indexed Strategy because the loss will include a reduction for the Amortized Option Cost and the Trading Cost. If you allocate money to one or more Indexed Strategies over multiple Terms, you may lose money each Term, which may result in a cumulative loss that is greater than 50% of your Purchase Payment(s).

If we offer a new Indexed Strategy in the future, the Downside Participation Rate for the Strategy may be more or less than 50%. The risk of loss of principal will be greater if you allocate money to a Strategy with a higher Downside Participation Rate. In a worst case scenario, if we eliminate all of the current Indexed Strategies and offer only new Indexed Strategies with higher Downside Participation Rates, then your risk of loss of principal will increase unless you allocate all of your money to the Declared Rate Strategy.

Loss of Principal Related to Early Withdrawal Charge

There is also a risk of loss of principal and prior earnings if you take a withdrawal from your Contract or Surrender it during the first six Contract Years and an Early Withdrawal Charge applies. This risk exists for each Strategy, including the Declared Rate Strategy. An Early Withdrawal Charge will reduce the value of the Strategy. This reduction may exceed any prior earnings.

Long-Term Nature of Contract

The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Strategy Value at End of Term

If the Index rises over the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap. If the Index rises over the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for that Term multiplied by the rise in the Index. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy with a Cap will not fully reflect the corresponding rise in the Index over the Term and the return on money allocated to an Indexed Strategy with an Upside Participation Rate that is less than 100% will never reflect the entire corresponding rise in the Index over the Term.

Limits on Strategy Value before End of Term

Before the end of a Term, we calculate the value of an Indexed Strategy using a Daily Value Percentage that is not tied directly to the underlying Index. The Daily Value Percentage includes the prices of hypothetical options. Such option prices will vary from day to day. You will bear the risk that the Daily Value Percentage may decrease the Strategy value before the end of a Term.

The Daily Value Percentage includes deductions for the Amortized Option Cost and the Trading Cost, which means that any Strategy value before the end of a Term will almost always be less than the value suggested by the rise or fall of the Index. Because the Amortized Option Cost is a decreasing value, its negative impact on Strategy values will be more pronounced at the start of a Term than at the end of that Term. In addition, even if the Index rises, the Strategy value may be less than the Investment Base due to these deductions.

Strategy values are used to calculate the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. Accordingly, the Amortized Option Cost and Trading Cost will have a negative effect on such benefits taken before the end of a Term.

For more information on how we determine the prices of hypothetical options, see the Option Prices section of this Prospectus.

Limits on Reallocations

You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of a Crediting Strategy during a Term, you must take a withdrawal or Surrender your Contract.

Effect of Surrenders

If you Surrender your Contract at any time during the first six Contract Years and an Early Withdrawal Charge applies, the amount payable will reflect a deduction for the charge. If you Surrender your Contract at the end of a Term, the amount payable will reflect any rise or fall of the applicable Indexes over the Term, applicable Caps and Upside Participation Rates and the Downside Participation Rate. If you Surrender your Contract before the end of a Term, the amount payable will reflect the applicable Daily Value Percentage.

Effect of All Withdrawals

If you take a withdrawal at any time, we will reduce your Account Value by an amount equal to your withdrawal. If you take a withdrawal during the first six Contract Years and an Early Withdrawal Charge applies, we will also reduce your Account Value by the amount of the charge.

Each withdrawal from an Indexed Strategy, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will reduce the Account Value.

Timing and Effect of Withdrawals Before End of Term

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal.

•	If you take a withdrawal from an Indexed Strategy before the end of a Term, we will immediately reduce the Investment Base for that Indexed Strategy.

•	The reduction will be proportional to the reduction in the Account Value, which means that the proportional reduction in the Investment Base could be larger than the dollar amount of the withdrawal.

•

Reductions to the Investment Base will have a negative effect on any increases in the Indexed Strategy value for the remainder of that Term, but will reduce any decreases in the Indexed Strategy value for the remainder of that Term.

•	Once the Investment Base for an Indexed Strategy is reduced due to a withdrawal before the end of a Term, it will not increase at any time during the remainder of that Term.

Each withdrawal from an Indexed Strategy before the end of a Term, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will proportionally reduce the Investment Base.

No Ability to Determine Contract Values in Advance

We will process any withdrawal request at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the amount of the proportional reduction in the Investment Base due to the withdrawal. Likewise, you will not be able to determine in advance the amount payable upon Surrender, to be applied to the Annuity Payout Benefit or payable as the Death Benefit.

Changes in Caps, Upside Participation Rates, and Trading Cost

We set a Cap or an Upside Participation Rate for each new Term of an Indexed Strategy. The Cap or Upside Participation Rate for a new Term of an Indexed Strategy may be lower than its Cap or Upside Participation Rate for the current Term. A Cap may be as low as 1%. An Upside Participation Rate may be as low as 5%. You risk the possibility that the Cap or Upside Participation Rate for a new Term may be lower than you would find acceptable.

We may change the Trading Cost at any time due to changes in option prices. You bear the risk of any negative effect of an increase in the Trading Cost.

Changes in Declared Rates

We set a Declared Rate for each new one-year Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies

At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term. If funds are allocated to an Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy to the Declared Rate Strategy for the new Term.

We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy. This means that an Indexed Strategy you selected may not be available after the end of a Term because the amount to be applied to that Strategy is less than the minimum we set for the new Term. Likewise, the amount to be applied to an Indexed Strategy may be limited by the maximum we set for the new Term. At least 30 days before the end of each Term, we will send you a written notice with information about any maximum or minimum that will apply for the next Term. If funds cannot be applied to a Strategy due to the minimum or maximum we set for the next Term and you do not request a reallocation of those funds, we will apply the funds to the Declared Rate Strategy.

In these cases, the funds that we allocate to the Declared Rate Strategy may earn a return that is lower than the return those funds would have earned if they had been applied to the Indexed Strategy you selected.

If you choose to Surrender your Contract because a certain Indexed Strategy is no longer available, you may be subject to an Early Withdrawal Charge. There may be tax consequences if you Surrender your Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

Replacement of an Index

We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate any rise or fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate any rise or fall in the Index using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract

If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms.

No Direct Investment in S&P 500 Index

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. The S&P 500 Index is calculated without taking into account dividends paid on stocks that make up the S&P 500 Index. In addition, because the performance of an S&P 500 Indexed Strategy is linked to the performance of the S&P 500 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks.

No Direct Investment in an iShares ETF

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF or iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, the securities or other assets held by the fund, in any underlying index tracked by the fund, or in the securities or other assets held by such underlying index. In addition, because the performance of an iShares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index.

Divergence of Performance

The performance of an Indexed Strategy will diverge from the performance of the underlying Index because changes in the value of an Indexed Strategy at the end of a Term are subject to Caps or Upside Participation Rates and the Downside Participation Rate, and because changes in the value of an Indexed Strategy before the end of a Term are based on the Daily Value Percentage.

Market Risk Related to Indexes

Money allocated to an Indexed Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline over a Term. Likewise, money allocated to an Indexed Strategy that uses the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF is subject to the risk that the fund’s share price may decline over a Term. The level of the S&P 500 Index and the share prices of the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF may be volatile. Any such market loss in an amount up to the Downside Participation Rate will be reflected in the Indexed Strategy value. For example, with a Downside Participation Rate of 50%, the Indexed Strategy value will be reduced by 50% of a fall in the Index at the end of a Term. This risk applies even if you do not take a withdrawal before the end of a Term.

The historical performance of an Index does not guarantee future results.

S&P 500 Index. Any positive change in the S&P 500 Index over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because such total return will reflect dividend payments on those stocks and the S&P 500 Index will not reflect those dividend payments.

iShares MSCI EAFE ETF. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equites, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares MSCI EAFE ETF is set out in the Indexes section of this prospectus.

iShares U.S. Real Estate ETF. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares U.S. Real Estate ETF is set out in the Indexes section of this prospectus.

Market Risk Related to Option Prices

Before the end of a Term, money allocated to an Indexed Strategy is subject to the risk that changes in the related option prices may have a negative effect on the value of the Indexed Strategy. This risk applies only if you take a withdrawal before the end of a Term.

Regulatory Risk

Great American Life is not an investment company. Neither Great American Life nor the separate account that we established in connection with the Contracts is registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Our general account assets fund the guarantees provided in the Contracts. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We established a non-unitized separate account for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets in the non-unitized separate account are not chargeable with liabilities arising out of any other business that we conduct but may lose value. The non-unitized separate account differs from the unitized separate accounts that support our variable annuity contracts. As a result, unlike the owner of a traditional variable annuity who has a beneficial interest in, and participates in the performance of, the assets of the related unitized separate account, you do not have any interest in or claim on the assets in the non-unitized separate account and you will not participate in any way in the performance of assets held in that account.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages xx-xx.

•	Financial losses including those resulting from the following events:

•	Adverse developments in financial markets and deterioration in global economic conditions

•	Unfavorable interest rate environments

•	Losses on our investment portfolio

•	Loss of market share due to intense competition

•	Ineffectiveness of risk management policies

•	Changes in applicable law and regulations

•	Inability to obtain or collect on reinsurance

•	A downgrade or potential downgrade in our financial strength ratings

•	Variations from actual experience and management’s estimates and assumptions that could result in inadequate reserves

•	Significant variations in the amount of capital we must hold to meet statutory capital requirements

•	Legal actions and regulatory proceedings

•	Difficulties with technology or data security

•	Failure to protect confidentiality of customer information

•	Failure to maintain effective and efficient information systems

•	Occurrence of catastrophic events, terrorism or military actions

INDEXED STRATEGIES

The Indexed Strategies provide returns that are based, in part, upon changes in an Index. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

At the end of a Term, any increase in the value of an Indexed Strategy is determined based on the rise in the applicable Index since the start of that Term and the Cap or Upside Participation Rate for that Term. At the end of a Term, any decrease in the value of an Indexed Strategy is determined based on the fall in the applicable Index since the start of that Term and the Downside Participation Rate.

Before the end of a Term, any increase or decrease in the value of an Indexed Strategy is based on the calculated price of hypothetical options related to the possible future change in the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options. The calculated price of those options takes into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate.

Each Indexed Strategy has a Cap or an Upside Participation Rate for each Term. We will set a new Cap or Upside Participation Rate for each Indexed Strategy prior to the start of each Term.

Each Indexed Strategy has a Downside Participation Rate that will not change from Term to Term. For each Term of each Indexed Strategy that we currently offer, the Downside Participation Rate is 50%. This means that each Term it is possible for you to lose a portion of the money you allocated to any Indexed Strategy.

Available Indexed Strategies

For this Contract, we currently offer eight Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, and four have two-year Terms.

S&P 500 1-year Term with Cap

S&P 500 2-year Term with Cap

S&P 500 1-year Term with Participation Rate

S&P 500 2-year Term with Participation Rate

iShares MSCI EAFE ETF 1-year Term with Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate

Considerations in Choosing an Indexed Strategy

When choosing among Indexed Strategies, you should consider the characteristics and risk profiles of the Indexes, which are discussed in the Indexes section of this prospectus. You should also consider Term lengths. It is generally more difficult to predict Index performance over a longer Term. In addition, you cannot reallocate funds among Strategies before the end of a Term, and the only way to exit a Strategy before the end of a Term is to take a withdrawal or Surrender your Contract.

When choosing among Indexed Strategies that use the same Index, you should also consider how the Caps and Participation Rates may affect the potential return.

•	An Indexed Strategy with Cap provides you with the opportunity to participate fully in any rise in the Index up to the Cap, but you will not participate in any rise in the Index in excess of the Cap.

•	An Indexed Strategy with Participation Rate provides you with the opportunity to share in any rise in the Index without a Cap, but your share of any rise is always expected to be less than 100%.

If we assume the Participation Rate is less than 100%, here is how an Indexed Strategy with Cap will perform in comparison to an Indexed Strategy with Participation Rate.

•	In any Term where the rise in the Index is less than the Cap, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•

In any Term where the rise in the Index is more than the Cap, but less than the Cap divided by the Upside Participation Rate, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•	In any Term where the rise in the Index is more than the Cap divided by the Upside Participation Rate, the Participation Rate Strategy will always perform better than the Cap Strategy.

•

In any Term where the Index falls, the Cap Strategy and Participation Rate Strategy will produce the same results at the end of the Term because both have a 50% Downside Participation Rate. However, before the end of the Term, due to different option pricing, they may have different Daily Value Percentages and returns.

Examples. These examples are intended to help you understand the interplay between Caps and Participation Rates in different market environments and how this interplay affects the comparative performance of Indexed Strategies that use the same Index.

	Return at end of Term
Index rise over Term	12% Cap	75% Upside Participation Rate	Explanation
4%	4%	3%	The Cap Strategy has a better return than the Participation Rate Strategy because the 4% rise in the Index is less than the 10% Cap.
14%	12%	10.5%

The Cap Strategy has a better return than the Participation Rate Strategy because the 14% rise in the Index is more than the 12% Cap, but less than 16% (the 12%

Cap divided by the 75% Upside Participation Rate).

16%	12%	12%	Both Strategies have the same positive return because the rise in the Index is equal to 16% (the 12% Cap divided by the 75% Upside Participation Rate).
20%	12%	15%	The Participation Rate Strategy has a better return than the Cap Strategy because the 20% rise in the Index is more than 16% (the 12% Cap divided by the 75%Upside Participation Rate)
-30%	-15%	-15%	Both Strategies have the same negative return.

Term

Each Term of an Indexed Strategy will start and end on a Strategy Application Date. Each Term is either one year long or two years long. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is the amount applied to the Strategy at the start of the current Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge during the current Term.

A withdrawal and the Related Early Withdrawal Charge reduce the Investment Base by an amount that is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal and the charge.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the reduction in the Investment Base will be more than the withdrawal and the related Early Withdrawal Charge.

Here are the formulas that we use to calculate a reduction in the Investment Base for a withdrawal.

Withdrawal as a percentage of Strategy value = withdrawal and related charge / Strategy value before withdrawal

Reduction in Investment Base = Investment Base before withdrawal x withdrawal as a percentage of Strategy value

Investment Base after withdrawal = Investment Base before withdrawal—reduction in Investment Base

Indexed Strategy Value

At the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base at the end of the Term; plus

•	any increase for a rise in the Index over the Term; or minus

•	any decrease for a fall in the Index over the Term.

In this formula, the Investment Base at the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took during that Term. After we calculate the Investment Base at the end of the Term, we calculate any increase for a rise in the Index over that Term or any decrease for a fall in the Index over that Term. Any increase for the Term is subject to the Cap or Upside Participation Rate for that Term. Any decrease for the Term is subject to the Downside Participation Rate.

On each day before the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base on that day; plus

•	any increase for a positive Daily Value Percentage; or minus

•	any decrease for a negative Daily Value Percentage.

In this formula, the Investment Base on each day before the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took on or before that day. After we calculate the Investment Base on that day, we calculate any increase for a positive Daily Value Percentage or any decrease for a negative Daily Value Percentage.

A withdrawal and the related Early Withdrawal Charge reduce the value of an Indexed Strategy by an amount equal to the withdrawal and the charge.

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Daily Value Percentage is 5% on the withdrawal date.

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The Strategy value after the withdrawal is $4,250 ($5,250—$1,000).

•	The withdrawal as a percentage of the Strategy value is 19.05% ($1,000 / $5,250).

•	The reduction in the Investment Base is $952 ($5,000 x 19.05%).

•	The Investment Base after the withdrawal is $4,048 ($5,000—$952).

•	Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base is only $952, which is less than the $1000 withdrawal.

Assume that the Daily Value Percentage is -10% on the withdrawal date.

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x -10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000—$500).

•	The Strategy value after the withdrawal is $3,500 ($4,500—$1,000).

•	The withdrawal as a percentage of the Strategy value is 22.22% ($1,000 / $4,500).

•	The reduction in the Investment Base is $1,111 ($5,000 x 22.22%).

•	The Investment Base after the withdrawal is $3,889 ($5,000—$1,111).

•	Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,111, which is greater than the $1,000 withdrawal.

INDEXES

S&P 500 Index

The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large- and mid-capitalization foreign companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory and economic uncertainty). Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, currency risk, cyber security risk, equity securities risk, financials sector risk, geographic risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, national closed market trading risk, non-U.S. securities risk, operational risk, passive investment risk, reliance on trading partners risk, risk of investing in developed countries, risk of investing in Japan, securities lending risk, structural risk, tracking error risk and valuation risk.

The fund’s shares trade on the NYSE Arca under the symbol EFA.

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large-, mid- and small-capitalization U.S. companies in the real estate sector. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of smaller companies (including mid- and small-capitalization companies) may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are also more likely to fail than larger companies. Companies that invest in real estate are highly sensitive to the risks of owning real estate, to general and local economic conditions and developments in the real estate market, and to changes in interest rates. Many companies that invest in real estate utilize leverage (and some may be highly leveraged), which increases investment risk, and could potentially magnify the fund’s losses. Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, cyber security risk, dividend risk, equity securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, real estate investment risk, risk of investing in the United States, securities lending risk and tracking error risk.

The fund’s shares trade on the NYSE Arca under the symbol IYR.

Index Values

For Indexed Strategies that use the S&P 500 Index, the Index is the level of the S&P 500 Index at the applicable Market Close. For Indexed Strategies that use the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF, the Index is the applicable exchange-traded fund’s share price on the New York Stock Exchange Arca at the applicable Market Close.

We will use consistent sources to obtain the values of an Index. We currently obtain the values for the S&P 500 Index from S&P Dow Jones Indices LLC and the values for the iShares MSCI EAFE ETF and iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Index Replacement

We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate the rise and fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate the rise and fall in the Index using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new index will reflect the rise or fall in the Index for the old Index from the start of the Term to the replacement date.

If we replace an Index, the Caps and Upside Participation Rates for the Term and the Downside Participation Rate will not change.

Example. This example is intended to show how we would calculate the Strategy value on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an Indexed Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Rise or Fall of Index on Replacement Date for Old Index
Old Index at Term start	1000
Old Index on replacement date	1050
Rise or fall of old Index on replacement date	(1050 - 1000) / 1,000 = 5%

The 5% rise in the old Index on the replacement date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Rise in old Index on replacement date	5%
New Index on replacement date	1785
Modified start of Term value for new Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End
Investment Base at Term start	$50,000
Modified start of Term value for new Index	1700
Value of new Index at Term end	1853
Rise in new Index	(1853 - 1,700) / 1700) = 9%
Cap	8%
Rise in new Index limited by Cap	8%
Increase as a percentage	8% x 100% = 8%
Dollar amount of increase	$50,000 x 8% = $4,000
Strategy value at Term end	$50,000 + $4,000 = $54,000

CAPS AND PARTICIPATION RATES

We set limits for the increase and reduction in the value of an Indexed Strategy over a Term. We limit increases with a Cap or an Upside Participation Rate. We limit reductions with the Downside Participation Rate. For information about the current Caps and Participation Rates offered for new Contracts, please contact your registered representative.

Cap. The Cap for an Indexed Strategy is the largest rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Cap is reflected in the formulas that we use to calculate the Net Option Price.

•	The Cap will vary among Indexed Strategies.

•	The Cap for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Cap for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than any rise in the Index over that Term.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than the Cap for that Term.

Upside Participation Rate. The Upside Participation Rate for an Indexed Strategy is your share of any rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Upside Participation Rate is reflected in the formulas that we use to calculate Net Option Price.

•	The Upside Participation Rate will vary among Indexed Strategies.

•	The Upside Participation Rare for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Upside Participation Rate for a Term of an Indexed Strategy will never be less than 5%.

•	For each Term, your return on an Indexed Strategy with an Upside Participation Rate of less than 100% will be less than any rise in the Index over that Term.

Caps and Upside Participation Rates. We set Caps and Upside Participation Rates based on the cost of hedging, interest rates, and other market factors. On a non-discriminatory basis, we may also take into account the amount of the Purchase Payments received for a Contract. The Caps and Upside Participations Rates for Contracts with larger Purchase Payments may be higher than the Caps and Upside Participations Rates for Contracts with smaller Purchase Payments.

Caps and Upside Participation Rates for Initial Term. Your initial Term will start on the Strategy Application Date on which we apply your initial Purchase Payment to the Crediting Strategies. The Caps and Upside Participation Rates for your initial Term will be posted on our website at least 10 days before your initial Term starts.

It is possible for you to sign a purchase application before we post the Caps and Upside Participation Rates for your initial Term on our website. Beginning 10 days before your initial Term starts, you will be able determine the Caps and Upside Participation Rates for your Initial Term by checking our website. In addition, we will include the Caps and Upside Participation Rates for your initial Term in a confirmation letter that we will send to you within five business days of the start of your initial Term.

If you are not satisfied with the Caps and Upside Participation Rates for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will return your Purchase Payment(s), without any adjustment for the Daily Value Percentage or the Early Withdrawal Charge.

Caps and Upside Participation Rate for Subsequent Terms. At least 10 days before the start of any Term, we will post the Caps and Upside Participation Rates for that Term on our website. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term. The notice will point out that the Caps and Upside Participation Rates for the next Term will be posted on our website at least 10 days before the start of that Term.

Downside Participation Rate. The Downside Participation Rate for an Indexed Strategy is your share of any fall in the Index over the Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Downside Participation Rate is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Indexed Strategy that we currently offer for this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate for an Indexed Strategy that is available on the Contract Effective Date will not change.

If we offer a new Indexed Strategy in the future, the Downside Participation Rate for the Strategy may be more or less than 50%.

INDEXED STRATEGY VALUE AT END OF TERM

On or after the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index or decreased for any fall in the applicable Index over that Term.

Any increase or decrease is based on the rise or fall in the applicable Index since the start of that Term. This rise or fall is expressed as a percentage of the Index at the start of the Term. It is measured from the Index at the last Market Close on or before the first day of that Term to the Index at the final Market Close of the Term.

Example. The Index was 1000 at the last Market Close on or before for first day of a Term.

•	If the Index at the final Market Close of the Term is 1065, then the Index has risen by 6.5% ((1065—1000) / 1000).

•	If the Index at the final Market Close of the Term is 925, then the Index has fallen by 7.5% ((925—1000) / 1000).

Strategies with Cap

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with a Cap.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term, but never more than the Cap

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 14% Cap and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+14% (16% > 14% Cap)	–8% (50% of –16%)
Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	–8,000 ($100,000 x –8%)
Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$92,000 ($100, 000 - $8,000)

Strategies with Upside Participation Rate

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with an Upside Participation Rate.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 75% Upside Participation Rate and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+12% (75% of 16%)	–8% (50% of –16%)
Dollar amount of increase or decrease	+12,000 ($100,000 x 12%)	–8,000 ($100,000 x –8%)
Strategy value at end of Term	$112,000 ($100,000 + $12,000)	$92,000 ($100, 000 - $8,000)

INDEXED STRATEGY VALUE BEFORE END OF TERM

Before the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage.

Here are the formulas that we use to calculate the Strategy value before the end of a Term.

Strategy value before end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x Daily Value Percentage

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Net Option Price

The Net Option Price is one part of the Daily Value Percentage. The Net Option Price is based on the calculated prices of hypothetical options that represent the projected changes in the Index over the full Term. The mathematical model we use to price those options is described in the Option Prices section of this prospectus.

Net Option Price for Strategies with Cap

For an Indexed Strategy with a Cap, three option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close; minus (2) the OTM Call Option Price at the Market Close; and (3) minus the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Net Option Price for Strategies with Upside Participation Rate

For an Indexed Strategy with an Upside Participation Rate, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Amortized Option Cost

The Amortized Option Cost is one part of the Daily Value Percentage. The Amortized Option Cost starts with the Net Option Price at the beginning of a Term, which is calculated using the formulas set out above. That Net Option Price is then multiplied by the time remaining in the Term as a percentage of the length of the Term.

The Amortized Option Cost as of a Market Close is a percentage equal to: (1) the Net Option Price for the Strategy at the beginning of the Term; multiplied by (2) the number of days remaining until the final Market Close of the Term divided by 365 for a one-year Term or by 730 for a two-year Term.

Trading Cost

The Trading Cost is one part of the Daily Value Percentage. The Trading Cost as of a Market Close is the estimated cost of selling the hypothetical options before the end of a Term. It is a percentage that reflects the average market difference between option average bid-ask prices and option bid prices.

Examples. Here are two examples that show how the Daily Value Percentage formula works. In both examples, we calculate the Daily Value Percentage at the Market Close on day 90 of a one-year Term.

Assumptions

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	6.00%	7.47%
OTM Call Option Price	1.15%	1.81%
ATM Put Option Price	5.40%	3.36%

Strategy Assumptions
Investment Base for each Strategy	$100,000
Cap Strategy: Cap for one-year Term	11%
Participation Rate Strategy: Upside Participation Rate for one-year Term	75%
Downside Participation Rate	50%
Days remaining to last Market Day of one-year Term	275

Trading Cost Assumption	0.15%

Example 1: Cap Strategy

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% – 1.81%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.98%
Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)

Net Option Cost	= 2.15%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	= 1.62%
Net Option Price	3.98%
Amortized Option Cost	– 1.62%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.21%
Dollar amount of increase	$2,210	($100,000 x 2.21%)
Value of Cap Strategy	$102,210	($100,000 + $2,210)

Example 2: Participation Rate

Current ATM Call Option Price x Upside Participation Rate	5.60%	(75% of 7.47%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.92%
Initial ATM Call Option Price x Upside Participation Rate	4.50%	(75% of 6.00%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)
Net Option Cost	= 1.80%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	1.36%
Net Option Price	3.92%
Amortized Option Cost	–1.36%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.41%

Increase as a dollar amount	$2,410	($100,000 x 2.41%)
Value of Participation Rate Strategy	$102,410	($100,000 + $2,410)

DECLARED RATE STRATEGY

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Declared Rates

We will set the Declared Rate for a Term before that Term starts. It will be guaranteed for the entire Term. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website.

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

The rise or fall of an Index does not affect the value of the Declared Rate Strategy. A withdrawal from the Declared Rate Strategy and the related Early Withdrawal Charge reduce the Declared Rate Strategy Value by an amount equal to the withdrawal and the charge.

PURCHASE

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment on or before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment(s) made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Summit 6 annuity, directly transfer it to an Index Summit 6 annuity, or roll it over to an Index Summit 6 annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may pay an early withdrawal charge if you later take withdrawals from your Index Summit 6 annuity. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Summit 6 annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. If we do so and you cancel your Contract before that Strategy Application Date, we will refund your Purchase Payment(s) but you will forfeit any interest credited to the Purchase Payment Account.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

INITIAL STRATEGY SELECTIONS

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive a Request in Good Order that identifies the Crediting Strategies you are selecting for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

STRATEGY SELECTIONS AT TERM END

At the end of a Term, you may choose to reallocate your money among the Crediting Strategies or you may choose to take no action. If you do not send us a reallocation request, your current allocations will automatically continue in the new Term.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Continuing Allocations

You do not need to take any action if you want to continue your current allocations. If you do not send us a reallocation request, then we will automatically apply the ending value of each Crediting Strategy to a new Term of that same Strategy.

Unavailable Strategies

A Crediting Strategy may be unavailable for the next Term because we are no longer offering that Strategy or we have set a minimum or maximum for that Strategy. In this case, you may choose to reallocate the funds held in that Strategy. If you take no action and do not send us a reallocation request, then any amount that cannot be applied to that Crediting Strategy for the next Term will be applied to the Declared Rate Strategy.

Surrender or Withdrawal at Term End

At the end of a Term, you may choose to Surrender your Contract or to take a withdrawal from your Contract. You may do so for any reason, including dissatisfaction with the available Crediting Strategies. An Early Withdrawal Charge may apply. In addition, there may be tax consequences if you Surrender your Contract or take a withdrawal. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

Contract values calculated at the end of a Term will reflect the applicable Strategy values and any Early Withdrawal Charge that applies upon Surrender or to your withdrawal. The value of an Indexed Strategy at the end of the Term will not reflect any Daily Value Percentage because it is calculated based on the rise or fall of the applicable Index over the Term.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any reallocation or continuing allocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to any single Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate, Cap or Upside Participation Rate in effect for that Strategy for that new Term. For example, the Upside Participation Rate for an Indexed Strategy for a new Term may be different than the Upside Participation Rate for that Indexed Strategy for the Term that is ending. The Downside Participation Rate will not change from Term to Term.

Availability of Strategies

We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate, Caps, and Upside Participation Rates that will apply for the next Term on our website.

One Indexed Strategy and a Declared Rate Strategy will always be available. We are not obligated to offer any one particular Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Crediting Strategy at our discretion. We reserve the right to limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Crediting Strategies may not be available in all states.

If we intend to add or stop offering a Crediting Strategy at the end of a Term, we will send you a notification at least 30 days before the end of the Term to provide you with the opportunity to make a reallocation. If funds are held in a Crediting Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

Default Strategy

At the end of a Term, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will apply the amount to the Declared Rate Strategy unless you send us a request to reallocate that amount. For example, if a given Indexed Strategy with an ending value of $73,000 is no longer available, we will apply the $73,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $73,000.

If the amount to be applied exceeds the maximum, then only the excess amount will be applied to the Declared Rate Strategy. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then we will apply the excess $4,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $4,000.

We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Note: For Contracts issued in Missouri where the Declared Rate Strategy is not available, the default strategy will be the S&P 500 1-Year Term with Cap Indexed Strategy.

CASH BENEFIT

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must be at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. You may designate the Crediting Strategy or Strategies from which a withdrawal will be taken by a Request in Good Order prior to the date of the withdrawal. If you do not make a designation, we will take the withdrawal from the Crediting Strategies in the following order:

•	first from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategy; and

•	then proportionally from Indexed Strategies having the shortest Term.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Strategy value later in the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor.

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Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract.

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Automatic withdrawals during a Term of an Indexed Strategy will systematically reduce the Investment Base, which will reduce any subsequent increase in the Strategy value due to a positive Daily Value Percentage during that Term or a rise in the applicable Index at the end of that Term. Such reductions could be significant.

•	Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below.

•	Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

•	The value of an Indexed Strategy on an automatic withdrawal date will reflect the Daily Value Percentage on that date.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

EARLY WITHDRAWAL CHARGE

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to invest assets for a longer duration, which supports higher declared interest rates, Caps and Upside Participation Rates.

The Early Withdrawal Charge applies if, during the first six Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

During the first six Contract Years, the Early Withdrawal Charge applies to each withdrawal, including withdrawals under an automatic withdrawal program and withdrawals taken to satisfy a required distribution.

An Early Withdrawal Charge reduces your Account Value.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is (1) the amount you withdraw plus (2) any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•	The amount subject to the charge will not include the Free Withdrawal Allowance or the amount, if any, that qualifies for a waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

Example for Surrender. You Surrender your Contract in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 4%) and you receive $96,000.

Example for Withdrawal. You withdraw $12,000 from your Contract in Contract Year 5. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We use the following formula to calculate the Early Withdrawal Charge.

(Requested withdrawal x EWC rate) / (1.00—EWC rate) = Early Withdrawal Charge

($12,000 x 4%) / (1.00—0.04) = $480 / 0.96 = $500

We take the Early Withdrawal Charge of $500, you receive $12,000, and your Account Value is reduced by $12,500.

Note. If the amount subject to the Early Withdrawal Charge included only the amount you withdrew, the charge would have been $480. Because the amount subject to the Early Withdrawal charge also included the amount needed to pay the charge, the actual charge is $500.

Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 (10% of $200,000). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

If you Surrender your Contract during the first six Contract Years, the amount subject to the Early Withdrawal Charge upon Surrender will not include the current or any prior Free Withdrawal Allowance.

Early Withdrawal Charge Waivers

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

ANNUITY PAYOUT BENEFIT

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

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Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

DEATH BENEFIT

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after receipt of proof of death and a Request in Good Order for a lump sum payment.

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If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit value, increased by any additional post- death interest as required by law.

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If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit value is the Account Value determined as of the date that the Death Benefit value is determined. The Death Benefit value is reduced by premium tax or other taxes not previously deducted. The Account Value will reflect the applicable Strategy values as calculated on the date the Death Benefit is determined.

Determination Date

The date that the Death Benefit value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies will renew into new Terms of the same Strategies if the end of a Term is reached, and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries. If all Beneficiaries have not submitted the necessary Request in Good Order by the first anniversary of death, then the Death Benefit value as determined on that first anniversary will thereafter earn interest at a fixed rate at least equal to the rate required by state law.

Proof of Death. Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election. Any election is subject to the Death Benefit Distribution Rules described below.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules for Payout Options. A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated. We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

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in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

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For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

PAYOUT OPTIONS

The standard Payout Options are described below. We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Fixed Period Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select. Fixed periods shorter than 10 years are not available.

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If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.

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If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

Life Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

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If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Fixed periods shorter than 10 years are not available.

•	If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

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If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•	If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

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If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

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If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant. This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

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If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

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If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

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If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

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If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Payments under a Payout Option

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

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Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

PROCESSING PURCHASE PAYMENTS AND REQUESTS

Processing Purchase Payments

•	If we receive a Purchase Payment on a Market Day before the Market Close, we will apply it to your Contract on that Market Day.

•	If we receive a Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it to your Contract on the next Market Day.

An amount applied to a Contract will be held in the Purchase Payment Account until it is applied to a Crediting Strategy or Strategies on a Strategy Application Date pursuant to your instructions. We cannot apply an amount held in the Purchase Payment Account to a Crediting Strategy or Strategies if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending a Purchase Payment.

Processing Requests

•	Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

•	Requests by fax may be made at 513-768-5115.

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Requests for reallocations among Crediting Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website GAIG annuities. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday.

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the New York Stock Exchange Arca are closed are not Market Days.

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The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

•	Regular trading hours on the NYSE and core trading sessions on the NYSE Arca usually end at 4:00 PM Eastern Time

•	Trading hours on the NYSE and core trading sessions on the NYSE Arca end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving and Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index value because:

•	the New York Stock Exchange or New York Stock Exchange Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or New York Stock Exchange Arca is restricted; or

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index.

In this case, we will make payments and process withdrawals and reallocations as soon as practicable after we are able to obtain the Index value.

We may suspend or delay payments, withdrawals and reallocations when we are permitted to do so under a regulatory order. In this case, we will make payments and process withdrawals and reallocations when the order is no longer in effect.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you may cancel it within 20 days after you receive it. If you purchase this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. Your request to cancel must be in writing and signed by you.

If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge.

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If you live in a state where we are required to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

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If you live in a state where we are required to refund the Account Value of your Contract, you will receive the Account Value on the day that we receive your cancellation Request in Good Order. If the Account Value includes the value of an Indexed Strategy, that Strategy value will reflect the applicable Daily Value Percentage. The amount you receive may be more or less than your Purchase Payment(s) depending upon any interest earned by your Contract and the value of your Indexed Strategies. This means that you bear the risk of any decline in the Account Value of your Contract before we receive your cancellation request. We do not refund any charges or deductions that relate to a withdrawal taken before you cancel the Contract.

The State Variations section of this prospectus contains a summary of the state law provisions related to the free look period and the required refund amount.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor who is not affiliated with Great American Life.

ANNUAL STATEMENT AND CONFIRMATIONS

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) any interest credited to your Contract and/or any other changes in Strategy value credited to your Contract.

We will also send you written confirmations of Purchase Payments, Crediting Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

ELECTRONIC DELIVERY

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

OWNER

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Crediting Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

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For a Nonqualified Contract. You may change the Owner only with our written consent. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

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For a Nonqualified Contract. You may pledge, charge, encumber or assign you interest in this Contract only with our written consent. If we grant our consent, you may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot pledge, charge, encumber or in any way assign your interest in this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be requested by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

If we have consented to an assignment, the rights of a person holding the assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

ANNUITANT

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

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For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

BENEFICIARY

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

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If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

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You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

OTHER CONTRACT PROVISIONS

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

If the Account Value on any anniversary of the initial Strategy Application Date is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract, we may terminate your Contract on that anniversary.

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If you make only one Purchase Payment, each Term will end on an anniversary of the initial Strategy Application Date. In this case, any involuntary termination will occur on a date that is the end of a Term.

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If you make multiple Purchase Payments, Terms may end on different dates. In this case, any involuntary termination will occur on a date that is the end of a Term, but it will occur before the end of other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the value of Indexed Strategies with Terms that are not ending on the termination date.

The examples below show the relationship between the date of an involuntary termination and the end of a Term.

Example A. You make one Purchase Payment that is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on June 20 and the anniversary of the initial Strategy Application Date will be June 20. If your Account Value is less than $5,000 on June 20, 2024, we may terminate your Contract on that anniversary date.

Example B. You make two Purchase Payments. One Purchase Payment is applied to the Crediting Strategies on May 6, 2021 and the other Purchase Payment is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on May 6 and on June 20. The anniversary of the initial Strategy Application Date will be May 6.

•	If your Account Value is less than $5,000 on June 20, 2024, we may not terminate your Contract because June 20 is not an anniversary of the initial Strategy Application Date.

•	If your Account Value is less than $5,000 on May 6, 2025, we may terminate your Contract on that anniversary date even though the other Term will not end until June 20, 2025.

If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract. The Surrender Value will reflect the applicable Indexed Strategy Values as calculated on the day that we terminate your Contract.

Loans

Loans are not available under the Contract.

FEDERAL TAX CONSIDERATIONS

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC

Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•  IRC §408 (IRA, SEP, SIMPLE IRA)

•  IRC §408A (Roth IRA)

•  IRC §403(b) (Tax-Sheltered Annuity)

•  IRC §401 (Pension, Profit– Sharing, 401(k))

•  Governmental IRC §457(b)

•  IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.
Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 70 1/2. However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

All Contracts are generally subject to required distributions after death. Generally, if payments from a non-tax-qualified Contract have begun under a payout option during life or if the required beginning date for distributions from a tax-qualified Contract had been reached, then after death any remaining payments must be made at least as rapidly as those made or required before death. If payments from a non-tax-qualified Contract have not begun, or if the required beginning date for distributions from a tax-qualified Contract has not been reached, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout value or Death Benefit value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

DISTRIBUTION OF THE CONTRACTS

Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because both companies are subsidiaries of Great American Financial Resources, Inc. (“GAFRI”). GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GAFRI pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but it will not be more than 8.5% of each Purchase Payment. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

GREAT AMERICAN LIFE’S GENERAL ACCOUNT

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust the Indexed Strategy values, we may move money between the Separate Account and our General Account. We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in the iShares MSCI EAFE exchange traded fund or iShares U.S. Real Estate exchange traded fund. We may or may not hold the hypothetical options described in this prospectus in the Separate Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

LEGAL MATTERS

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life. As a participant in various stock and employee benefit plans, Mr. Gruber owns shares of, and options to purchase, common stock of American Financial Group, Inc., the parent company of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

The consolidated financial statements and the accompanying financial statement schedule of Great American Life Insurance Company at December 31, 2018, and 2017, and for each of the three years in the period ended December 31, 2018, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

THE REGISTRATION STATEMENT

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-227067.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

OPTION PRICES

In order to calculate the Daily Value Percentage of an Indexed Strategy, we determine the prices of the hypothetical options using a valuation model. The price of each option is stated as a percentage of the Index at the last Market Close on or before the first day of the Term.

•	ATM Call Option Price (at-the-money call option)

The ATM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	ATM Put Option Price (at-the-money put option)

The ATM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	OTM Call Option Price (out-of-the-money call option)

The OTM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Cap for the Term.

Valuation Model

We use a mathematical model to calculate the price of the hypothetical options in our formulas because direct prices of comparable options are generally not available. Options in the marketplace do not directly align with (1) the time remaining in a Term and (2) the strike prices for any of the hypothetical options used in the calculation of the Daily Value Percentage.

The valuation model is widely used for option pricing. It calculates the theoretical price of options using the following components: initial and current Index levels or prices, expected dividend yield, option strike prices, expected interest rates, time, and implied volatility of option prices. Below is a brief explanation of the components of the model.

•	Index Levels or Prices

The initial Index level or price for a Term is the Index at the last Market Close on or before the first day of the Term. The current Index level or price is the Index as of the most recent Market Close.

•	Dividend Yield (Div)

Dividend Yield is the dividend yield to the end of the Term as of a calculation date where the dividend yield is (1) interpolated from yields or (2) implied from market data as reported by Bloomberg or another market source.

For the S&P 500 Index, the dividend yield will reduce the Index level and the applicable call option prices.

•	Strike Price (K)

Strike Price is a value that varies for each type of option.

ATM call option strike price = Index at the start of the Term

ATM put option strike price = Index at the start of the Term

OTM call option strike price = Index at the start of the Term multiplied by (1 + Cap)

•	Interest Rate (Rate)

Interest Rate is a rate based on key derivative interest rates obtained from information provided by Bloomberg or another market source. These interest rates are obtained for maturities adjacent to the actual time remaining in the Term on the calculation date. We use interpolation to derive the rate used as our input for the model.

•	Time (T)

Time is the portion of the Term that remains as measured by the following formula.

Time = number of calendar days from calculation date to end of Term / number of calendar days in Term

•	Implied Volatility (Vol)

Volatility is the implied volatility of option prices. It is approximated daily using observed option prices as reported by Bloomberg or another market source. For each hypothetical option included in the calculation, we approximate the volatility of option prices by interpolating between (1) implied volatilities for similar options with the closest available time remaining and (2) strike prices.

Implied volatility varies with (1) how much time remains until the end of a Term, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (2) the relationship between the strike price of that option and the value of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to strike price.

Direct market data for these inputs is generally not available because options on an Index that actually trade in the market have (1) specific maturity dates that are unlikely to precisely match the end date of a Term and (2) moneyness values that are unlikely to precisely match the moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

EXAMPLES: IMPACT OF WITHDRAWALS ON INDEXED STRATEGY VALUES

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values at the end of the Term. These examples assume that you allocate$50,000 to an S&P 500 Cap Strategy and $50,000 to an S&P 500 Upside Participation Rate Strategy. To simplify the examples, we assume that the stated withdrawal amounts include applicable Early Withdrawal Charges.

Example A: Withdrawal When Index Rising Steadily

Please note that even with a rising Index, the Daily Value Percentage may be negative or lower than the Index rise because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 with Cap	S&P 500 with Upside Participation Rate
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	2.15%	2.33%
Dollar Amount of Increase on Withdrawal Date	$50,000 x .0215 = $1,075	$50,000 x .0233 = $1,165
Strategy Value before Withdrawal	$50,000 + $1,075 = $51,075	$50,000 + $1,165 = $51,165
Withdrawal as Percentage of Strategy Value	$10,000 / $ 51,075 = 19.58%	$10,000 / $ 51,165 = 19.54%
Proportional Reduction in Investment Base	$50,000 x .1958 = $9,790	$50,000 x .1954 = $9,770
Investment Base after Withdrawal	$50,000 - $9,790 = $40,210	$50,000 - $9,770 = $40,230
Value at End of Term
Investment Base after Withdrawal	$40,210	$40,230
Index at Term Start	1000	1000
Index at Term End	1130	1130
Rise in Index	13%	13%
Cap	10%	n/a
Upside Participation Rate	n/a	75%
Increase as a Percentage	10%	13% x 75% = 9.75%
Dollar Amount of Increase	$40,210 x .10 = $4,021	$40,230 x .0975 = $3,922
Strategy Value at Term End	$40,210 + $4,021 = $44,231	$40,230 + $3,922 = $44,152

In this example, you invested $50,000 in the Cap Strategy and $50,000 in the Participation Rate Strategy, and at the end of the Term you realized $108,383 ($20,000 withdrawal plus the Strategy values of $44,231 and $44,152 at the end of the Term). Had no withdrawal occurred, your Strategy values at the end of the Term would have totaled $109,875 ($50,000 plus 10% increase for the Cap Strategy, and $50,000 plus 9.75% increase for the Participation Rate Strategy).

This hypothetical combined Strategy values of $109,875 exceeds the amount realized of $108, 383 because the portion of the Investment Base withdrawn from each Strategy earned less than the 10% increase it would have earned if it had been left in the respective Strategy for the entire Term.

In this example, the Cap Strategy performed better than the Participation Rate Strategy because the Upside Participation Rate had a greater impact than the Cap.

Example B: Withdrawal When Index Falling Steadily

Please note that the Daily Value Percentage may be more negative than the fall in the Index because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 with Cap	S&P 500 with Upside Participation Rate
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	-2%	-2.1%
Dollar Amount of Decrease on Withdrawal Date	$50,000 x -.02 = $1,000	$50,000 x -.021 = $1,050
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000	$50,000 - $1,050 = $48,950
Withdrawal as Percentage of Strategy Value	$10,000 / $49,000 = 20.41%	$10,000 / $48,950 = 20.43%
Proportional Reduction in Investment Base	$50,000 x .2041 = $10,205	$50,000 x .2043 = $10,215
Investment Base after Withdrawal	$50,000 - $10,205 = $39,795	$50,000 - $10,215 = $39,785
Value at End of Term
Investment Base after Withdrawal	$39,795	$39,785
Index at Term Start	1000	1000
Index at Term End	800	800
Fall in Index	-20%	-20%
Downside Participation Rate	50%	50%
Decrease as a Percentage	-20% x 50% = -10%	-20% x 50% = -10%
Dollar Amount of Decrease	$39,795 x -.10 = $3,980	$39,785 x -.10 = $3,979
Strategy Value at Term End	$39,795 - $3,980 = $35,815	$39,785 - $3,979 = $35,806

In this example, you invested $50,000 in the Cap Strategy and $50,000 in the Participation Rate Strategy, and at the end of the Term you realized $91,621 ($20,000 withdrawal plus the Strategy values of $35,815 and $35,086 at the end of the Term). Had no withdrawal occurred, your Strategy values at the end of the Term would have totaled $90,000 ($50,000 minus 10% decrease for the Cap Strategy and $50,000 minus 10% decrease for the Participation Rate Strategy).

The amount realized of $91,621 exceeds this hypothetical combined Strategy value of $90,000 because the portion of the Investment Base withdrawn from each Strategy lost less than the 10% decrease it would have suffered if it had been left in the respective Strategy for the entire Term.

In this example, the Cap Strategy performed better than the Participation Rate Strategy because, even though the Index was falling, the Upside Participation Rate had a greater impact on the Daily Value Percentage than the Cap at the time of the withdrawal.

Example C: Withdrawal When Index Rises

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term start date are both April 6, 2019;

•	the Cap for the initial Term of the that Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2019 when the Daily Value Percentage is 1%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 2033 on the Term end date of April 6, 2020.

Term Start Date	April 6, 2019
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Cap for Term	12%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2019
Daily Value Percentage on Withdrawal Date	1%
Dollar Amount of Increase on Withdrawal Date	$500	See Footnote 3 below.
Strategy Value before Withdrawal	$50,500	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	20.66%	See Footnote 8 below.
Proportional Reduction in Investment Base	$10,330	See Footnote 8 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Strategy Value after Withdrawal	$40,065	See Footnote 10 below.

Term End Date	April 6, 2020
Index	2033
Rise in Index	7%	See Footnote 11 below.
Increase as a Percentage	7%	See Footnote 12 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Dollar Amount of Increase	$2,777	See Footnote 12 below.
Strategy Value at Term End	$42,447	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Cap is the largest rise in the Index over the Term taken into account to determine any increase at the end of a Term. In this example, the Cap is 12%, which means it will not affect the calculation of any increase unless the Index rises by more than 12%.

Footnote 3. When the Daily Value Percentage is positive, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of increase
Calculation	$50,000 x 1% = $500

Footnote 4. In this example, the Daily Value Percentage is positive on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the increase for the Daily Value Percentage on that date.

Formula	Investment Base + dollar amount of increase = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is higher than the Investment Base, the proportional reduction in the Investment Base will be less than the total amount withdrawn.

Formula	Total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 20.66% = $10,330

Footnote 9. On the withdrawal date after the withdrawal, the Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,330 = $39,670

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065

Footnote 11. The rise in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date - Index on Term start date) / Index on Term start date = rise in Index
Calculation	(2033 - 1900) / 1900 = 7%

Footnote 12. When the Index has risen over the Term, we use the following formulas to calculate the increase for a Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	7% rise in Index < 12% cap, so increase percentage = 7%

Formula	Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation	$39,668 x 7% = $2,777

Footnote 13. In this example, there has been a rise in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value at the end of the Term is the Investment Base on the Term end date plus the increase for the rise in the Index over the Term.

Formula	Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date
Calculation	$39,670 + $2,777 = $42,447

Example D: Withdrawal When Index Falls

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term Start Date are both April 6, 2019;

•	you request a $10,000 withdrawal on August 1, 2019 when the Daily Value Percentage is -6%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 1748 on the Term end date of April 6, 2020.

Term Start Date	April 6, 2019
Strategy Value		$50,000	See Footnote 1 below.
Investment Base		$50,000	See Footnote 1 below.
Downside Participation Rate		50%	See Footnote 2 below.
Index		1900

Withdrawal Date	August 1, 2019
Daily Value Percentage on Withdrawal Date		-6%
Dollar Amount of Decrease on Withdrawal Date	-$	3,000	See Footnote 3 below.
Strategy Value before Withdrawal		$47,000	See Footnote 4 below.
Amount of Withdrawal Requested		$10,000
Free Withdrawal Allowance		$5,000	See Footnote 5 below.
Early Withdrawal Charge		$435	See Footnote 6 below.
Total Amount Withdrawn		$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value		22.2%	See Footnote 8 below.
Proportional Reduction in Investment Base		$11,101	See Footnote 8 below.
Investment Base after Withdrawal		$38,899	See Footnote 9 below.
Strategy Value after Withdrawal		$36,565	See Footnote 10 below.

Term End Date	April 6, 2020
Index		1748
Fall in Index		-8%	See Footnote 11 below.
Decrease as a Percentage		-4%	See Footnote 12 below.
Investment Base after Withdrawal		$38,899	See Footnote 9 below.
Dollar Amount of Decrease	-$	1,556	See Footnote 12 below.
Strategy Value at Term End		$37,343	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Downside Participation Rate is your share of any fall in the Index over the Term taken into account to determine any decrease at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate will not change from Term to Term.

Footnote 3. When the Daily Value Percentage is negative, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of decrease
Calculation	$50,000 x -6% = -$3,000

Footnote 4. In this example, the Daily Value Percentage is negative on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the decrease for the Daily Value Percentage on that date.

Formula	Investment Base – dollar amount of decrease = Strategy value
Calculation	$50,000 - $3,000 = $47,000

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is less than the Investment Base, the proportional reduction in the Investment Base will be more than the total amount withdrawn.

Formula	total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $47,000 = 22.2%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 22.2% = $11,101

Footnote 9. On the withdrawal date, the Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $11,101 = $38,899

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$47,000 - $10,435 = $36,565

Footnote 11. The fall in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date - Index on Term start date) / Index on Term start date
Calculation	(1748 - 1900) / 1900 = -8%

Footnote 12. When the Index has fallen over the Term, we use the following formula to calculate the decrease.

Formula	Fall in Index x Downside Participation Rate = decrease as a percentage based on fall in Index
Calculation	-8% x 50% = -4%

Formula	Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index
Calculation	$38,899 x -4% = -$1,556

Footnote 13. In this example, there has been a fall in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on at the end of the Term is the Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Investment Base on Term end date – dollar amount of decrease based on fall in Index = Strategy value on Term end date
Calculation	$38,899 - $1,556 = $37,343

STATE VARIATIONS

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois

References to “spouse” have been changed to “spouse or civil union partner.”

For Contracts Issued in New Jersey

References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies

For Contracts Issued in Michigan

We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider

For Contracts Issued in California

The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

For Contracts Issued in Connecticut

The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

For Contracts Issued in Kansas

The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Missouri

This waiver rider is not available in Missouri.

For Contracts Issued In Montana

The definition of medically necessary has been modified and refers to the Insured’s physician.

For Contracts Issued in Nebraska

The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

For Contracts Issued in New Hampshire

The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

For Contracts Issued in Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

For Contracts Issued in Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill. In addition, the definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in Washington

The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider

For Contracts Issued in Illinois

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

For Contracts Issued in Kansas

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months. The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in New Jersey

The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date. In addition, the waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

For Contracts Issued in Texas

The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Washington

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Form of Annuity Payout Benefit

For Contracts Issued in Texas:

Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The period and amount may differ if you are replacing a life insurance policy or annuity contract. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Alabama	20 days	Account Value	30 days	Account Value + Fees/Charges

Alaska	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Arizona	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Arkansas	20 days	Account Value	30 days	Account Value

California	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.

Colorado	20 days	Account Value	30 days	Account Value + Fees/Charges

Connecticut	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Delaware	20 days	Account Value	30 days	Purchase Payments

District of Columbia	20 days	Account Value	30 days	Account Value

Florida	21 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Georgia	20 days	Purchase Payments	30 days	Purchase Payments

Hawaii	20 days	Account Value	30 days	Account Value + Fees/Charges

Idaho	20 days	Purchase Payments	30 days	Purchase Payments

Illinois	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Indiana	20 days	Account Value	30 days	Purchase Payments

Iowa	20 days	Account Value	30 days	Account Value + Fees/Charges

Kansas	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Kentucky	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Louisiana	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Maine	20 days	Account Value	30 days	Account Value + Fees/Charges

Maryland	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Massachusetts	20 days	Account Value	30 days	Purchase Payments

Michigan	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Minnesota	20 days	Account Value + Fees/Charges	30 days	Purchase Payments

Mississippi	20 days	Account Value	30 days	Account Value + Fees/Charges

Missouri	20 days	Purchase Payments	30 days	Purchase Payments

Montana	20 days	Account Value	30 days	Account Value + Fees/Charges

Nebraska	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Nevada	20 days	Purchase Payments	30 days	Purchase Payments

New Hampshire	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

New Jersey	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

New Mexico	20 days	Account Value	30 days	Account Value + Fees/Charges

North Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

North Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Ohio	20 days	Account Value	30 days	Account Value + Fees/Charges

Oklahoma	20 days	Purchase Payments	30 days	Purchase Payments

Oregon	20 days	Account Value	30 days	Account Value + Fees/Charges

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Pennsylvania	20 days	Account Value	30 days	Account Value

Rhode Island	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

South Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

South Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

Tennessee	20 days	Account Value	30 days	Purchase Payments

Texas	20 days	Purchase Payments	30 days	Account Value + Fees/Charges

Utah	20 days	Purchase Payments	30 days	Purchase Payments

Vermont	20 days	Account Value	30 days	Account Value + Fees/Charges

Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges

Washington	20 days	Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days	Purchase Payments

West Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges

Wisconsin	30 days	Account Value	30 days	Account Value + Fees/Charges

Wyoming	20 days	Account Value	30 days	Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio:

Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

For Contracts Issued in Texas:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas:

Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

SECTION II

GREAT AMERICAN LIFE INFORMATION

Overview

Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia, Guam and the U.S. Virgin Islands. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.

We are a wholly-owned subsidiary of American Financial Group, Inc., (“AFG”), a publicly traded company (NYSE: AFG). AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, fixed-indexed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisors markets.

Below is a chart that shows the relationships among AFG, Great American Life, and other AFG subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.

American Financial Group, Inc. (“AFG”)

☐	Great American Financial Resources, Inc. (“GAFRI”) is a subsidiary of AFG. It is a financial services holding company.

☐	Great American Life Insurance Company (“GALIC”) is a subsidiary of GAFRI. It is the issuer of the Index Summit 6 and other annuity products.

☐	Annuity Investors Life Insurance Company is a subsidiary of GALIC. It also issues annuity products.

☐	Great American Advisors, Inc. (“GAA”) is a subsidiary of AFG. It is the principal underwriter and distributor of the Index Summit 6 annuity.

☐	Great American Insurance Company (“GAI) is the principal insurance subsidiary of AFG.

☐	American Money Management Corporation (“AMMC”) is a subsidiary of AFG. It provides investment services for AFG and certain of its affiliated companies, including Great American Life.

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Directors and Executive Officers of Great American Life

Below is a list of the names and ages, as of April 15, 2019, of the directors and executive officers of the Company and a description of the business experience of each individual.

Name	Age	Position(s) with Great American Life	Served in Position(s) Since
John P. Gruber	57	Director Senior Vice President and Secretary General Counsel	May 2018 November 2005 November 2005
Jeffrey G. Hester	53	Director	December 2010
Christopher P. Miliano	60	Director Executive Vice President and Treasurer Chief Financial Officer and Chief Accounting Officer	May 2002 May 2002 May 2002
Mark F. Muething	59	Director President Chief Operating Officer	October 1993 April 2018 April 2012
Michael J. Prager	59	Director	May 2002

John P. Gruber

Mr. Gruber has served as GALIC’s Senior Vice President, General Counsel and Secretary since November, 2005. He also serves as Chief Compliance Officer of GAFRI. Mr. Gruber has served in various positions with AFG since July, 1993.

Jeffrey G. Hester

Mr. Hester has served as Controller of GAFRI since 2013. Mr. Hester has served in various positions with AFG since December 1993.

Christopher P. Miliano

Mr. Miliano has served as Executive Vice President, Chief Financial Officer and Treasurer of GALIC since May 2002. Mr. Miliano has served in various positions with AFG since September 1979.

Mark F. Muething

Mr. Muething has served as President of GALIC since April 2018 and as Chief Operating Officer since April 2012. Mr. Muething has served in various positions with AFG since October 1993.

Michael J. Prager

Mr. Prager has served as Executive Vice President, Chief Risk Officer, and Chief Actuary of GAFRI since 2006.

Executive Compensation

Great American Life does not have any employees. Its parent, Great American Financial Resources, Inc. (GAFRI), provides personnel to Great American Life pursuant to a Services Agreement between Great American Life and GAFRI.

As a result, Great American Life does not determine or pay any compensation to its executive officers or additional personnel provided by GAFRI. GAFRI determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by GAFRI commensurate with their positions, tenure and levels of responsibility. GAFRI also determines whether and to what extent it will provide employee benefit plans to such persons.

See “Transactions with Related Persons” for more information about the Services Agreement.

Director Compensation

All directors of Great American Life are employees of GAFRI. No director receives an additional compensation for serving as a director.

Director Independence

No director is considered independent under the independence standards applicable to Great American Life. Great American Life does not have a separately designated audit, nominating or compensation committee, nor does it have any committees that perform a similar function to any of those committees.

Compensation Committee Interlocks and Insider Participation

Great American Life does not have a compensation committee.

Security Ownership of Certain Beneficial Owners and Management

AFG indirectly owns 100% of the voting securities of Great American Life. AFG’s principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio, 45202.

The table below reports common shares of AFG owned by officers and directors of Great American Life. Except as otherwise provided below, information in the table is as of December 31, 2018 and, to Great American Life’s knowledge, all common shares are beneficially owned, and investment and voting power is held solely by the persons named as owners. Unless otherwise indicated, the address of each person listed below is 301 East Fourth Street, Cincinnati, Ohio, 45202.

Common Share Ownership	Beneficial Ownership Amount (1)	Percent of Class (* means less than 1%)
Security Ownership of Directors and Executive Officers		*
John P. Gruber	41,625	*
Jeffrey G. Hester	37,138	*
Christopher P. Miliano	32,341	*
Mark F. Muething	104,907	*
Michael J. Prager	54,275	*
All Directors and Executive Officers as a Group (5 persons)	270,286	*

(1)	Includes the following numbers of shares that may be acquired within 60 days after December 31, 2018 through the exercise of options held by such person:

John P. Gruber – 37,165; Jeffrey G. Hester – 27,891; Christopher P. Miliano – 4,400; Mark F. Muething – 56,381; and Michael J. Prager – 34,200.

Transactions with Related Persons

Transactions between GALIC and GAFRI

Pursuant to a Services Agreement between Great American Life and GAFRI, GAFRI furnishes Great American Life with infrastructure, printing, office, duplicating, telecommunications, purchasing, personnel, data processing, administrative, consultative, legal, financial, actuarial and other services requested by Great American Life. Great American Life pays for these services on the basis of cost, which may not be greater than the costs that Great American Life would expend in providing such services to itself. Payments for these services by Great American Life to GAFRI were approximately $55.2 million in 2018, $50.5 million in 2017, and $42.1 million in 2016.

Transactions between GALIC and AFG or Other AFG Subsidiaries

GALIC and AMMC are parties to an Investment Services Agreement under which AMMC provides investment services to GALIC in accordance with guidelines. GALIC pays AMMC a fee based on AMMC’s cost of providing these services. Investment charges paid by GALIC to AMMC were approximately $6.0 million in 2018, $3.7 million in 2017, and $5.3 million in 2016.

GALIC is a member of AFG’s consolidated tax group. GALIC has a tax allocation agreement with AFG which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFG based on taxable income without regard to temporary differences. GALIC and its subsidiaries, which are included in the AFG consolidated tax group, incurred income tax expense of approximately $51.1 million in 2018, $108.2 million in 2017, and $133.3 million in 2016.

The chart below shows the approximate amounts paid by GALIC to AFG in 2018, 2017, and 2016 for various services. All of these transactions were based on fair market value.

	2018	2017	2016
Information technology services	$5.7 million	$6.0 million	$5.5 million
Business support and human resources services	$4.2 million	$3.6 million	$3.5 million
Internal audit support	$1.0 million	$1.0 million	$1.0 million
Creative marketing services	$0.9 million	$1.0 million	$0.8 million

In July 2000, GAI entered into a thirty-two-year agreement with the Cincinnati Reds, pursuant to which the Reds’ home stadium was named “Great American Ball Park.” GALIC participates in the stadium naming rights agreement and accordingly paid GAI approximately $0.8 million in 2018, 2017, and 2016 under the agreement. GALIC’s payments to GAI will average approximately $0.8 million annually over the remaining term of the agreement.

Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers

A subsidiary of AFG employs a brother of GALIC’s President and Chief Operating Officer. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $0.8 million in 2018, $0.7 million for 2017, and $0.6 million for 2016. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

A subsidiary of AFG employs a brother of GALIC’s Senior Vice President, General Counsel and Secretary. This individual received salary and bonuses awarded pursuant to short and long term incentive compensation plans of approximately $4.3 million in 2018, $3.5 million for 2017, and $2.7 million for 2016. He also participates in employee benefit plans, including equity incentive plans, commensurate with his position and tenure.

A brother of GALIC’s President and Chief Operating Officer is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. AFG and its subsidiaries paid Keating Muething & Klekamp approximately $1.1 million in 2018, $2.1 million in 2017, and $1.7million in 2016 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

Stock exchange rules require AFG to conduct an appropriate review of all related party transactions (including those required to be disclosed by AFG pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be reviewed and evaluated by the AFG Audit Committee or another committee comprised of independent directors. The AFG Audit Committee reviews and evaluates all transactions with related parties and reviews and approves all related party transactions involving directors, executive officers and significant shareholders of the Company that require disclosure pursuant to SEC Regulation S-K Item 404.

While AFG adheres to this policy for potential related person transactions, the policy is not in written form except as a part of listing agreements with the New York Stock Exchange. However, approval of such related person transactions is evidenced by AFG Audit Committee resolutions in accordance with AFG’s practice of reviewing and approving transactions in this manner.

GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. GALIC’s policy with respect to potential related party transactions is not in written form. However, approval of such related person transactions is evidenced by resolutions of the AFG Audit Committee in accordance with its practice of reviewing and approving transactions in this manner.

Information on GALIC’s Business and Property

NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.

ANNUITY SEGMENT

General

GALIC sells traditional fixed, fixed-indexed and variable-indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets through independent producers and through direct relationships with certain financial institutions. See Note B — “Segments of Operations” to the financial statements for information on GALIC’s assets, revenues and earnings before income taxes by segment. The annuity operations employed approximately 600 people at December 31, 2018. These operations are conducted primarily through the companies listed in the following table, which includes 2018 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

	Annuity Premiums	Annuity Policies In Force	Ratings
Company			AM Best	S&P
Great American Life Insurance Company	$5,212	423,000	A	A+
Annuity Investors Life Insurance Company	195	111,000	A	A+

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets.

Due to the deposit-type nature of annuities, annuity premiums received and benefit payments are recorded as increases or decreases in the annuity benefits accumulated liability rather than as revenue and expense under GAAP. Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Statutory Premiums
	2018	2017	2016
Financial institutions single premium annuities — indexed	$1,776	$1,711	$1,950
Financial institutions single premium annuities — fixed	492	622	468
Retail single premium annuities — indexed	1,418	990	1,056
Retail single premium annuities — fixed	87	70	73
Broker dealer single premium annuities — indexed	1,271	733	658
Broker dealer single premium annuities — fixed	14	7	9
Pension risk transfer	132	6	—
Education market — fixed and indexed annuities	192	174	184

Total fixed annuity premiums	5,382	4,313	4,398
Variable annuities	25	28	37

Total annuity premiums	$5,407	$4,341	$4,435

Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred basis. The issuer of the annuity collects premiums (purchase payments), credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time lump-sum premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.

Annuity contracts are generally classified as either fixed rate (including fixed-indexed and variable-indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of assets and liabilities.

An indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing market index (generally the S&P 500) or other external rate, price, or unit value (an “index”). A fixed-indexed annuity protects against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). In 2018, GALIC began offering variable-indexed annuities, which are similar to fixed-indexed annuities except that the product offers greater upside participation in the selected index as compared to a fixed-index annuity and replaces the guarantee of principal in a fixed-indexed annuity with a guaranteed maximum loss. GALIC purchases and sells call and put options designed to substantially offset the effect of the index participation in the liabilities associated with indexed annuities.

As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of fair value accounting for derivatives related to fixed-indexed (including variable-indexed) annuities (“FIAs”) (dollars in millions):

	Year ended December 31,
	2018	2017	2016
Annuity earnings before income taxes — before unlocking and change in fair value of derivatives related to FIAs	$427	$421	$397
Unlocking	(31)	(3)	1
Impact of derivatives related to FIAs (a):
Change in fair value or derivatives	(51)	(70)	(53)
Related impact on amortization of DPAC (b)	18	37	26

Annuity segment earnings before income taxes	$363	$385	$371

(a)

FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the policyholder liability from the index participation. Both the index-based component of the annuities (fair value of $2.72 billion at December 31, 2018) and the related call and put options (net fair value of $183 million at December 31, 2018) are considered derivatives that must be marked-to-market through earnings each period. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

(b)	An estimate of the related acceleration/deceleration of the amortization of deferred policy acquisition costs and deferred sales inducements.

Marketing

GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 75 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct approximately 1,600 actively producing agents.

GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2018 statutory premiums):

	2018	2017
Wells Fargo & Company	7.4%	8.1%
The PNC Financial Services Group, Inc.	6.6%	9.1%
Regions Financial Corporation	4.8%	6.5%
LPL Financial	4.8%	5.5%
BB&T Corporation	3.7%	5.5%

In the education market, schools may allow employees to save for retirement through contributions made on a before-tax basis. Federal income taxes are not payable on pretax contributions or earnings until amounts are withdrawn. GALIC sells its education market annuities through regional and national agencies.

GALIC is licensed to sell its fixed annuity products in all states except New York; it is licensed to sell its variable products in all states except New York and Vermont. At December 31, 2018, GALIC had approximately 536,000 annuity policies in force. The states that accounted for 5% or more of GALIC’s statutory annuity premiums in 2018 and the comparable preceding years are shown below:

	2018	2017	2016
California	10.2%	10.0%	9.8%
Florida	8.1%	7.3%	8.5%
Pennsylvania	5.5%	6.1%	7.2%
Ohio	5.2%	5.4%	5.2%
Texas	5.1%	5.1%	4.6%

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability. Competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Run-off Life Segment

Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force block of approximately 97,000 policies and $10.82 billion gross ($3.13 billion net of reinsurance) of life insurance in force at December 31, 2018. Renewal premiums, net of reinsurance, were $21 million in 2018, $17 million in 2017 and $18 million in 2016. At December 31, 2018, GALIC’s life insurance reserves were $292 million, net of reinsurance recoverables.

Investment Portfolio

General

A summary of GALIC’s fixed maturities and equity securities is shown in Note E — “Investments” to the financial statements. For additional information on GALIC’s investments, see Management’s Discussion and Analysis — “Investments.”

GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2018 (dollars in millions).

	Amortized Cost	Fair Value
		Amount	%
S&P or comparable rating
AAA, AA, A	$19,959	$20,064	59%
BBB	11,271	11,124	33%

Total investment grade	31,230	31,188	92%

BB	588	572	2%
B	196	188	—%
CCC, CC, C	361	426	1%
D	154	177	—%

Total non-investment grade	1,299	1,363	3%

Not rated	1,495	1,581	5%

Total	$34,024	$34,132	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 8% of GALIC’s fixed maturity investments are MBS. At December 31, 2018, 98% (based on statutory carrying value of $34.05 billion) of GALIC’s fixed maturity investments had an NAIC designation of 1 or 2 (the highest of the six designations).

Regulation

GALIC and its insurance company subsidiaries are subject to regulation in the jurisdictions where they do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2019 by GALIC to its parent without seeking regulatory approval is $768 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2019 without seeking regulatory approval is $36 million.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

Properties

GALIC leases the majority of its office and storage facilities from AFG.

Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability

We make Annuity Payout Benefits payments and pay Death Benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.

Financial losses could adversely affect our financial strength and claims-paying ability.

As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in the Contract. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

Adverse developments in financial markets and deterioration in global economic conditions.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.

Unfavorable interest rate environments.

During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.

Losses on our investment portfolio.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.

A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.

GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.

Loss of market share due to intense competition.

There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

Ineffectiveness of risk management policies.

Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

Changes in applicable law and regulations may affect our financial strength and claims-paying ability.

We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.

Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.

The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.

We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.

GALIC’s claims-paying and financial strength is rated A (Excellent) by A.M. Best, A+ by Standard & Poor’s and A2 by Moody’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners, financial institutions and school districts often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates, caps and participation rates for our annuity products.

Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.

We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders, annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.

Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.

Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.

We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay, and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.

We may experience difficulties with technology or data security, which could have an adverse effect on our business.

We uses computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our relationships with distribution partners and customers. In the event of a disaster such as a natural catastrophe, industrial accident, blackout, malicious software, terrorist attack or war, our systems may be inaccessible to employees, customers or distribution partners for an extended period of time. Even if our offices are available and employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.

Our computer systems are vulnerable to security breaches due to the sophistication of cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures, and employee misconduct. In addition, over time, and particularly recently, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventive actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent unauthorized access, other physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business. To date, we have not experienced any material breaches or interference with our systems or networks.

We have outsourced certain technology and business process functions to third parties and may continue to do so in the future. We do so when it results in productivity improvements or other cost efficiencies. However, outsourcing certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. Although we attempt to mitigate these risks, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business if a third party fails to perform as anticipated, technological or other problems occur in the transition to a third party, or the outsourcing relationships are terminated.

The risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the federal government as well state governments, or by various regulatory organizations. As a result, our ability to conduct business and our financial position might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.

We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.

If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of distribution partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.

Failure to maintain effective and efficient information systems could adversely affect our business.

Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, distribution partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.

The occurrence of catastrophic events, terrorism or military actions could adversely affect our business operations.

The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, floods, earthquakes, pandemics, industrial accident, blackout, cyber-attack, malicious software, insider threat, insurrections and military actions, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

FINANCIAL INFORMATION

Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•

changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•

disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.

The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

Selected Financial Data

The following table sets forth certain data for the periods indicated (dollars in millions).

	Year ended December 31,
	2018	2017	2016	2015	2014
Earnings Statement Data:
Total revenues	$1,691	$1,598	$1,499	$1,340	$1,297
Earnings before income taxes	256	381	367	319	352
Net earnings, including noncontrolling interests	209	276	240	211	232
Less: Net earnings attributable to noncontrolling interests	2	6	4	6	1
Net earnings attributable to shareholder	207	270	236	205	231

	December 31,
	2018	2017	2016	2015	2014
Balance Sheet Data:
Cash and investments	$37,356	$34,500	$30,976	$28,026	$25,402
Total assets	40,801	38,120	34,362	30,828	28,012
Annuity benefits accumulated	36,616	33,316	29,907	26,622	23,492
Life, accident and health reserves	635	658	691	705	690
Shareholder’s equity	2,492	2,761	2,509	2,293	2,450

Management’s Discussion and Analysis of Financial Condition and Results of Operations

INDEX TO MD&A

GENERAL

Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.

OVERVIEW

Financial Condition

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

GALIC predominately markets individual and group traditional fixed, fixed-indexed and variable-indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note A — “Accounting Policies” to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the recoverability of deferred acquisition costs,

•	the measurement of the derivatives embedded in fixed-indexed and variable-indexed annuity liabilities, and

•	the valuation of investments, including the determination of other-than-temporary impairments.

See “Liquidity and Capital Resources — Uncertainties” for a discussion of recoverables from reinsurers and indexed annuity embedded derivatives and “Liquidity and Capital Resources — Investments” for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.

LIQUIDITY AND CAPITAL RESOURCES

Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payment of dividends to GAFRI and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, AFG may contribute funds to GALIC.

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2018, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

Condensed Consolidated Cash Flows GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Year ended December 31,
	2018	2017	2016
Net cash provided by operating activities	$1,068	$796	$699
Net cash used in investing activities	(4,052)	(2,433)	(2,687)
Net cash provided by financing activities	2,702	1,749	2,225

Net change in cash and cash equivalents	$(282)	$112	$237

Net Cash Provided by Operating Activities GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $1.07 billion, $796 million and $699 million in 2018, 2017 and 2016, respectively.

Net Cash Used in Investing Activities GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $4.05 billion in 2018 compared to $2.43 billion in 2017, an increase of $1.62 billion. GALIC had net cash flows from annuity policyholders of $2.54 billion in 2018 and $2.10 billion in 2017, which is the primary source of GALIC’s cash used in investing activities. In addition, the $165 million decrease in cash dividends paid in 2018 compared to 2017 and the $225 million advance from the Federal Home Loan Bank (“FHLB”) increased the amount of cash available for investing activities in 2018 compared to 2017.

Net cash used in investing activities was $2.43 billion in 2017 compared to $2.69 billion in 2016, a decrease of $254 million. Settlements of equity index call options exceeded purchases by $285 million in 2017 compared to purchases exceeding settlements by $110 million in 2016, accounting for a $395 million decrease in cash used in investing activities. In addition, the $85 million increase in cash dividends paid in 2017 compared to 2016 decreased the amount of cash available for investing activities in 2017 compared to 2016.

Net Cash Provided by Financing Activities GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided by financing activities was $2.70 billion in 2018 compared to $1.75 billion in 2017, an increase of $953 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $2.76 billion in 2018 compared to $1.99 billion in 2017, resulting in a $773 million increase in net cash provided by financing activities. In addition, there were $60 million of cash dividends paid in 2018 as compared to $225 million paid in 2017, resulting in a $165 million increase in net cash provided by financing activities.

Net cash provided by financing activities was $1.75 billion in 2017 compared to $2.23 billion in 2016, a decrease of $476 million. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $1.99 billion in 2017 compared to $2.35 billion in 2016, resulting in a $362 million decrease in net cash provided by financing activities.

Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.

GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At December 31, 2018, GALIC had $1.1 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.15% to 0.24% over LIBOR (average rate of 2.68% at December 31, 2018). While these advances must be repaid between 2019 and 2021 ($445 million in 2019, $40 million in 2020 and $611 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. At December 31, 2018, GALIC estimated that it had additional borrowing capacity of approximately $300 million from the FHLB.

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit). The treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact GALIC’s risk-based capital and the amount of dividends available in future periods. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, payments of dividends and taxes to AFG and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.

In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment, significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). GALIC began selling policies with GMIRs below 2% in 2003; almost all new business since late 2010 has been issued with a 1% GMIR. At December 31, 2018, GALIC could reduce the average crediting rate on approximately $28 billion of traditional fixed, fixed-indexed and variable-indexed annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	at December 31,
GMIR	2018	2017	2016
1 — 1.99%	79%	76%	72%
2 — 2.99%	4%	5%	6%
3 — 3.99%	8%	10%	12%
4.00% and above	9%	9%	10%
Annuity benefits accumulated (in millions)	$36,616	$33,316	$29,907

For statutory accounting purposes, equity securities of non-affiliates and equity call and put options used in the fixed-indexed annuity business are generally carried at fair value. At December 31, 2018, GALIC owned publicly traded equity securities with a fair value of $743 million and equity index call and put options with a net fair value of $183 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.

GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.

Contractual Obligations The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2018 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$43,588	$3,493	$8,598	$9,341	$22,156
Life, accident and health liabilities (*)	1,363	114	195	199	855

Total	$44,951	$3,607	$8,793	$9,540	$23,011

(*)

Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $36.62 billion for annuity benefits accumulated and $635 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2018. Based on the same assumptions, GALIC projects reinsurance recoveries related to life, accident and health reserves totaling $651 million as follows: Within 1 year — $65 million; 2-3 years — $113 million; 4-5 years — $85 million; and thereafter — $388 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2018.

Off-Balance Sheet Arrangements See Note L — “Additional Information — Financial Instruments — Unfunded Commitments” to the financial statements.

Investments GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.

GALIC’s investment portfolio at December 31, 2018, contained $34.13 billion in fixed maturity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax basis and $55 million in fixed maturities were classified as trading with holding gains and losses included in net investment income. In addition, GALIC’s investment portfolio includes $659 million in equity securities carried at fair value with holding gains and losses included in realized gains (losses) on securities and $84 million in equity securities carried at fair value with holding gains and losses included in net investment income.

As detailed in Note D — “Balance Sheet Impact of Net Unrealized Gains on Securities” to the financial statements, unrealized gains and losses on GALIC’s fixed maturity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.

Fixed income investment funds are generally invested in securities with intermediate-term maturities with an objective of optimizing total return while allowing flexibility to react to changes in market conditions. At December 31, 2018, the average life of GALIC’s fixed maturities was about 6-1/2 years.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. For mortgage-backed securities (“MBS”), which comprise approximately 8% of GALIC’s fixed maturities, prices for each security are generally obtained from both pricing services and broker quotes. For the remainder of GALIC’s fixed maturity portfolio, approximately 74% are priced using pricing services and the balance is priced primarily by using non-binding broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of

MBS are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31, 2018 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

Fair value of fixed maturity portfolio	$34,187
Pretax impact on fair value of fixed maturity portfolio	$(1,538)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%	)

Approximately 91% of the fixed maturities held by GALIC at December 31, 2018, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.

MBS are subject to significant prepayment risk due to the fact that, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates. Although interest rates have been low in recent years, tighter lending standards have resulted in fewer buyers being able to refinance the mortgages underlying much of GALIC’s non-agency residential MBS portfolio.

Summarized information for GALIC’s MBS (including those classified as trading) at December 31, 2018, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency; Alt-A mortgages are those with risk profiles between prime and subprime. The average life of the residential and commercial MBS is approximately 4-1/2 years.

	Amortized Cost	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$33	$34	103%	$1	100%
Non-agency prime	827	930	112%	103	29%
Alt-A	683	756	111%	73	33%
Subprime	208	230	111%	22	39%
Commercial	822	836	102%	14	95%

	$2,573	$2,786	108%	$213	52%

The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At December 31, 2018, 97% (based on statutory carrying value of $2.55 billion) of GALIC’s MBS had an NAIC designation of 1.

Municipal bonds represented approximately 13% of GALIC’s fixed maturity portfolio at December 31, 2018. GALIC’s municipal bond portfolio is high quality, with 99% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At December 31, 2018, approximately 71% of the municipal bond portfolio was held in revenue bonds, with the remaining 29% held in general obligation bonds. GALIC does not own general obligation bonds issued by Puerto Rico.

Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at December 31, 2018, is shown in the following table (dollars in millions). Approximately $337 million of available for sale fixed maturity securities had no unrealized gains or losses at December 31, 2018.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$16,302	$17,493
Amortized cost of securities	$15,670	$18,017
Gross unrealized gain (loss)	$632	$(524)
Fair value as % of amortized cost	104%	97%
Number of security positions	2,462	1,758
Number individually exceeding $2 million gain or loss	39	23
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Mortgage-backed securities	$219	$(6)
States and municipalities	130	(28)
Asset-backed securities	122	(76)
Banks, savings, and credit institutions	33	(104)
Manufacturing	23	(72)
Insurance companies	18	(43)
Security brokers, dealers, and services	13	(30)
Percentage rated investment grade	88%	96%

The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at December 31, 2018, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	5%	—%
After one year through five years	25%	12%
After five years through ten years	27%	49%
After ten years	11%	11%

	68%	72%
Asset-backed securities (average life of approximately 5 years)	18%	26%
Mortgage-backed securities (average life of approximately 4.5 years)	14%	2%

	100%	100%

The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at December 31, 2018
Securities with unrealized gains:
Exceeding $500,000 (318 securities)	$4,274	$374	110%
$500,000 or less (2,144 securities)	12,028	258	102%

	$16,302	$632	104%

Securities with unrealized losses:
Exceeding $500,000 (306 securities)	$5,483	$(319)	95%
$500,000 or less (1,452 securities)	12,010	(205)	98%

	$17,493	$(524)	97%

The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at December 31, 2018
Investment grade fixed maturities with losses for:
Less than one year (1,285 securities)	$14,201	$(348)	98%
One year or longer (303 securities)	2,530	(131)	95%

	$16,731	$(479)	97%

Non-investment grade fixed maturities with losses for:
Less than one year (123 securities)	$547	$(22)	96%
One year or longer (47 securities)	215	(23)	90%

	$762	$(45)	94%

When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as a realized loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the fixed maturity securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2018. Although GALIC has the ability to continue holding its fixed maturity investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change with regard to a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, including charges for other-than-temporary impairment, see “Results of Operations — Realized Gains (Losses) on Securities.”

As discussed in Note A — “Accounting Policies — Investments” to the financial statements, effective January 1, 2018, all equity securities previously classified as “available for sale” are now carried at fair value through net earnings instead of accumulated other comprehensive income and will therefore no longer be evaluated for other-than-temporary impairment.

Uncertainties GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.

Reinsurance In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. Substantially all of GALIC’s reinsurance is with companies having an A.M. Best rating in the A category. At December 31, 2018, GALIC’s largest reinsurer directly or indirectly accounts for approximately 70% of GALIC’s reinsurance in force and is rated A+ by A.M. Best.

RESULTS OF OPERATIONS

GALIC’s operations produced $256 million in pretax earnings in 2018 compared to $381 million in 2017, a decrease of $125 million (33%). GALIC’s results for 2018 compared to 2017 reflects growth in the annuity business and higher earnings from limited partnerships and similar investments, more than offset by higher net realized losses on securities, higher unlocking charges, the impact of lower investment yields due to the run-off of higher yielding investments and the impact from changes in stock market performance and interest rates as discussed below. The high returns on limited partnerships and similar investments should not necessarily be expected to repeat in future periods. Realized losses on securities in 2018 includes the decline in the fair value of equity securities that are required to be carried at fair value through net earnings under new accounting guidance adopted on January 1, 2018.

The fair value of derivatives related to FIAs was favorably impacted by higher than anticipated interest rates in 2018 compared to the negative impact of lower than anticipated interest rates in 2017. The favorable impact of interest rates between periods was offset by the negative impact of higher interest on the embedded derivative (from growth in the FIA business and higher interest rates), higher than expected option costs in the 2018 and the impact of lower stock market performance in the 2018 period. GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions in the fourth quarter of each year. If changes in the economic environment of actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim quarter. In addition to the fourth quarter detailed review, GALIC unlocked its assumptions for option costs and interest rates in the second quarter of 2018 due to the continued higher FIA option costs (resulting primarily from higher than expected risk-free rates). GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $31 million in 2018 compared to $3 million in 2017.

GALIC’s operations produced $381 million in pretax earnings for 2017 compared to $367 million in 2016, an increase of $14 million (4%). This increase reflects growth in the annuity business, partially offset by lower investment yields due to the run-off of higher yielding investments and higher general and administrative expenses. Included in these results is the change in fair value of derivatives related to FIAs, which had a negative impact of $33 million in 2017 compared to $27 million in 2016. Both periods reflect the negative impact of lower than anticipated interest rates, partially offset by the positive impact of a higher stock market on the fair value accounting for FIAs. GALIC’s unlocking of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $3 million in 2017 compared to a net annuity expense reduction of $1 million in 2016.

The following table illustrates the impact of unlocking and fair value accounting for derivatives related to FIAs on earnings before income taxes (dollars in millions):

	Year ended December 31,			% Change
	2018	2017	2016	2018 - 2017	2017 - 2016
Earnings before realized losses on securities and income taxes — before the impact of unlocking and derivatives related to FIAs	$425	$430	$402	(1%)	7%
Unlocking	(31)	(3)	1	933%	(400%)
Impact of derivatives related to FIAs	(33)	(33)	(27)	—%	22%

Earnings before realized losses on securities and income taxes	361	394	376	(8%)	5%
Realized losses on securities	(105)	(13)	(9)	708%	44%

Earnings before income taxes	$256	$381	$367	(33%)	4%

Net Investment Income

Net investment income in 2018 was $1.66 billion compared to $1.48 billion in 2017, an increase of $179 million (12%). This increase primarily reflects growth in GALIC’s annuity business and higher earnings from limited partnerships and similar investments, partially offset by the impact of lower investment yields. GALIC’s operations recorded $114 million in earnings from partnerships and similar investments and AFG-managed CLO’s in 2018 compared to $53 million in 2017, an increase of $61 million (115%). The high returns from limited partnerships and similar investments should not necessarily be expected to repeat in future periods.

Net investment income in 2017 was $1.48 billion compared to $1.38 billion in 2016, an increase of $102 million (7%). This increase primarily reflects the growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

Realized Gains (Losses) on Securities

GALIC’s realized losses on securities were $105 million in 2018 compared to $13 million in 2017, an increase of $92 million (708%). GALIC’s realized losses on securities were $13 million in 2017 compared to $9 million in 2016, an increase of $4 million (44%). Realized gains (losses) on securities consisted of the following (in millions):

	Year ended December 31,
	2018	2017	2016
Realized gains (losses) before impairments:
Disposals	$12	$22	$56
Change in the fair value of derivatives	(7)	(3)	(7)
Change in the fair value of equity securities (*)	(107)	—	—
Adjustments to annuity deferred policy acquisition costs and related items	11	(3)	(7)

	(91)	16	42

Impairment charges:
Securities	(21)	(43)	(66)
Adjustments to annuity deferred policy acquisition costs and related items	7	14	15

	(14)	(29)	(51)

Realized gains (losses) on securities	$(105)	$(13)	$(9)

(*)

As discussed in Note A—“Accounting Policies—Investments,” beginning in January 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. This amount includes a $110 million net loss on securities that were still held at December 31, 2018.

Policy Charges and Other Income

Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $115 million in 2018 compared to $111 million in 2017, an increase of $4 million (4%). Excluding the impact of unlocking charges of $1 million in 2018 and $3 million in 2017 related to unearned revenue, policy charges and other income were $116 million in 2018 and $114 million in 2017, an increase of $2 million (2%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

Excluding the impact of unlocking charges of $3 million in 2017 and $1 million in 2016 related to unearned revenue, policy charges and other income were $114 million in 2017 and $109 million in 2016, an increase of $5 million (5%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

Annuity Benefits

Annuity benefits were $998 million in 2018, $892 million in 2017 and $800 million in 2016, representing an increase of $106 million (12%) in 2018 compared to 2017 and an increase of $92 million (12%) in 2017 compared to 2016. Annuity benefits consisted of the following (dollars in millions):

	Year ended December 31,			% Change
	2018	2017	2016	2018 - 2017	2017 - 2016
Interest credited	$709	$638	$579	11%	10%
Change in other benefit reserves	179	149	145	20%	3%
Embedded derivative mark-to-market	(248)	564	194	(144%)	191%
Equity option mark-to-market	299	(494)	(141)	(161%)	250%
Unlocking	59	35	23	69%	52%

Total annuity benefits	$998	$892	$800	12%	12%

Interest Credited

Interest credited for 2018 was $709 million compared to $638 million in 2017, an increase of $71 million (11%), reflecting the impact of growth in the annuity business.

Interest credited for 2017 was $638 million compared to $579 million in 2016, an increase of $59 million (10%). The impact of growth in the annuity business was partially offset by lower interest crediting rates on new premiums as compared to the crediting rates on policyholder funds surrendered or withdrawn.

Change in Other Benefit Reserves

Change in other benefit reserves was $179 million in 2018 compared to $149 million in 2017, an increase of $30 million (20%), reflecting growth in the annuity business and the increase on guaranteed withdrawal benefits reserve due to the impact of change in stock market performance in 2018 of $106 million compared to $67 million in 2017, an increase of $39 million (58%).

Change in other benefit reserves was $149 million in 2017 compared to $145 million in 2016, an increase of $4 million (3%), reflecting growth in the annuity business.

Change in Fair Value of Derivatives Related to Fixed-Indexed (Including Variable-Indexed) Annuities

GALIC’s fixed-indexed (including variable-indexed) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The change in the fair value of the embedded derivative includes an ongoing expense for interest accreted on the embedded derivative. The interest accreted in any period is generally based on the size of the embedded derivative and current interest rates. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the embedded derivative component of GALIC’s annuity benefits accumulated, see Note C — “Fair Value Measurements” to the financial statements.

Excluding the impact of unlocking charges, the net change in fair value of derivatives related to fixed-indexed annuities increased annuity benefits by $51 million in 2018, $70 million in 2017 and $53 million in 2016. The change in the fair value of these derivatives includes interest accreted on the embedded derivative reserve of $36 million in 2018, $16 million in 2017 and $7 million in 2016 (before DPAC amortization). GALIC expects both the size of the embedded derivative and interest rates to rise, resulting in continued increases in interest on the embedded derivative. During 2018, the positive impact of higher than expected interest rates on the fair value of these derivatives was more than offset by the higher interest on the embedded derivative, the negative impact of higher than expected option costs and significantly lower stock market performance. The increase in 2017 and 2016 reflects the negative impact of significantly lower than anticipated interest rates on the fair value of these derivatives, partially offset by the positive impact of strong stock market performance in both periods.

See “Annuity Unlocking” below for a discussion of the impact that the periodic review of actuarial assumptions had on annuity benefits expense.

Insurance Acquisition Expenses, Net

Insurance acquisition expenses, net, include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable expenses and commissions on sales of insurance products.

Excluding the impact of unlocking expense reductions of $29 million in 2018, $35 million in 2017 and $25 million in 2016 (discussed below), insurance acquisition expenses, net, were $289 million in 2018, $207 million in 2017 and $210 million in 2016, representing an increase of $82 million (40%) in 2018 compared to 2017 and a decrease of $3 million (1%) in 2017 compared to 2016. The increase in 2018 compared to 2017 reflects growth in the business and the acceleration (in 2018) and deceleration (in 2017) of DPAC amortization related to changes in the fair value of derivatives related to FIAs. The negative impact of significantly lower than anticipated interest rates during 2017 and 2016 on the fair value of derivatives related to fixed-indexed annuities resulted in a partially offsetting deceleration in the amortization of DPAC.

See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience, and higher than expected lapse rates could lead to write-offs of DPAC or PVFP in the future.

Other Expenses

Other expenses were $140 million in 2018 compared to $130 million in 2017, an increase of $10 million (8%). Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred.

Other expenses were $130 million in 2017 compared to $118 million in 2016, an increase of $12 million (10%). The increase in other expenses in 2017 compared to 2016 primarily reflects growth in the business and an increase in the number of sales personnel focused on new initiatives and increased market share within existing financial institutions and retail marketing organizations.

Statutory Annuity Premiums

GALIC’s annuity operations generated statutory premiums of $5.41 billion in 2018, $4.34 billion in 2017 and $4.44 billion in 2016, an increase of $1.07 billion (25%) in 2018 compared to 2017 and a decrease of $94 million (2%) in 2017 compared to 2016. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Year ended December 31,			% Change
	2018	2017	2016	2018 - 2017	2017 - 2016
Financial institutions single premium annuities — indexed	$1,776	$1,711	$1,950	4%	(12%)
Financial institutions single premium annuities — fixed	492	622	468	(21%)	33%
Retail single premium annuities — indexed	1,418	990	1,056	43%	(6%)
Retail single premium annuities — fixed	87	70	73	24%	(4%)
Broker dealer single premium annuities — indexed	1,271	733	658	73%	11%
Broker dealer single premium annuities — fixed	14	7	9	100%	(22%)
Pension risk transfer	132	6	—	2,100%	—%
Education market — fixed and indexed annuities	192	174	184	10%	(5%)

Total fixed annuity premiums	5,382	4,313	4,398	25%	(2%)
Variable annuities	25	28	37	(11%)	(24%)

Total annuity premiums	$5,407	$4,341	$4,435	25%	(2%)

Management believes the 25% increase in annuity premiums in 2018 compared to 2017 is the result of the introduction of new products, efforts to expand in the retail and broker dealer markets and an improving interest rate environment in 2018.

Management attributes the 2% decrease in annuity premiums in 2017 compared to 2016 to the result of GALIC’s adherence to pricing discipline in a relatively low and decreasing interest rate environment during the year, as well as from aggressive pricing from certain of GALIC’s competitors.

Annuity Unlocking

GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions in the fourth quarter of each year. If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim period. GALIC recorded net unlocking charges related to its annuity business of $31 million and $3 million in 2018 and 2017, respectively, and a net expense reduction of $1 million in 2016, which impacted GALIC’s financial statements as follows (in millions):

	Year ended December 31,
	2018	2017	2016
Policy charges and other income:
Unearned revenue	$(1)	$(3)	$(1)

Total revenues	(1)	(3)	(1)
Annuity benefits:
Fixed-indexed annuities embedded derivative	44	25	17
Sales inducements	—	(6)	(4)
Other reserves	15	16	10

Total annuity benefits	59	35	23
Insurance acquisition expenses, net:
Deferred policy acquisition costs	(29)	(35)	(25)

Total costs and expenses	30	—	(2)

Net expense reduction (charge)	$(31)	$(3)	$1

The net charge of $4 million from unlocking annuity assumptions in the fourth quarter of 2018 reflects the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher actual yields than previously anticipated), more than offset by a slight increase in projected expenses and the unfavorable impact of changes in projected policyholder annuitization and lapse behavior. Reinvestment rate assumptions are based primarily on 7-year and 10-year corporate bond yields. For the fourth quarter 2018 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.68% in 2019, grading up ratably to an ultimate net reinvestment rate of 5.54% in 2025 and beyond.

The net charge of $27 million from unlocking annuity assumptions in the second quarter of 2018 is due primarily to the unfavorable impact of higher projected option costs, partially offset by the favorable impact of an increase in projected net interest spreads on in-force business (due primarily to higher than previously anticipated reinvestment rates). For the second quarter 2018 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.44% in the second half of 2018, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2022 and beyond.

The net charge from unlocking annuity assumptions in 2017 reflects the unfavorable impacts of a decrease in projected net interest spreads on in-force business (due primarily to lower than previously anticipated reinvestment rates), a slight increase in projected expenses (due primarily to an increase in projected trailer commissions) and slightly higher projected option costs in the near term, substantially offset by the favorable impact of changes in projected policyholder annuitization and lapse behavior. For the 2017 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.99% in 2018, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2023 and beyond.

The 2016 net expense reduction reflects the favorable impact of an increase in projected net interest spreads on in-force business, substantially offset by the unfavorable impact of (i) changes in projected policyholder annuitization and lapse behavior, (ii) an increase in the risk premium for the uncertainty in the cash flows component of the discount rates used to value the FIA-related embedded derivative and (iii) a slight decrease in projected stock market growth over the next three years. For the 2016 unlocking, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 4.24% in 2017, grading up ratably to an ultimate net reinvestment rate of 5.55% in 2022 and beyond.

The table below compares the reinvestment rate assumed on assets purchased to directly support “fixed annuity benefits accumulated” in GALIC’s unlockings for the next calendar year to the actual reinvestment rate achieved in that period (both net of investment expenses):

	First
Unlocking	Investment	Reinvestment Rate
Year	Period	Assumed (*)	Achieved
2015	2016	4.05%	4.27%
2016	2017	4.42%	3.95%
2017	2018	4.17%	4.57%
2018	2019	4.86%	n/a

(*)	Assumed reinvestment rates exclude default rates of 0.18% in each period.

Management believes that these results over the last several years demonstrate that GALIC’s investment rate assumptions are reasonable and prudent. During 2018, credit spreads widened resulting in a higher achieved reinvestment rate than assumed in the 2017 unlocking. During 2017, long-term interest rates were lower than anticipated and credit spreads narrowed, resulting in a lower achieved reinvestment rate than assumed in the 2016 unlocking. In addition to the reinvestment rates above, actual default rates in 2018, 2017 and 2016 were lower than the long-term default rates of 0.18% assumed in the unlocking in each of the periods above.

Income Taxes GALIC’s provision for income taxes was $47 million in 2018 compared to $105 million in 2017, a decrease of $58 million (55%). GALIC’s provision for income taxes was $105 million in 2017 compared to $127 million in 2016, a decrease of $22 million (17%). See Note I — “Income Taxes” to the financial statements for an analysis of items affecting GALIC’s effective tax rate.

ACCOUNTING STANDARDS TO BE ADOPTED

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments, which provides a new credit loss model for determining credit-related impairments for financial instruments measured at amortized cost (e.g. mortgage loans or reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses considers historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent increases or decreases in such losses, will be recorded immediately through realized gains (losses) as an allowance that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the balance sheet at the amount expected to be collected. The updated guidance also amends the current other-than-temporary impairment model for available for sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. Subsequent increases or decreases in expected credit losses will be recorded immediately in the income statement through realized gains (losses). GALIC will be required to adopt this guidance effective January 1, 2020. GALIC cannot estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is adopted.

In August 2018, the FASB issued ASU 2018-12, Financial Services – Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts, which changes the assumptions used to measure the liability for future policy benefits for traditional and limited pay contracts (e.g. life, accident and health benefits) from being locked in at inception to being updated at least annually and standardizes the liability discount rate to be used and updated each reporting period, requires the measurement of market risk benefits associated with deposit contracts (e.g. annuities) to be recorded at fair value, simplifies the amortization of deferred policy acquisition costs to a constant level basis over the expected life of the related contracts and requires enhanced disclosures. GALIC will be required to adopt this guidance effective January 1, 2022. GALIC cannot estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is adopted.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

Fixed Maturity Portfolio In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in market interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.

Consistent with the discussion in Management’s Discussion and Analysis — “Investments,” the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	2018		2017
Fair value of fixed maturity portfolio	$34,187		$31,339
Pretax impact on fair value of fixed maturity portfolio	$(1,538)		$(1,567)
Percentage impact on fair value of 100 bps increase in interest rates	(4.5%	)	(5.0%	)

Annuity Contracts Substantially all of GALIC’s fixed rate annuity contracts permit GALIC to change crediting rates (subject to minimum interest rate guarantees as determined by applicable law) enabling management to react to changes in market interest rates. In 2003, GALIC began issuing products with guaranteed minimum interest rates (“GMIRs”) of less than 2%; almost all new business since late 2010 has been issued at a 1% GMIR. At December 31, 2018, GALIC could reduce the average crediting rate on approximately $28 billion of traditional fixed and fixed-indexed annuities without guaranteed withdrawal benefits by approximately 119 basis points (on a weighted average basis).

The interest credited rate as a percent of fixed annuity benefits accumulated on GALIC’s in-force block of fixed annuities was 2.03% for the year ended December 31, 2018. Management estimates that the interest credited rate on this in-force business will range from 2.10% to 2.20% over the next five years. This rate reflects actuarial assumptions as to (i) expected investment spreads, (ii) deaths, (iii) annuitizations, (iv) surrenders and other withdrawals and (v) renewal premiums. Actual experience and changes in actuarial assumptions may result in different effective crediting rates than those above.

Actuarial assumptions used to estimate DPAC and certain annuity liabilities, as well as GALIC’s ability to maintain spread, could be impacted if a low interest rate environment continues for an extended period, or if increases in interest rates cause policyholder behavior to differ significantly from current expectations.

Projected payments (in millions) in each of the subsequent five years and for all years thereafter on GALIC’s fixed annuity liabilities at December 31 were as follows:

	First	Second	Third	Fourth	Fifth	Thereafter	Total	Fair Value (*)
2018	$3,493	$3,989	$4,609	$4,701	$4,640	$22,156	$43,588	$34,765
2017	2,655	3,071	3,481	4,121	4,343	20,982	38,653	32,461

(*)	Fair value of annuity benefits accumulated excluding life contingent annuities in the payout phase (carrying value of $232 million at December 31, 2018 and $206 million at December 31, 2017).

GALIC’s fixed-indexed (including variable-indexed) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. See Note C — “Fair Value Measurements” and Note F — “Derivatives” to the financial statements for a discussion of these derivatives.

Financial Statements and Supplementary Data

Financial statements of Great American Life Insurance Company and supplementary data are included in this prospectus. The table of contents is set out below.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholder

Great American Life Insurance Company and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2018 and 2017, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Adoption of New Accounting Standard

As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for equity investments, other than those accounted for under the equity method, to measure equity investments at fair value with changes in fair value recognized in net earnings for the year ended December 31, 2018.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due from error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ERNST & YOUNG LLP
We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 23, 2019

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Dollars in Millions, Except Per Share Data)

	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$329	$611
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $34,024 and $30,058)	34,132	31,223
Fixed maturities, trading at fair value	55	116
Equity securities, at fair value	743	593
Investments accounted for using the equity method	817	595
Mortgage loans	783	820
Policy loans	174	184
Real estate and other investments	323	358

Total cash and investments	37,356	34,500
Recoverables from reinsurers	298	312
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $42 and $433)	1,381	943
Accrued investment income	326	291
Equity index call options	184	701
Variable annuity assets (separate accounts)	557	644
Funds held as collateral	103	389
Net deferred tax assets	168	—
Other assets	428	340

Total assets	$40,801	$38,120

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $14 and $137)	$36,616	$33,316
Life, accident and health reserves	635	658
Variable annuity liabilities (separate accounts)	557	644
Liability for funds held as collateral	103	389
Net deferred tax liabilities	—	33
Other liabilities	351	272

Total liabilities	38,262	35,312
Shareholder’s equity:
Common Stock, par value — $12.50 per share: — 1,200,000 shares authorized — 201,000 shares issued and outstanding	3	3
Capital surplus	970	953
Retained earnings	1,488	1,248
Accumulated other comprehensive income, net of tax	31	557

Total shareholder’s equity	2,492	2,761
Noncontrolling interests	47	47

Total equity	2,539	2,808

Total liabilities and equity	$40,801	$38,120

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS

(In Millions)

	Year ended December 31,
	2018	2017	2016
Revenues:
Net investment income	$1,657	$1,478	$1,376
Realized losses on securities (*)	(105)	(13)	(9)
Life, accident and health net earned premiums	24	22	24
Policy charges and other income	115	111	108

Total revenues	1,691	1,598	1,499
Costs and Expenses:
Annuity benefits	998	892	800
Life, accident and health benefits	37	23	29
Insurance acquisition expenses, net	260	172	185
Other expenses	140	130	118

Total costs and expenses	1,435	1,217	1,132

Earnings before income taxes	256	381	367
Provision for income taxes	47	105	127

Net earnings, including noncontrolling interests	209	276	240
Less: Net earnings attributable to noncontrolling interests	2	6	4

Net Earnings Attributable to Shareholder	$207	$270	$236

(*)	Consists of the following:

Realized gains (losses) before impairments	$(91)	$16	$42
Losses on securities with impairment	(14)	(30)	(51)
Non-credit portion recognized in other comprehensive income (loss)	—	1	—

Impairment charges recognized in earnings	(14)	(29)	(51)

Total realized losses on securities	$(105)	$(13)	$(9)

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In Millions)

	Year ended December 31,
	2018	2017	2016
Net earnings, including noncontrolling interests	$209	$276	$240
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(443)	194	76
Reclassification adjustment for realized (gains) losses included in net earnings	5	2	6

Total net unrealized gains (losses) on securities	(438)	196	82
Net unrealized gains (losses) on cash flow hedges	2	(4)	(8)

Other comprehensive income (loss), net of tax	(436)	192	74

Total comprehensive income (loss), net of tax	(227)	468	314
Less: Comprehensive income attributable to noncontrolling interests	2	6	4

Comprehensive income (loss) attributable to shareholder	$(229)	$462	$310

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncon- trolling Interests	Total Equity
Balance at December 31, 2015	201,000	$895	$1,206	$192	$2,293	$55	$2,348
Net earnings	—	—	236	—	236	4	240
Other comprehensive income	—	—	—	74	74	—	74
Capital contributions from parent	—	45	—	—	45	—	45
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	1	—	—	1	(1)	—

Balance at December 31, 2016	201,000	$941	$1,302	$266	$2,509	$58	$2,567
Net earnings	—	—	270	—	270	6	276
Other comprehensive income	—	—	—	192	192	—	192
Impact of the U.S. corporate tax rate change on AOCI	—	—	(99)	99	—	—	—
Capital contributions from parent	—	14	—	—	14	—	14
Dividends	—	—	(225)	—	(225)	—	(225)
Other	—	1	—	—	1	(17)	(16)

Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
Cumulative effect of accounting change	—	—	93	(90)	3	—	3
Net earnings	—	—	207	—	207	2	209
Other comprehensive loss	—	—	—	(436)	(436)	—	(436)
Capital contributions from parent	—	17	—	—	17	—	17
Dividends	—	—	(60)	—	(60)	—	(60)
Other	—	—	—	—	—	(2)	(2)

Balance at December 31, 2018	201,000	$973	$1,488	$31	$2,492	$47	$2,539

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In Millions)

	Year ended December 31,
	2018	2017	2016
Operating Activities:
Net earnings, including noncontrolling interests	$209	$276	$240
Adjustments:
Depreciation and amortization	(67)	(80)	(75)
Annuity benefits	998	892	800
Realized (gains) losses on investing activities	105	13	9
Net (purchases) sales of trading securities	59	3	(2)
Deferred annuity and life policy acquisition costs	(263)	(225)	(229)
Amortization of insurance acquisition costs	215	133	152
Change in:
Recoverables from reinsurers	14	16	12
Accrued investment income	(35)	(29)	(20)
Funds held as collateral	286	(9)	(169)
Other assets	(71)	(25)	(57)
Life, accident and health reserves	(23)	(33)	(14)
Liability for funds held as collateral	(286)	9	169
Other liabilities	11	(106)	(83)
Other operating activities, net	(84)	(39)	(34)

Net cash provided by operating activities	1,068	796	699

Investing Activities:
Purchases of:
Fixed maturities	(7,898)	(7,062)	(6,186)
Equity securities	(326)	(128)	(72)
Mortgage loans	(142)	(130)	(213)
Equity index options	(567)	(432)	(358)
Other investments	(296)	(409)	(320)
Real estate, property and equipment	(15)	(10)	(16)
Proceeds from:
Maturities and redemptions of fixed maturities	3,551	4,247	3,259
Repayments of mortgage loans	155	156	203
Sales of fixed maturities	447	315	528
Sales of equity securities	121	82	96
Exercise of equity index options	786	717	248
Sales of other investments	122	186	171
Sales of real estate, property and equipment	—	27	14
Other investing activities, net	10	8	(41)

Net cash used in investing activities	(4,052)	(2,433)	(2,687)

Financing Activities:
Annuity receipts	5,407	4,341	4,435
Annuity surrenders, benefits and withdrawals	(2,916)	(2,341)	(2,275)
Net transfers from variable annuity assets	47	54	42
Advances from Federal Home Loan Bank	225	—	150
Repayments to Federal Home Loan Bank	—	(64)	—
Capital contributions from parent	—	—	15
Cash dividends paid	(60)	(225)	(140)
Other financing activities, net	(1)	(16)	(2)

Net cash provided by financing activities	2,702	1,749	2,225

Net Change in Cash and Cash Equivalents	(282)	112	237
Cash and cash equivalents at beginning of period	611	499	262

Cash and cash equivalents at end of period	$329	$611	$499

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	Accounting Policies

Basis of Presentation The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). GALIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).

Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2018, and prior to April 23, 2019, have been evaluated for potential recognition or disclosure herein.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

Fair Value Measurements Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any significant nonrecurring fair value measurements of nonfinancial assets and liabilities in 2018 or 2017.

Investments On January 1, 2018, GALIC adopted Accounting Standards Update (“ASU”) 2016-01, which requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At December 31, 2017, GALIC had $593 million in equity securities classified as “available for sale” under the prior guidance with holding gains and losses included in accumulated other comprehensive income (“AOCI”) instead of net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI was reclassified to retained earnings as the cumulative effect of an accounting change. The cumulative effect of the accounting change also includes the net unrealized gain on GALIC’s small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under the new guidance ($3 million net of tax at the date of adoption).

Holding gains and losses on equity securities carried at fair value under ASU 2016-01 are generally recorded in realized gains (losses) on securities. However, GALIC records holding gains and losses on a small portfolio of limited partnerships and similar investments carried at fair value under the new guidance as “fair value through net investment income” in net investment income.

Under the new guidance, GALIC recorded holding losses of $97 million on equity securities in net earnings during 2018 on securities that were still owned at December 31, 2018. Under the prior guidance, these holding losses would have been recorded in AOCI (with the exception of any impairment charge that may have been recorded). Because almost all of the equity securities impacted by the new guidance were carried at fair value through AOCI under the prior guidance, the adoption of the new guidance did not have a material impact on GALIC’s financial position.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Fixed maturity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in AOCI in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

Limited partnerships and similar investments are generally accounted for using the equity method of accounting. Under the equity method, GALIC records its share of the earnings or losses of the investee based on when they are reported by the investee in its financial statements rather than in the period in which the investee declares a dividend. GALIC’s share of the earnings or losses from equity method investments is generally recorded on a quarter lag due to the timing of the receipt of the investee’s financial statements. GALIC’s equity in the earnings (losses) of limited partnerships and similar investments is included in net investment income.

Gains or losses on fixed maturity securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the statement of earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only and principal-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.

To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.

Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. Any hedge ineffectiveness is immediately recorded in current period earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.

Funds Held as Collateral GALIC receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.

Reinsurance Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding

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company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

Deferred Policy Acquisition Costs (“DPAC”) Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Annuity Benefits Accumulated Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue. For traditional fixed annuities, the liability for annuity benefits accumulated represents the account value that has accrued to the benefit of the policyholder as of the balance sheet date. For fixed-indexed annuities, the liability for annuity benefits accumulated includes an embedded derivative that represents the estimated fair value of the index participation with the remaining component representing the discounted value of the guaranteed minimum contract benefits.

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.

Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.

Unearned Revenue Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.

Life, Accident and Health Reserves Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields,

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mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.

Variable Annuity Assets and Liabilities Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.

GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.

Premium Recognition For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

Noncontrolling Interests For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.

Income Taxes GALIC and its subsidiaries have an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date. This includes the impact on deferred tax assets or liabilities established through AOCI, which results in an amount equal to the difference between the deferred tax at the historical corporate rate and the newly enacted rate stranded in AOCI. As permitted under guidance adopted effective December 31, 2017 (ASU 2018-02), GALIC reclassified the $99 million

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stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings at December 31, 2017. See Note I — “Income Taxes” for further information.

Benefit Plans GALIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

Revenue Recognition Guidance Effective in 2018 On January 1, 2018, GALIC adopted ASU 2014-09, which provides guidance on recognizing revenue when (or as) performance obligations under the contract are satisfied. The new guidance also updates the accounting for certain costs associated with obtaining and fulfilling contracts with customers and requires certain new disclosures. Because revenue recognition for insurance contracts and financial instruments (GALIC’s primary sources of revenue) were excluded from the scope of the new guidance, the adoption of ASU 2014-09 did not have a material impact on GALIC’s results of operations or financial position.

Lease Accounting Guidance Effective in 2019 In February 2016, the FASB issued ASU 2016-02, which requires entities that lease assets for terms longer than one year to recognize assets and liabilities for the rights and obligations created by those leases on the balance sheet based on the present value of contractual cash flows. Qualitative and quantitative disclosures of the amount, timing and uncertainty of cash flows arising from leases will also be required. GALIC will adopt the updated guidance effective January 1, 2019. Management evaluated the impact of this guidance as of December 31, 2018 and does not expect it to have a material effect on the Company’s results of operations or financial position.

B.	Segments of Operations

GALIC manages its business as two segments: (i) Annuity and (ii) Run-off life. GALIC’s annuity business markets traditional fixed, fixed-indexed and variable-indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.

The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	December 31,
	2018	2017	2016
Assets
Annuity	$40,115	$37,392	$33,607
Run-off life	686	728	755

Total assets	$40,801	$38,120	$34,362

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	Year ended December 31,
	2018	2017	2016
Revenues
Annuity:
Net investment income	$1,638	$1,458	$1,355
Other income	108	106	104

Total annuity	1,746	1,564	1,459
Run-off life	50	47	49

Total revenues before realized gains (losses)	1,796	1,611	1,508
Realized losses on securities	(105)	(13)	(9)

Total revenues	$1,691	$1,598	$1,499

Earnings Before Income Taxes
Annuity	$363	$385	$371
Run-off life	(2)	9	5

Total earnings before realized gains (losses) and income taxes	361	394	376
Realized gains (losses) on securities	(105)	(13)	(9)

Total earnings before income taxes	$256	$381	$367

C.	Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, corporate and municipal fixed maturity securities, asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), non-affiliated common stocks and equity index options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available at the valuation date. GALIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

AFG’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company’s internal investment professionals are a group of approximately 25 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar

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with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2018
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$6	$25	$8	$39
States, municipalities and political subdivisions	—	4,238	59	4,297
Foreign government	—	13	—	13
Residential MBS	—	1,787	161	1,948
Commercial MBS	—	788	48	836
Asset-backed securities	—	6,925	628	7,553
Corporate and other	14	17,713	1,719	19,446

Total AFS fixed maturities	20	31,489	2,623	34,132
Trading fixed maturities	—	55	—	55
Equity securities	493	38	212	743
Equity index call options	—	184	—	184
Variable annuity assets (separate accounts) (*)	—	557	—	557
Other assets — derivatives	—	16	—	16

Total assets accounted for at fair value	$513	$32,339	$2,835	$35,687

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,720	$2,720
Other liabilities — derivatives	—	49	—	49

Total liabilities accounted for at fair value	$—	$49	$2,720	$2,769

December 31, 2017
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$8	$30	$8	$46
States, municipalities and political subdivisions	—	4,253	72	4,325
Foreign government	—	13	—	13
Residential MBS	—	2,198	99	2,297
Commercial MBS	—	834	34	868
Asset-backed securities	—	5,697	540	6,237
Corporate and other	16	16,480	941	17,437

Total AFS fixed maturities	24	29,505	1,694	31,223
Trading fixed maturities	—	116	—	116
Equity securities	450	38	105	593
Equity index call options	—	701	—	701
Variable annuity assets (separate accounts) (*)	—	644	—	644
Other assets — derivatives	—	—	—	—

Total assets accounted for at fair value	$474	$31,004	$1,799	$33,277

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$2,542	$2,542
Other liabilities — derivatives	—	35	—	35

Total liabilities accounted for at fair value	$—	$35	$2,542	$2,577

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

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The transfers between Level 1 and Level 2 for the years ended December 31, 2018, 2017 and 2016 are reflected in the table below at fair value as of the end of the reporting period (dollars in millions):

	Level 2 To Level 1 Transfers						Level 1 To Level 2 Transfers
	# of Transfers			Fair Value			# of Transfers			Fair Value
	2018	2017	2016	2018	2017	2016	2018	2017	2016	2018	2017	2016
Perpetual preferred stocks	—	1	—	$—	$1	$—	—	1	1	$—	$1	$1
Common stocks	—	—	2	—	—	—	—	—	2	—	—	—

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in observable trade activity.

Approximately 8% of the total assets carried at fair value on December 31, 2018 were Level 3 assets. Approximately 71% ($2.00 billion) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by GALIC.

Internally developed Level 3 asset fair values represent approximately $794 million at December 31, 2018. Of this amount, approximately $440 million relates to fixed maturity securities that were priced using management’s best estimate of an appropriate credit spread over the treasury yield (of a similar duration) to discount future expected cash flows using a third party model. The credit spread applied by management is the significant unobservable input. For this group of approximately 100 securities, the average spread used was 584 basis points over the reference treasury yield and the spreads ranged from 131 basis points to 2,966 basis points (approximately 80% of the spreads were between 400 and 700 basis points). Had management used higher spreads, the fair value of this group of securities would have been lower. Conversely, if the spreads used were lower, the fair values would have been higher. For the remainder of the internally developed prices, any justifiable changes in unobservable inputs used to determine fair value would not have resulted in a material change in GALIC’s financial position.

The derivatives embedded in GALIC’s fixed-indexed and variable-indexed annuity liabilities are measured using a discounted cash flow approach and had a fair value of $2.72 billion at December 31, 2018. The following table presents information about the unobservable inputs used by management in determining fair value of these Level 3 liabilities. See Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for credit risk	0.6% – 2.1% over the risk free rate
Risk margin for uncertainty in cash flows	0.73% reduction in the discount rate
Surrenders	3% – 23% of indexed account value
Partial surrenders	2% – 9% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	1.5% – 9.5% of indexed account value
Budgeted option costs	2.6% – 3.6% of indexed account value

The range of adjustments for credit risk is based on the Moody’s corporate A2 bond index and reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed and variable-indexed annuity products with an expected range of 7% to 11% in the majority of future calendar years (3% to 23% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed and variable-indexed annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

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Changes in balances of Level 3 financial assets and liabilities carried at fair value during 2018, 2017 and 2016 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs and $20 million of equity securities transferred into Level 3 in the first quarter of 2018 related to a small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under new guidance adopted on January 1, 2018, as discussed in Note A — “Accounting Policies — Investments.” All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2017	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2018
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	72	—	(3)	—	(2)	—	(8)	59
Residential MBS	99	(5)	(4)	—	(18)	106	(17)	161
Commercial MBS	34	—	—	14	—	—	—	48
Asset-backed securities	540	(2)	(10)	316	(182)	71	(105)	628
Corporate and other	941	(9)	(18)	986	(148)	26	(59)	1,719

Total AFS fixed maturities	1,694	(16)	(35)	1,316	(350)	203	(189)	2,623
Equity securities	105	(4)	—	106	(4)	20	(11)	212

Total Level 3 assets	$1,799	$(20)	$(35)	$1,422	$(354)	$223	$(200)	$2,835

Embedded derivatives (*)	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

Total Level 3 liabilities	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $44 million in 2018.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2016	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2017
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	75	—	1	—	(2)	—	(2)	72
Residential MBS	148	(3)	1	1	(26)	32	(54)	99
Commercial MBS	25	2	—	13	(10)	4	—	34
Asset-backed securities	359	—	1	295	(95)	154	(174)	540
Corporate and other	652	(5)	3	440	(120)	29	(58)	941

Total AFS fixed maturities	1,267	(6)	6	749	(253)	219	(288)	1,694
Equity securities	110	(14)	7	25	(10)	—	(13)	105

Total Level 3 assets	$1,377	$(20)	$13	$774	$(263)	$219	$(301)	$1,799

Embedded derivatives (*)	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

Total Level 3 liabilities	$(1,759)	$(589)	$—	$(300)	$106	$—	$—	$(2,542)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $25 million in 2017.

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		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2015	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2016
AFS fixed maturities:
U.S. government agency	$15	$(7)	$—	$—	$—	$—	$—	$8
State and municipal	32	—	(3)	47	(1)	—	—	75
Residential MBS	184	(3)	(2)	6	(26)	29	(40)	148
Commercial MBS	36	(1)	—	—	(6)	—	(4)	25
Asset-backed securities	333	(1)	1	30	(20)	49	(33)	359
Corporate and other	580	(1)	(9)	134	(58)	22	(16)	652

Total AFS fixed maturities	1,180	(13)	(13)	217	(111)	100	(93)	1,267
Equity securities	83	(6)	23	28	(15)	9	(12)	110

Total Level 3 assets	$1,263	$(19)	$10	$245	$(126)	$109	$(105)	$1,377

Embedded derivatives (*)	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)

Total Level 3 liabilities	$(1,369)	$(211)	$—	$(277)	$98	$—	$—	$(1,759)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects losses related to the unlocking of actuarial assumptions of $17 million in 2016.

Fair Value of Financial Instruments   The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying Value	Fair Value
		Total	Level 1	Level 2	Level 3
December 31, 2018
Financial assets:
Cash and cash equivalents	$329	$329	$329	$—	$—
Mortgage loans	783	772	—	—	772
Policy loans	174	174	—	—	174

Total financial assets not accounted for at fair value	$1,286	$1,275	$329	$—	$946

Financial liabilities:
Annuity benefits accumulated (*)	$36,384	$34,765	$—	$—	$34,765

Total financial liabilities not accounted for at fair value	$36,384	$34,765	$—	$—	$34,765

December 31, 2017
Financial assets:
Cash and cash equivalents	$611	$611	$611	$—	$—
Mortgage loans	820	814	—	—	814
Policy loans	184	184	—	—	184

Total financial assets not accounted for at fair value	$1,615	$1,609	$611	$—	$998

Financial liabilities:
Annuity benefits accumulated (*)	$33,110	$32,461	$—	$—	$32,461

Total financial liabilities not accounted for at fair value	$33,110	$32,461	$—	$—	$32,461

(*)	Excludes $232 million and $206 million of life contingent annuities in the payout phase at December 31, 2018 and 2017, respectively.

The carrying amount of cash and cash equivalents approximates fair value. Fair values for mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

D.	Balance Sheet Impact of Net Unrealized Gains on Securities

In addition to adjusting fixed maturity securities and equity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains (losses) on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
December 31, 2018
Fixed maturities	$34,024	$108	$34,132
Deferred policy acquisition costs	1,423	(42)	1,381
Annuity benefits accumulated	(36,602)	(14)	(36,616)
Unearned revenue (included in other liabilities)	(29)	1	(28)

Net unrealized gain, pretax		53
Deferred tax on unrealized gain		(11)

Net unrealized gain, after tax (included in AOCI)		$42

December 31, 2017
Fixed maturities	$30,058	$1,165	$31,223
Equity securities (*)	479	114	593
Deferred policy acquisition costs	1,376	(433)	943
Annuity benefits accumulated	(33,179)	(137)	(33,316)
Unearned revenue (included in other liabilities)	(33)	13	(20)

Net unrealized gain, pretax		722
Deferred tax on unrealized gain		(152)

Net unrealized gain, after tax (included in AOCI)		$570

(*)

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

E.	Investments

Available for sale fixed maturities at December 31 consisted of the following (in millions):

	2018					2017
	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value	Amortized Cost	Gross Unrealized		Net Unrealized	Fair Value
		Gains	Losses				Gains	Losses
Fixed maturities:
U.S. Government and government agencies	$41	$1	$(3)	$(2)	$39	$48	$1	$(3)	$(2)	$46
States, municipalities and political subdivisions	4,195	130	(28)	102	4,297	4,147	190	(12)	178	4,325
Foreign government	11	2	—	2	13	11	2	—	2	13
Residential MBS	1,749	203	(4)	199	1,948	2,040	259	(2)	257	2,297
Commercial MBS	822	16	(2)	14	836	835	33	—	33	868
Asset-backed securities	7,507	122	(76)	46	7,553	6,120	130	(13)	117	6,237
Corporate and other	19,699	158	(411)	(253)	19,446	16,857	614	(34)	580	17,437

Total fixed maturities	$34,024	$632	$(524)	$108	$34,132	$30,058	$1,229	$(64)	$1,165	$31,223

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2018 and December 31, 2017, respectively, were $112 million and $127 million. Gross unrealized gains on such securities at December 31, 2018 and December 31, 2017 were $89 million and $103 million, respectively. Gross unrealized losses on such securities at December 31, 2018 and December 31, 2017 were $5 million and $4 million, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate primarily to residential MBS.

As discussed in Note A — “Accounting Policies — Investments,” GALIC implemented new accounting guidance effective on January 1, 2018, which required all equity securities previously classified as “available for sale” to be reported at fair value, with holding gains and losses recognized in net earnings. Equity securities reported at fair value consisted of the following at December 31, 2018 (in millions):

	Actual Cost	Fair Value	Fair Value over (under) Cost
Common stocks	$562	$518	$(44)
Perpetual preferred stocks	236	225	(11)

Total equity securities carried at fair value	$798	$743	$(55)

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More
	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
December 31, 2018
Fixed maturities:
U.S. Government and government agencies	$—	$1	100%	$(3)	$11	79%
States, municipalities and political subdivisions	(12)	773	98%	(16)	471	97%
Residential MBS	(3)	203	99%	(1)	32	97%
Commercial MBS	(1)	117	99%	(1)	30	97%
Asset-backed securities	(60)	4,038	99%	(16)	440	96%
Corporate and other	(294)	9,616	97%	(117)	1,761	94%

Total fixed maturities	$(370)	$14,748	98%	$(154)	$2,745	95%

December 31, 2017
Fixed maturities:
U.S. Government and government agencies	$—	$4	100%	$(3)	$10	77%
States, municipalities and political subdivisions	(4)	396	99%	(8)	273	97%
Residential MBS	—	29	100%	(2)	33	94%
Commercial MBS	—	65	100%	—	—	—%
Asset-backed securities	(6)	876	99%	(7)	217	97%
Corporate and other	(18)	1,745	99%	(16)	524	97%

Total fixed maturities	$(28)	$3,115	99%	$(36)	$1,057	97%

Equity securities:
Common stocks	$(10)	$58	85%	$—	$—	—%
Perpetual preferred stocks	—	53	100%	—	10	100%

Total equity securities	$(10)	$111	92%	$—	$10	100%

At December 31, 2018, the gross unrealized losses on fixed maturities of $524 million relate to 1,758 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 91% of the gross unrealized loss and 96% of the fair value.

The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

GALIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. During 2018, GALIC recorded other-than-temporary impairment charges related to its residential MBS of $5 million.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

In 2018, GALIC recorded approximately $16 million in other-than-temporary impairment charges related to fixed maturities other than residential MBS, including $11 million related to aircraft financing. Other-than-temporary impairment charges on fixed maturities other than residential MBS were $13 million in 2017 and $24 million in 2016. In addition, GALIC recorded $2 million in other-than-temporary impairment charges in 2017 on investments that are included in other investments on the balance sheet.

Management believes GALIC will recover its cost basis in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2018.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities previously classified as “available for sale” are required to be carried at fair value through net earnings instead of accumulated other comprehensive income and therefore are no longer be evaluated for other-than-temporary impairment. In 2017 and 2016, GALIC recorded other-than-temporary impairment charges on equity securities classified as available for sale of $27 million and $41 million, respectively.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in millions):

	2018	2017	2016
Balance at January 1	$99	$104	$110
Additional credit impairments on:
Previously impaired securities	—	1	1
Securities without prior impairments	1	2	—
Reductions due to sales or redemptions	(3)	(8)	(7)

Balance at December 31	$97	$99	$104

The table below sets forth the scheduled maturities of available for sale fixed maturities (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	December 31, 2018
	Amortized Cost	Fair Value
		Amount	%
Maturity
One year or less	$868	$875	3%
After one year through five years	6,055	6,099	18%
After five years through ten years	13,246	13,057	38%
After ten years	3,777	3,764	11%

	23,946	23,795	70%
ABS (average life of approximately 5 years)	7,507	7,553	22%
MBS (average life of approximately 4.5 years)	2,571	2,784	8%

Total	$34,024	$34,132	100%

Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of shareholder’s equity at December 31, 2018 or 2017.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Net Investment Income The following table shows (in millions) investment income earned and investment expenses incurred:

	2018	2017	2016
Investment income:
Fixed maturities	$1,450	$1,342	$1,248
Equity securities:
Dividends	30	21	24
Change in fair value (*)	13	—	—
Equity in earnings of partnerships and similar investments	96	37	22
Mortgage loans	45	46	47
Policy loans	10	11	11
Real estate and other	26	31	34

Gross investment income	1,670	1,488	1,386
Investment expenses	(13)	(10)	(10)

Net investment income	$1,657	$1,478	$1,376

(*)

As discussed in Note A — “Accounting Policies — Investments,” GALIC adopted guidance in January 2018 that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. Although the change in the fair value of the majority of GALIC’s equity securities is recorded in realized gains (losses) on securities, GALIC records holding gains and losses in net investment income on equity securities classified as “trading” under the previous guidance and on a small portfolio of limited partnership and similar investments that do not qualify for the equity method of accounting.

GALIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses, which included investment management fees charged by this subsidiary, were $7 million for the year ended December 31, 2018 and $5 million for both the years ended December 31, 2017 and 2016.

Realized gains (losses) and changes in unrealized appreciation (depreciation) included in AOCI related to fixed maturity and equity security investments are summarized as follows (in millions):

	2018				2017
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$5	$(21)	$(16)	$(1,057)	$15	$(14)	$1	$455
Equity securities	(107)	—	(107)	—	12	(27)	(15)	66
Mortgage loans and other investments	—	—	—	—	(8)	(2)	(10)	—
Other (*)	11	7	18	502	(3)	14	11	(219)

Total pretax	(91)	(14)	(105)	(555)	16	(29)	(13)	302
Tax effects:
Reclassify impact of U.S. corporate tax rate change	—	—	—	—	—	—	—	101
Other	19	3	22	117	(6)	10	4	(106)

Total tax effects	19	3	22	117	(6)	10	4	(5)

Net of tax	$(72)	$(11)	$(83)	$(438)	$10	$(19)	$(9)	$297

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

	2016
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$32	$(25)	$7	$127
Equity securities	17	(41)	(24)	51
Mortgage loans and other investments	—	—	—	—
Other (*)	(7)	15	8	(52)

Total pretax	42	(51)	(9)	126
Tax effects	(15)	18	3	(44)

Net of tax	$27	$(33)	$(6)	$82

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.

As discussed in Note A — “Accounting Policies — Investments,” effective January 1, 2018, all equity securities other than those accounted for under the equity method are carried at fair value through net earnings. GALIC recorded net holding gains (losses) on equity securities during 2018 on securities that were still owned at December 31, 2018 as follows (in millions):

2018

Included in realized gains (losses)	$(110)
Included in net investment income	13

$(97)

Gross realized gains and losses (excluding impairment write-downs and mark-to-market of derivatives) on available for sale fixed maturity investment transactions consisted of the following (in millions):

	2018	2017	2016
Fixed maturities:
Gross gains	$17	$37	$45
Gross losses	(12)	(19)	(6)

During 2017 and 2016, GALIC recorded gross gains of $23 million and $19 million and gross losses of $11 million and $2 million, respectively, on available for sale equity securities.

F.	Derivatives

As discussed under “Derivatives” in Note A — “Accounting Policies,” GALIC uses derivatives in certain areas of its operations.

Derivatives That Do Not Qualify for Hedge Accounting The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		December 31, 2018		December 31, 2017
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability
MBS with embedded derivatives	Fixed maturities	$84	$—	$80	$—
Public company warrants	Equity securities	—	—	4	—
Fixed-indexed and variable-indexed annuities (embedded derivative)	Annuity benefits accumulated	—	2,720	—	2,542
Equity index call options	Equity index call options	184	—	701	—
Equity index put options	Other liabilities	—	1	—	—
Reinsurance contract (embedded derivative)	Other liabilities	—	2	—	4

		$268	$2,723	$785	$2,546

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

The MBS with embedded derivatives consist of primarily interest-only and principal-only MBS. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.

Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.

GALIC’s fixed-indexed and variable-indexed annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($103 million at December 31, 2018 and $389 million at December 31, 2017) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the change in the fair value of the call and put options will generally offset the economic change in the liabilities from the index participation. Both the index-based component of the annuities and the related call and put options are considered derivatives. Fluctuations in interest rates and the stock market, among other factors, can cause volatility in the periodic measurement of fair value of the embedded derivative that management believes can be inconsistent with the long-term economics of these products.

As discussed under “Reinsurance” in Note A, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

The following table summarizes the gains (losses) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting (in millions):

Derivative	Statement of Earnings Line	2018	2017	2016
MBS with embedded derivatives	Realized losses on securities	$(4)	$(3)	$(7)
Public company warrants	Realized losses on securities	(3)	—	—
Fixed-indexed and variable-indexed annuities (embedded derivative) (*)	Annuity benefits	204	(589)	(211)
Equity index call options	Annuity benefits	(298)	494	141
Equity index put options	Annuity benefits	(1)	—	—
Reinsurance contract (embedded derivative)	Net investment income	2	(2)	(1)

		$(100)	$(100)	$(78)

(*)	The change in fair value of the embedded derivative includes losses related to unlocking of actuarial assumptions of $44 million in 2018, $25 million in 2017 and $17 million in 2016.

Derivatives Designated and Qualifying as Cash Flow Hedges As of December 31, 2018, GALIC has entered into sixteen interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.

Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between August 2019 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps increased to $2.35 billion at December 31, 2018 compared to $1.58 billion at December 31, 2017, reflecting six new swaps with an aggregate notional amount at issuance of $911 million entered into in 2018, partially offset by the scheduled amortization discussed above. The fair value of the effective portion of the interest rate swaps in an asset position and included in other assets was $16 million at December 31, 2018 and less than $1 million at December 31, 2017. The fair value of the effective portion of interest rate swaps in a liability position and included in other liabilities was $46 million at December 31, 2018 and $31 million at December 31, 2017. The net unrealized gain or loss on cash flow hedges is included in

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were losses of $3 million in 2018 compared to income of $6 million in 2017 and $7 million in 2016. There was no ineffectiveness recorded in net earnings during these periods. A collateral receivable supporting these swaps of $135 million at December 31, 2018 and $70 million at December 31, 2017 is included in other assets in GALIC’s Balance Sheet.

G.	Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2015	$1,014	$119	$55	$1,188	$(234)	$954
Additions	229	9	—	238	—	238
Amortization:
Periodic amortization	(168)	(24)	(9)	(201)	—	(201)
Annuity unlocking	25	4	—	29	—	29
Included in realized gains	6	2	—	8	—	8
Change in unrealized	—	—	—	—	(31)	(31)

Balance at December 31, 2016	1,106	110	46	1,262	(265)	997
Additions	225	4	—	229	—	229
Amortization:
Periodic amortization	(160)	(19)	(8)	(187)	—	(187)
Annuity unlocking	34	6	1	41	—	41
Included in realized gains	9	1	—	10	—	10
Other	—	—	10	10	—	10
Change in unrealized	—	—	—	—	(157)	(157)

Balance at December 31, 2017	1,214	102	49	1,365	(422)	943
Additions	263	2	—	265	—	265
Amortization:
Periodic amortization	(237)	(19)	(7)	(263)	—	(263)
Annuity unlocking	29	—	—	29	—	29
Included in realized gains	14	1	—	15	—	15
Change in unrealized	—	—	—	—	392	392

Balance at December 31, 2018	1,283	86	42	1,411	(30)	1,381

(*)	Adjustments to DPAC related to net unrealized gains/losses on securities and cash flow hedges.

The present value of future profits (“PVFP”) amounts in the table above are net of $148 million and $141 million of accumulated amortization at December 31, 2018 and 2017, respectively. During each of the next five years, the PVFP is expected to decrease at a rate of approximately one-eighth of the balance at the beginning of each respective year.

H.	Shareholder’s Equity

Capital Contributions from Parent In addition to receiving a $15 million cash capital contribution from GAFRI in 2016, which is presented in the statement of cash flows, GALIC received non-cash capital contributions from GAFRI totaling $17 million in 2018, $14 million in 2017 and $30 million in 2016. The non-cash capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”) Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (c)	AOCI Ending Balance
Year ended December 31, 2018
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(561)	$118	$(443)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		6	(1)	5

Total net unrealized gains (losses) on securities (b)	$570	(555)	117	(438)	$(90)	$42
Net unrealized gains (losses) on cash flow hedges	(13)	2	—	2	—	(11)

Total	$557	$(553)	$117	$(436)	$(90)	$31

Year ended December 31, 2017
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$299	$(105)	$194
Reclassification adjustment for realized (gains) losses included in net earnings (a)		3	(1)	2

Total net unrealized gains on securities (b)	$273	302	(106)	196	$101	$570
Net unrealized losses on cash flow hedges	(7)	(6)	2	(4)	(2)	(13)

Total	$266	$296	$(104)	$192	$99	$557

Year ended December 31, 2016
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$117	$(41)	$76
Reclassification adjustment for realized (gains) losses included in net earnings (a)		9	(3)	6

Total net unrealized gains on securities (b)	$191	126	(44)	82	$—	$273
Net unrealized gains (losses) on cash flow hedges	1	(12)	4	(8)	—	(7)

Total	$192	$114	$(40)	$74	$—	$266

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized gains (losses) on securities
Tax	Provision for income taxes

(b)

Includes net unrealized gains of $33 million, $42 million and $34 million at December 31, 2018, 2017 and 2016, respectively, related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

(c)

On January 1, 2018, GALIC adopted new guidance that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities classified as available for sale (with unrealized holding gains and losses reported in AOCI) under the prior guidance was reclassified from AOCI to retained earnings as the cumulative effect of an accounting change. Other also includes the December 2017 reclassification of $99 million stranded in AOCI from accounting for the Tax Cuts and Jobs Act of 2017 to retained earnings (see Note A — “Accounting Policies — Income Taxes”).

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

I.	Income Taxes

The following is a reconciliation of income taxes at the statutory rate (21% in 2018 and 35% in both 2017 and 2016) to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	2018		2017		2016
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT
Earnings before income taxes (“EBT”)	$256		$381		$367

Income taxes at statutory rate	$54	21%	$133	35%	$128	35%
Effect of permanent items	(7)	(3%)	(4)	(1%)	(1)	—%
Effect of change in U.S. corporate tax rate	—	—%	(24)	(6%)	—	—%

Provision for income taxes as shown in the statement of earnings	$47	18%	$105	28%	$127	35%

The Tax Cuts and Jobs Act of 2017 (“TCJA”), which was enacted on December 22, 2017, lowered the U.S corporate tax rate to 21% and made other widespread changes to the U.S. tax code effective in 2018. Because the TCJA was enacted in December 2017, GALIC recorded the $24 million decrease in its net deferred tax liability resulting from the changes in the tax code (primarily the lower corporate tax rate applicable to 2018 and future years) in the fourth quarter of 2017.

At the time it was enacted, the TCJA was subject to further clarification and interpretation by the U.S. Treasury Department and the Internal Revenue Service. The resulting transitional deferred tax liability (taxes payable over eight years under the TCJA) was recorded at December 31, 2017 using reasonable estimates based on available information and was considered provisional in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 118 (“SAB 118”). Because the established transition liability was completely offset by an increase in related deferred tax assets, the adjustment to the final amount when the factors were published in 2018 did not impact GALIC’s effective tax rate. In accordance with SAB 118, the transitional deferred tax liability (and offsetting adjustment to the related deferred tax assets) and all other changes in deferred taxes resulting from clarification and interpretation of the TCJA were recorded in 2018 in the period in which the guidance was published and did not have a material impact on GALIC’s effective tax rate. As a result, GALIC’s implementation of the TCJA is complete as of December 31, 2018.

GALIC’s 2012 — 2018 tax years remain subject to examination by the IRS.

GALIC did not have any earnings or losses subject to tax in a foreign jurisdiction for the years ended December 31, 2018, 2017 and 2016.

The total income tax provision (credit) consists of (in millions):

	2018	2017	2016
Current taxes:
Federal	$130	$183	$185
State	3	3	4
Deferred taxes:
Federal	(86)	(57)	(62)
Impact of change in U.S. corporate tax rate	—	(24)	—

Provision for income taxes	$47	$105	$127

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in the GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2018			2017
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserves	$521	$3	$524	$447	$29	$476
Other, net	8	—	8	15	(3)	12

Total deferred tax assets	529	3	532	462	26	488
Deferred tax liabilities:
Investment securities	(23)	(22)	(45)	(9)	(269)	(278)
Deferred policy acquisition costs	(248)	8	(240)	(243)	91	(152)
Insurance claims and reserves transition liability	(79)	—	(79)	(91)	—	(91)

Total deferred tax liabilities	(350)	(14)	(364)	(343)	(178)	(521)

Net deferred tax asset (liability)	$179	$(11)	$168	$119	$(152)	$(33)

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2018 and 2017.

GALIC did not have a liability for uncertain tax positions during 2018, 2017 or 2016.

Cash payments for income taxes, net of refunds, were $106 million, $217 million and $236 million for 2018, 2017 and 2016, respectively.

J.	Contingencies

GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.

K.	Insurance

Securities owned by GALIC, having a carrying value of approximately $26 million at December 31, 2018, were on deposit as required by regulatory authorities.

FHLB Funding Agreements GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $47 million investment in FHLB capital stock at December 31, 2018 is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market. In the fourth quarter of 2018, GALIC refinanced the terms on a $40 million advance to extend the maturity and the FHLB advanced GALIC $225 million, increasing the total amount advanced to $1.10 billion (included in annuity benefits accumulated) at December 31, 2018. In 2017, GALIC refinanced the terms on advances totaling $831 million, which lowered the weighted average spread over LIBOR. Interest rates under the various funding agreements on the advances range from 0.15% to 0.24% over LIBOR (average rate of 2.68% at December 31, 2018). While these advances must be repaid between 2019 and 2021 ($445 million in 2019, $40 million in 2020 and $611 million in 2021), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.28 billion (included in available for sale fixed maturity securities) at

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

December 31, 2018. Interest credited on the funding agreements, which is included in annuity benefits, was $20 million in 2018, $14 million in 2017 and $8 million in 2016.

Statutory Information GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2018	2017	2016	2018	2017
GALIC consolidated life insurance companies	$802	$286	$167	$2,701	$2,132

In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in a $510 million increase in statutory surplus (through an after-tax reserve credit), which is reflected in the life insurance companies capital and surplus in the table above. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2018 and 2017, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2018 or 2017.

GALIC paid dividends to GAFRI totaling $60 million, $225 million and $140 million in 2018, 2017 and 2016, respectively. The maximum amount of dividends that can be paid to shareholders in 2019 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2019 by GALIC without prior approval is $768 million, based on net earnings. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2019 without prior approval is $36 million.

Reinsurance GALIC has reinsured approximately $7.69 billion of its $10.82 billion in face amount of life insurance at December 31, 2018 compared to $8.32 billion of its $12.05 billion in face amount of life insurance at December 31, 2017. Life written premiums ceded were $22 million, $28 million and $31 million for 2018, 2017 and 2016, respectively. Reinsurance recoveries on ceded life policies were $41 million, $38 million and $44 million for 2018, 2017 and 2016, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.

Fixed Annuities For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2018	2017
Expected death and annuitization	$229	$228
Guaranteed withdrawal benefits	472	357
Accrued persistency and premium bonuses	1	3

Variable Annuities At December 31, 2018, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $35 million, compared to $15 million at December 31, 2017. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2018, 2017 and 2016.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

L.	Additional Information

Related Parties Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its parent, GAFRI, based on actual costs incurred. In 2018, 2017 and 2016, GALIC paid GAFRI $43 million, $40 million and $32 million, respectively, for such services.

Operating Leases Total rental expense for leases of office space was $4 million in 2018, 2017 and 2016. GALIC leases space from AFG. GALIC has no contractual obligations for rent but expects to pay similar amounts in future periods to AFG.

Financial Instruments — Unfunded Commitments On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2018, GALIC had commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $634 million.

Benefit Plans GALIC expensed approximately $2 million in 2018, 2017 and 2016 related to the retirement and employee savings plans.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES

SUPPLEMENTARY INSURANCE INFORMATION

THREE YEARS ENDED DECEMBER 31, 2018

(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2018
Annuity	$1,358	$36,616	$—	$1,638	$998	$211	$174
Run-off life	23	635	24	19	37	4	11

Total	$1,381	$37,251	$24	$1,657	$1,035	$215	$185

2017
Annuity	$917	$33,316	$—	$1,458	$892	$129	$158
Run-off life	26	658	22	20	23	4	11

Total	$943	$33,974	$22	$1,478	$915	$133	$169

2016
Annuity	$977	$29,907	$—	$1,355	$800	$147	$141
Run-off life	20	691	24	21	29	5	10

Total	$997	$30,598	$24	$1,376	$829	$152	$151

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$200,000
Estimated Filing Fees	$3,500
Estimated Legal Fees	$200,000
Registration Fees	$30,300

Item 14. Indemnification of Directors and Officers

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article VI of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.

ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

1.1 Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2. Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

2.1 No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

3.1 Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

3.2 Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or selfinsurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination. American Financial Group, Inc. (“AFG”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of AFG and of the companies which are, directly or indirectly, more than 50% owned by AFG, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978, or in the case of companies directly or indirectly 50% owned by AFG, which includes the Registrant, such later date as AFG or its predecessors may be deemed to control the company. The policy contains various exclusions and reporting requirements.

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)

Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.

(3)	Governing Documents

(a)

Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(b)

Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a)	Contracts

(1)

Index Summit 6 Individual Deferred Annuity Contract (Form No. P1825218NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(4)(b)	Tax Endorsements

(1)

Inherited Contract Endorsement (Form No. E1091612NW) (Non-Qualified Plans) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)

Individual Retirement Annuity Endorsement (Form No. E6004010NW) (IRA/SEP IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)

Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) (Roth IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)

Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) (SIMPLE IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)

Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) (Inherited IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(6)

Governmental Section 457 Plan Endorsement (Form No. E6004505NW) (Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(7)

Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(8)

Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (Employer Plan TSA/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(9)

Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(10)

Employer Plan Endorsement (EPLAN Rev. 2/98)-1 (For use with E6004308NW Employer Plan TSA/Roth 403(B), E6004405NW 401(A), Pension or Profit Sharing and E6004505NW Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(4)(c)	Strategy Endorsements

(1)

1-Year Declared Rate Strategy - Crediting Strategy Endorsement - Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1825318NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(2)

S&P 500 1-Year Growth with Cap Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a Participation Rate for Each Term (Form No. E1825418NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(3)

S&P 500 2-Year Growth with Cap Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a Participation Rate for Each Term (Form No. E1825518NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(4)

S&P 500 1-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825618NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(5)

S&P 500 2-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825718NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(6)

iShares MSCI EAFE ETF 1-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825818NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(7)

iShares MSCI EAFE ETF 2-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825918NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(8)

iShares U.S. Real Estate ETF 1-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826018NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(9)

iShares U.S. Real Estate ETF 2-Year Growth with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826118NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(10)

Guaranteed Death Benefit Endorsement (Form No. E1826318NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(4)(d)	Waiver Riders

(1)

Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)

Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)

California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)	Opinion re Legality is filed herewith.

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Materials Contracts

(a)

Services Agreement between Great American Life Insurance Company and Great American Financial Resources, Inc. is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

(21)

Subsidiaries of the Registrant—Information about the subsidiaries of Great American Life Insurance Company is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(23)	Consents

(a)	Consent of legal counsel is included in Opinion re Legality filed herewith as Exhibit 5.

(b)	Consent of independent registered public accounting firm is filed herewith.

(24)	Powers of Attorney are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(25)	Statement of Eligibility of Trustee—Not applicable.

(26)	Invitation for Competitive Bids—Not applicable.

(99)	Additional Exhibits – None.

(101)	Interactive Data File is filed herewith.

(b)	Financial Statements

Report of Independent Registered Public Accounting Firm

Financial Statements:

Consolidated Balance Sheet as of December 31, 2018 and 2017

Consolidated Statement of Earnings for the years ended December 31, 2018, 2017 and 2016

Consolidated Statement of Comprehensive Income for the years ended December 31, 2018, 2017 and 2016

Consolidated Statement of Changes in Equity for the years ended December 31, 2018, 2017 and 2016

Consolidated Statement of Cash Flows for the years ended December 31, 2018, 2017 and 2016

Notes to Consolidated Financial Statements

Supplementary Data:

Supplementary Insurance Information

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

GREAT AMERICAN LIFE INSURANCE COMPANY

Number	Exhibit Description

5	Opinion re Legality

23(a)	Consent of legal counsel is included in Opinion re Legality that is filed as Exhibit 5.

23(b)	Consent of Independent Registered Public Accounting Firm

101

The following financial information from Great American life Insurance Company’s S-1, formatted in XBRL (Extensible Business Reporting Language):

(i) Consolidated Balance Sheet as of December 31, 2018 and 2017

(ii)  Consolidated Statement of Earnings for the years ended December 31, 2018, 2017 and 2016

(iii)  Consolidated Statement of Comprehensive Income and for the years ended December 31, 2018, 2017 and 2016

(iv) Consolidated Statement of Changes in Equity for the years ended December 31, 2018, 2017 and 2016

(v)   Consolidated Statement of Cash Flows for the years ended December 31, 2018, 2017 and 2016

(vi) Notes to Consolidated Financial Statements

(vii) Financial Statement Schedules

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement on Form S-1 for Individual Deferred Annuity Contracts (File No. 333-227067) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on the date indicated.

Great American Life Insurance Company

By:	/s/ Christopher P. Miliano
Christopher P. Miliano
Executive Vice President and Treasurer
Chief Financial Officer
Chief Accounting Officer
Director

Date: April 30, 2019

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form S-1 for Individual Deferred Annuity Contracts (File No. 333-227067) has been signed by the following persons in the capacities and on the date indicated.

	Signature	Capacity	Date

	/s/ Mark F. Muething	President
	Mark F. Muething*	Chief Operating Officer
Director

	/s/ Jeffrey G. Hester	Director
Jeffrey G. Hester*

	/s/ Michael J. Prager	Director
Michael J. Prager*

	/s/ Christopher P. Miliano	Executive Vice President and Treasurer	April 30, 2019
	Christopher P. Miliano	Chief Financial Officer
Chief Accounting Officer
Director

	/s/ John P. Gruber		April 30, 2019
	John P. Gruber	Senior Vice President and Secretary
General Counsel Director

*By:	/s/ John P. Gruber
John P. Gruber as Attorney-in-Fact

Date: April 30, 2019